-------------------------------------------------


                     PREFERRED STOCK SUBSCRIPTION AGREEMENT

                -------------------------------------------------


                                      Among

                             AMERICAN SKIING COMPANY

                                       and

                         OAK HILL CAPITAL PARTNERS, L.P.

                                       and

                   THE OTHER ENTITIES NAMED IN ANNEX A HERETO



                               Dated July 9, 1999

Section  Page
NYDOCS02/467974 9
                                TABLE OF CONTENTS

Section                                                                    Page

                              ARTICLE I DEFINITIONS

1.01.  Certain Defined Terms ..............................................1
1.02.  Other Definitions ..................................................8
1.03.  Terms Generally ....................................................9

                        ARTICLE II SUBSCRIPTION AND SALE
2.01.  Subscription and Sale of the Shares ................................9
2.02.  Purchase Price .....................................................10
2.03.  Closing ............................................................10
2.04.  Closing Deliveries by the Company ..................................10
2.05.  Closing Deliveries by the Purchasers ...............................11

            ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY
3.01.  Organization, Authority and Qualification of the Company and the
           Company Subsidiaries; Company Subsidiaries .....................11
3.02.  Capital Stock of the Company; Ownership of the Shares ..............13
3.03.  No Conflict ........................................................14
3.04.  Governmental Consents and Approvals ................................14
3.05.  SEC Filings; Financial Statements ..................................14
3.06.  No Undisclosed Liabilities .........................................15
3.07.  Absence of Certain Changes or Events ...............................15
3.08.  Litigation .........................................................16
3.09.  Compliance with Laws ...............................................16
3.10.  Environmental Matters ..............................................17
3.11.  Material Contracts .................................................18
3.12.  Intellectual Property ..............................................18
3.13.  Year 2000 Compliance ...............................................19
3.14.  Title to Properties; Absence of Encumbrances .......................19
3.15.  Employee Benefit Matters; Labor Matters ............................22
3.16.  Insurance ..........................................................24
3.17.  Brokers ............................................................24
3.18.  Securities Law Compliance ..........................................24

3.19.  Potential Conflict of Interest .....................................25
3.20.  Taxes ..............................................................25
3.21.  Condominium Associations; Time Share Arrangements ..................26

           ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

4.01.  Organization and Authority of Each Purchaser .......................28
4.02.  No Conflict ........................................................28
4.03.  Governmental Consents and Approvals ................................28
4.04.  Investment Purpose .................................................29
4.05.  Status of Shares; Limitations on Transfer and Other Restrictions ...29
4.06.  Sophistication and Financial Condition of Each Purchaser ...........29
4.07.  Fees and Expenses ..................................................29

                         ARTICLE V ADDITIONAL AGREEMENTS

5.01.  Conduct of Business by the Company Pending the Closing .............30
5.02.  Access to Information; Confidentiality .............................31
5.03.  Investigation ......................................................32
5.04.  Public Announcements ...............................................32
5.05.  Delaware Reincorporation ...........................................33
5.06.  Company Stockholders' Meeting ......................................33
5.07.  NYSE Listing .......................................................33
5.08.  No Solicitation of Transactions ....................................33
5.09.  Use of Proceeds ....................................................34
5.10.  Voting Agreement ...................................................34
5.11.  Further Action; Consents; Filings ..................................34
5.12.  Tax Reporting ......................................................35
5.13.  Section 382 of the Code ............................................35

                      ARTICLE VI CONDITIONS TO THE CLOSING

6.01.  Conditions  to the  Obligations  of Each  Party ....................36
6.02.  Conditions  to Obligations of the Company ..........................37
6.03.  Conditions to Obligations of the Purchasers ........................37

                           ARTICLE VII INDEMNIFICATION

7.01.  Survival of Representations and Warranties .........................38
7.02.  Indemnification ....................................................39
7.03.  Limits on Indemnification ..........................................40
7.04.  Form of Payment of Purchaser Losses ................................41

                            ARTICLE VIII TERMINATION
8.01.  Termination ........................................................41
8.02.  Effect of Termination ..............................................42

                          ARTICLE IX GENERAL PROVISIONS
9.01.  Waiver .............................................................42
9.02.  Expenses ...........................................................42
9.03.  Notices ............................................................43
9.04.  Headings ...........................................................44
9.05.  Severability .......................................................44
9.06.  Entire Agreement ...................................................45
9.07.  Assignment .........................................................45
9.08.  No Third Party Beneficiaries .......................................45
9.09.  Amendment ..........................................................45
9.10.  Governing Law; Forum; Arbitration ..................................45
9.11.  Counterparts .......................................................47
9.12.  Specific Performance ...............................................47

                                 ANNEX/EXHIBITS

Annex A  Purchasers

Exhibit A Certificate of Designation
Exhibit B Form of Stockholders' Agreement
Exhibit C Form of Opinion of Pierce Atwood, Outside Counsel to the Company Exhibit D Form of Opinion of Shearman & Sterling, Special Counsel to the Company Exhibit E Form of Opinion of Counsel to the Purchasers
Exhibit F Form of Voting Agreement

                  PREFERRED STOCK SUBSCRIPTION AGREEMENT dated July 9, 1999 among AMERICAN SKIING COMPANY, a Maine corporation (the "Company"), OAK HILL CAPITAL PARTNERS, L.P., a Delaware limited partnership ("Oak Hill"), and the other entities identified in Annex A attached hereto (together with Oak Hill, the "Purchasers").


                              W I T N E S S E T H:

                  WHEREAS, the Company wishes to issue and sell to the Purchasers, and the Purchasers wish to purchase from the Company, an aggregate of 150,000 shares of the Company's 8.5% Series B Convertible Participating Preferred Stock, par value $.01 per share (the "Series B Preferred"), having the rights and preferences set forth in the Certificate of Designation (defined herein), upon the terms and subject to the conditions set forth herein. All shares of Series B Preferred purchased pursuant to this Agreement are collectively referred to as the "Shares";

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Purchasers and the Company hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                   SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

                  "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

                  "Agreement" or "this Agreement" means this Preferred Stock Subscription Agreement dated July 9, 1999 among the Company and the Purchasers (including the Annex and the Exhibits hereto and the Disclosure Schedule) and all amendments hereto made in accordance with the provisions of Section 9.09.

                  "Amended and Restated Credit Agreements" means,  collectively,
(i) the Amended and Restated Credit Agreement dated as of November 12, 1997, as amended on July 20, 1998, September 30, 1998 and March 3, 1999, and as it may be further amended from time to time, among ASC East, Inc., certain Company Subsidiaries, as borrowers, the Company, ASC West, Inc., and certain Company Subsidiaries, as guarantors, the lenders and BankBoston, N.A., as agent for the lenders; and (ii) the Amended and Restated Credit Agreement dated as of November 12, 1997, as amended on July 20, 1998, September 30, 1998 and March 3, 1999, and as it may be further amended from time to time, among ASC Utah, ASC West, Inc. and certain Company Subsidiaries, as borrowers, the Company, as guarantor, the lenders and BankBoston, N.A., as agent for the lenders.

                  "Articles   of   Incorporation"    means   the   articles   of
incorporation of the Company, as amended to the date of this Agreement.

                  "Board" means the board of directors of the Company.

                  "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in The City of New York.

                  "By-laws" means the by-laws of the Company as amended as of the date hereof and as may be amended from time to time.

                   "CERCLA" means the U.S. Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended as of the date hereof.

                  "Certificate of Designation" means the documents to be filed with the Secretary of State of Maine, substantially in the form of Exhibit A attached hereto, setting forth the rights and preferences of the Series B Preferred.

                  "Class A Common Stock" means the Class A common stock of the Company, par value $.01 per share.

                  "Code" means the Internal Revenue Code of 1986, as amended through the date hereof.

                  "Common   Stock"   means  the  common  stock  of  the  Company
(excluding the Class A Common Stock), par value $.01 per share.

                  "Company Subsidiary" or "Company Subsidiaries" means any Subsidiary or all of the Subsidiaries of the Company, respectively, as such Subsidiaries are identified in Section 3.01(b) of the Disclosure Schedule.

                  "Company Systems" shall mean all computer, hardware, software, systems and equipment (including embedded microcontrollers in noncomputer equipment) used, sold or licensed by the Company or any Company Subsidiary and material to or necessary for the Company or any Company Subsidiary to carry on its business as currently conducted.

                  "Competing Transaction" means the occurrence of a transaction resulting in any of the following: (i) any Person, other than a trustee or other fiduciary holding securities of the Company under a Company Benefit Plan or any Company Subsidiary or any stockholder (and such stockholder's Affiliates) as of the date hereof and direct transferees thereof, becoming, after the date hereof, the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing, or convertible into, 20% or more of the outstanding Voting Securities; (ii) the merger or consolidation of the Company with any other corporation; or (iii) the sale or transfer (in one transaction or a series of related transactions) of all or any substantial part of the assets of the Company and the Company Subsidiaries, taken as a whole, (including, without limitation, a sale of stock of a Company Subsidiary (whether by sale or direct issuance), representing a substantial part of the assets of the Company and the Company Subsidiaries, taken as a whole) other than to a Company Subsidiary.

                  "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

                  "Conversion Stock" means new shares of Common Stock issued or issuable upon conversion of Shares.

                  "Development Activities" means real estate development activities currently contemplated to be completed by the Company, as set forth in the Project Plans for the following locations owned or controlled by the Company or a Company Subsidiary: (i) Killington Resort Village; (ii) The Canyons Resort Village; (iii) Steamboat Resort Village; (iv) Jordan Bowl Resort Village; and (v) Park Avenue Redevelopment District at Heavenly.

                  "Director" means a member of the Board.

                  "Disclosure Schedule" means the Disclosure Schedule delivered in connection with this Agreement dated as of the date hereof and incorporated herein by reference.

                  "Encumbrance" means any security interest, pledge, mortgage, lien, charge or encumbrance, but excluding Permitted Encumbrances.

                  "Environmental Laws" means any federal, state or local statute, law, ordinance, regulation, rule, code or order and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials, as in effect as of the date of this Agreement.

                  "Environmental   Permits"   means   any   permit,    approval,
identification number, license and other authorization required under any applicable Environmental Law.
                  "Governmental Authority" means any United States federal, state, local, supranational or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

                  "Governmental   Order"  means  any  order,   writ,   judgment,
injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

                  "Hazardous Materials" means (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "Indenture" means the Indenture dated as of June 28, 1996, as amended and as it may be further amended from time to time, relating to ASC East, Inc.'s Series A and B 12% Senior Subordinated Notes due 2006, among ASC East, Inc., as issuer, several of the Company Subsidiaries, as guarantors, and the United States Trust Company of New York, as trustee.

                  "ING" means ING US Capital LLC.

                  "knowledge" means, with respect to any matter in question, that any person identified in Section 1.01 of the Disclosure Schedule has knowledge of such matter.

                  "Law" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

                  "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law, Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

                  "Material Adverse Effect" means any  circumstance,  change in, or effect on the Company, any Company Subsidiary or their businesses or any resort location that, individually or in the aggregate with any other circumstances, changes in, or effects on, the Company, any Company Subsidiary or their businesses or any resort location is, or is reasonably expected to be, materially adverse to the business of the Company and the Company Subsidiaries, taken as a whole, or the financial condition, results of operations, prospects, assets or properties of the Company and the Company Subsidiaries, taken as a whole, except for any changes or effects principally resulting from or principally arising in connection with (i) any occurrence or condition affecting the leisure industry generally or (ii) any changes in general economic conditions, it being understood that (x) the fact that the business or financial condition, results of operations, prospects, assets or properties of each resort location are consolidated with the other resort locations and business of the Company and the Company Subsidiaries for purposes of defining whether there has been a "Material Adverse Effect" shall in no way imply that a material adverse change in the business, financial condition, results of operations, prospects, assets or properties of any single resort location or Resort Village could not result in a Material Adverse Effect and (y) solely for purposes of determining whether the condition set forth in Section 6.03(a) shall have been satisfied, Material Adverse Effect shall also include any circumstance, change in, or effect on the Development Activities that is, or is reasonably expected to be, materially adverse to the Development Activities in their entirety at any Resort Village.

                  "Mr. Otten" means Mr. Leslie B. Otten.

                  "NYSE" means the New York Stock Exchange.

                  "Permitted Encumbrances" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced or is reasonably expected to commence: (a) liens for taxes, assessments and governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (b) Encumbrances imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations or other obligations of a like nature incurred in the ordinary course of business; (d) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property that (i) were not incurred in connection with any indebtedness, (ii) do not render title to the property encumbered thereby unmarketable and (iii) do not, individually or in the aggregate, materially adversely affect the value or use of such property for its current and anticipated purposes; (e) Encumbrances permitted under any of the following agreements of the Company and/or any Company Subsidiary (any Encumbrance which is permitted under any of the following as to the Company or any Company Subsidiary shall be permitted as to all Company Subsidiaries and the Company for purposes hereof): (i) the Amended and Restated Credit Agreements, (ii) the Indenture, (iii) the Resort Properties Credit Agreement, (iv) the Amended Loan and Security Agreement dated as of September 30, 1998 and as it may be further Amended from time to time with Textron Financial Corporation and (v) the Loan and Security Agreement dated as of December 29, 1998 and as it may be amended further from time to time with Key Bank, N.A.; (f) purchase money security interests in supplier equipment; (g) precautionary liens filed by lessors with respect to leased equipment; (h) any single or series of related Encumbrances which are not in excess of $50,000 and do not materially impair the value or use of the property subject thereto or the operation of the Company's business as currently conducted; and (i) Encumbrances listed on the UCC searches disclosed in Section 1.01(a) of the Disclosure Schedule.

                  "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

                  "Purchase Price Bank Account" means a bank account in the United States to be designated by the Company in a written notice to Oak Hill, on behalf of each Purchaser, at least five Business Days before the Closing.

                  "Release" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like into or upon any land or water or air or otherwise entering into the environment.

                  "Resort Properties Credit Agreement" means the Amended and Restated Credit Agreement dated as of January 8, 1999, as amended and as it may be further amended from time to time, among American Skiing Company Resort Properties, Inc., the lenders party thereto and BankBoston, N.A., as agent.

                  "Resort  Villages" means the locations  referred to in clauses
(i) through (v) of the definition of Development Activities.

                  "SEC"  means  the  United  States   Securities   and  Exchange
Commission.

                  "Senior Preferred Stock" means the Company's 10.5% Repriced Convertible Exchangeable Preferred Stock, par value $.01 per share.

                  "Stockholders' Agreement" means the Stockholders' Agreement to be dated the Closing Date among the Company, the Purchasers, Mr. Otten and ING, substantially in the form of Exhibit B hereto.

                  "Subsidiaries" of any Person means any corporation, partnership, joint venture, limited liability company, trust, estate or other Person of which (or in which), directly or indirectly, more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or other Person or (c) the beneficial interest in such trust or estate is at the time owned by such first Person, or by such first Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

                  "Superior Proposal" means an offer made by a third party to consummate a Competing Transaction that the Board determines, in its reasonable judgment (after consultation with a nationally recognized independent financial advisor), to be more favorable to the Company's stockholders from a financial point of view than the terms of transactions contemplated by this Agreement and the Stockholders' Agreement, taking into account all relevant factors of the Competing Transaction and the transactions contemplated by this Agreement, including, without limitation, all legal, financial, regulatory and other material aspects of the Competing Transaction (including qualifications, or lack thereof, relating to the completion of a satisfactory due diligence review), the Person making the proposal, the strategic benefits to be derived from the transactions contemplated by the Agreement, the long-term prospects of the Company and the Company Subsidiaries and the extent to which financing is committed or reasonably available.

                  "Tax" or "Taxes" means any federal, state, county, local, foreign and other taxes (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with contesting any proposed adjustments related to any of the foregoing.

                  "Tax Claim" means any claim arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement relating to Taxes.

                  "Vendors" means any and all vendors who are unaffiliated with the Company who supply raw materials, components, spare parts, supplies, goods, merchandise or services to the Company or any Company Subsidiary.

                  "Voting Agreement" means the voting agreement to be dated as of the Closing Date among the Company, certain stockholders of the Company and Oak Hill and substantially in the form of Exhibit F attached hereto.

                  "Voting Securities" means the total voting power represented by the Company's then outstanding securities on a fully diluted basis that vote generally in the election of Directors.

                  "Year 2000 Compliant" means that the Company Systems provide uninterrupted millennium functionality in that (i) the Company Systems will record, store, process and present calendar dates falling on or after January 1, 2000, in the same manner and with the same functionality as the Company Systems record, store, process and present calendar dates falling on or before December 31, 1999; (ii) the Company Systems operate accurately to the extent necessary in connection with the conduct of the business of the Company as currently conducted with other software and hardware that use standard date format (four digits) for representation of the year; and (iii) the occurrence of the calendar year 2000 will not adversely affect the Company Systems.

                  SECTION 1.02. Other Definitions. The meanings of the following terms can be found in the Sections of this Agreement indicated below:

      Term                                                 Section

      AAA..................................................Section 9.10(c)(ii)
      Aggregate Purchase Price.............................Section 2.02.....
      Arbitration Panel....................................Section 9.10(c)(ii)
      Basket Amount........................................Section 7.03(a)
      Claim................................................Section 9.10(c)
      Claimant.............................................Section 9.10(c)(iii)
      Closing..............................................Section 2.03
      Closing Date.........................................Section 2.03
      Company..............................................Preamble
      Company Balance Sheet..... ..........................Section 3.05(b)
      Company Benefit Plans..... ..........................Section 3.15(a)
      Company Loss.........................................Section 7.02(b)
      Company Permits......................................Section 3.09(b)
      Company SEC Reports..................................Section 3.05(a)
      Confidentiality Agreement............................Section 5.02(b)
      Decision.............................................Section 9.10(c)(iv)
      Delaware Reincorporation.............................Section 5.05
      Development Fees.....................................Section 3.14(j)
      Dispute Notice.......................................Section 9.10(c)(i)
      ERISA................................................Section 3.15(a)
      ERISA Affiliate......................................Section 3.15(d)
      Exchange Act.........................................Section 3.04

      Forward Looking Information..........................Section 5.03(b)
      GAAP.................................................Section 3.05(b)
      Improvements.........................................Section 3.14(f)
      Indemnified Party....................................Section 7.02(c)
      Indemnifying Party...................................Section 7.02(c)
      Intellectual Property................................Section 3.12(a)
      Intervals............................................Section 3.21(a)
      IRS..................................................Section 3.15(c)
      Leased Real Property.................................Section 3.14(a)
      Loss.................................................Section 7.02(b)
      Material Contracts...................................Section 3.11(a)
      Oak Hill.............................................Preamble
      Oak Hill Designees...................................Section 2.04(c)
      Oak Hill Fee.........................................Section 4.07
      Owned Real Property..................................Section 3.14(a)
      Project Plans........................................Section 3.14(h)
      Prospective Purchasers...............................Section 3.21(b)
      Purchase Price.......................................Section 2.02
      Purchasers...........................................Preamble
      Purchaser Loss.......................................Section 7.02(a)
      Real Property........................................Section 3.14(d)
      Reporting Agreement..................................Section 5.12
      Representatives......................................Section 5.02(a)
      Resorts..............................................Section 3.21(e)
      Respondent...........................................Section 9.10(c)(iii)
      Section 382 Control Change...........................Section 5.13
      Securities Act.......................................Section 3.05(a)
      Series B Preferred...................................Recitals
      Shares...............................................Recitals
      Space Leases.........................................Section 3.14(e)
      Space Tenant.........................................Section 3.14(e)
      Tax Returns..........................................Section 3.20(a)
      Terminating Company Breach...........................Section 8.01(d)
      Terminating Purchaser Breach.........................Section 8.01(e)
      Third Party Claims...................................Section 7.02(c)
      Units................................................Section 3.21(a)
      U.S. Forest Service Properties.......................Section 3.14(c)

                  SECTION 1.03. Terms Generally. References in this Agreement to articles, sections, paragraphs, clauses, schedules, annexes and exhibits are to articles, sections, paragraphs, clauses, schedules, annexes and exhibits in or to this Agreement unless otherwise indicated. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. Any term defined by reference to any agreement, instrument or document has the meaning assigned to it whether or not such agreement, instrument or document is in effect. The words "include", "includes" and "including" are deemed to be followed by the phrase "without limitation". Unless the context otherwise requires, any agreement, instrument or other document defined or referred to herein refers to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified from time to time. Unless the context otherwise requires, references herein to any Person include its successors and assigns. The words "shall" and "will" have the same meaning and effect.


                                   ARTICLE II

                              SUBSCRIPTION AND SALE

                  SECTION 2.01. Subscription and Sale of the Shares. Upon the terms and subject to the conditions set forth in this Agreement, the Company shall sell to each Purchaser, and each Purchaser shall purchase from the Company, the number of shares of Series B Preferred set forth opposite its name on Annex A for a price of $1,000 per share. Oak Hill shall be responsible and liable for the performance of all obligations of each Purchaser under this Agreement, including, without limitation, full payment of the Aggregate Purchase Price (as defined below).

                  SECTION 2.02. Purchase Price. The purchase price to be paid by each Purchaser to the Company for the Shares to be purchased by it shall be the amount set forth opposite its name on Annex A and shall be payable at the Closing (as defined below) by wire transfer in immediately available funds (such payable amount with respect to each Purchaser being referred to as the "Purchase Price"). The aggregate purchase price for all of the Shares sold hereby for which Oak Hill is responsible in accordance with Section 2.01 is $150,000,000 (the "Aggregate Purchase Price").

                  SECTION 2.03. Closing. The subscription and purchase of the Shares contemplated by this Agreement shall take place at a closing (the
"Closing") to be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York at 10:00 a.m. on the later to occur of (i) July 31, 1999, or (ii) the third business day following the satisfaction of the conditions specified in paragraphs (b), (c) and (d) of Section 6.01 and paragraph (f) of Section 6.03 or at such other time, place and/or date as shall be agreed upon by the Company and Oak Hill. The date upon which the Closing occurs is referred to herein as the "Closing Date".

                  SECTION 2.04. Closing Deliveries by the Company. At the Closing, the Company shall deliver or cause to be delivered to each Purchaser:

                  (a) a newly issued stock certificate, issued to each Purchaser and evidencing the number of Shares being purchased by it, as set forth opposite its name on Annex A, at the Closing;

                  (b) a receipt for the Purchase Price paid by such Purchaser;

                  (c) a true and complete copy, certified by the Secretary or an Assistant Secretary of the Company, of the resolutions duly and validly adopted by the Board evidencing (i) its authorization of the execution and delivery of this Agreement, the Stockholders' Agreement and the Voting Agreement and the consummation of the transactions contemplated hereby and thereby, including the filing of the Certificate of Designation with the Secretary of State of Maine and the issuance of the Shares, (ii) the election of Directors in order to ensure that there are eleven Directors, (iii) the appointment of four individuals designated by Oak Hill in writing 10 Business Days prior to the Closing Date (the "Oak Hill Designees") to serve as Directors, (iv) the formation of an executive committee comprising two Directors designated by Oak Hill and two Directors designated by Mr. Otten, (v) the appointment of at least one of the Oak Hill Designees to serve as (A) a member of each committee of the Board and (B) a director of each of ASC East, Inc., ASC West, Inc., ASC Utah and American Skiing Company Resort Properties, Inc. and a member of all of the committees thereof and (vi) the amendment of the By-laws to conform to the Stockholders' Agreement;

                  (d) from each of Pierce Atwood and Shearman & Sterling, a legal opinion, addressed to the Purchasers and dated the Closing Date, substantially in the form of Exhibits C and D, respectively;

                  (e) a copy of (i) the Articles of Incorporation, certified by the Secretary of State of Maine, as of a date not earlier than five Business Days prior to the Closing Date and accompanied by a certificate of the Secretary or Assistant Secretary or other authorized officer of the Company, dated as of the Closing Date, stating that no amendments, other than the filing of the Certificate of Designation, have been made to such Articles of Incorporation since such date, and
         (ii) the By-laws, certified by the Secretary or Assistant Secretary of the Company; and

                  (f) a good standing certificate for the Company from the Secretary of State of Maine dated as of a date not earlier than five Business Days prior to the Closing Date.

                  SECTION 2.05. Closing Deliveries by the Purchasers. At the Closing, each of the Purchasers shall deliver to the Company the items specified below:

                  (a) the respective Purchase Price to the Purchase Price Bank Account;

                  (b) a receipt acknowledging delivery by the Company of the stock certificates specified in Section 2.04(a);

                  (c) a legal opinion addressed to the Company and dated the Closing Date from counsel for the Purchasers, substantially in the form of Exhibit E hereto; and

                  (d) a good standing certificate for such Purchaser from the Secretary of State of the state of its organization as of a date not earlier than five Business Days prior to the Closing Date.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  As an inducement to the Purchasers to enter into this Agreement, the Company hereby represents and warrants to the Purchasers as follows:

                  SECTION 3.01. Organization, Authority and Qualification of the Company and the Company Subsidiaries; Company Subsidiaries. (a) The Company and each Company Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and the Company has all necessary corporate power and authority to enter into each of this Agreement, the Stockholders' Agreement and the Voting Agreement, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Company and each Company Subsidiary is duly qualified to do business and is in good standing in each jurisdiction in which (x) it owns or leases properties material to its operations or (y) the operation of its business makes such qualification necessary, except, with respect to clause (y) above, to the extent that the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. The execution and delivery of each of this Agreement, the Stockholders' Agreement and the Voting Agreement by the Company, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Company other than with respect to the approval by the Company's stockholders of (i) the issuance of Conversion Stock pursuant to the terms of the Series B Preferred as required by the rules of the NYSE and (ii) the Delaware Reincorporation (defined below). This Agreement has been, and, as of the Closing Date, the Stockholders' Agreement and the Voting Agreement will be, duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by the Purchasers, Mr. Otten, ING and any other stockholder of the Company, as the case may be) this Agreement constitutes, and, as of the Closing Date, each of the Stockholders' Agreement and the Voting Agreement will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. Neither the Company nor any Company Subsidiary is in violation of any of the provisions of their respective articles of incorporation, by-laws or equivalent organizational documents in any material respect.

                  (b) Section 3.01(b) of the Disclosure Schedule sets forth a complete and accurate list of each Company Subsidiary, together with its jurisdiction of incorporation or organization. Except as disclosed in Section 3.01(b) of the Disclosure Schedule, each such Company Subsidiary is directly and wholly owned by the Company.

                  (c) Section 3.01(c) of the Disclosure Schedule lists each Company Subsidiary that is a "Restricted Subsidiary" (as such term is defined in the Indenture).

                  (d) Section 3.01(d) of the Disclosure Schedule lists each Company Subsidiary that is an "Unrestricted Subsidiary" (as such term is defined in the Indenture).

                  (e) Section 3.01(e) of the Disclosure Schedule lists each Company Subsidiary that is a "Real Estate Subsidiary" (as such term is defined in the Indenture).

                  (f) Section 3.01(f) of the Disclosure Schedule lists the material "Indebtedness" (as such term is defined in the Indenture) of each Company Subsidiary listed on Section 3.01(b) of the Disclosure Schedule that qualifies as "Non-Recourse Real Estate Debt" (as such term is defined in Section
1.01 of the Indenture).

                  (g) Section 3.01(g) of the Disclosure Schedule lists each Company Subsidiary that is a "Restricted Subsidiary" (as such term is defined in the Amended and Restated Credit Agreements).
                  (h) Section 3.01(h) of the Disclosure Schedule lists each Company Subsidiary that is an "Unrestricted Subsidiary" (as such term is defined in the Amended and Restated Credit Agreements).

                  (i) Section 3.01(i) of the Disclosure Schedule lists all material "Indebtedness" (as such term is defined in the Indenture) which is non-recourse to any "Restricted Subsidiary" (as such term is defined in the Indenture).

                  SECTION 3.02. Capital Stock of the Company; Ownership of the Shares. (a) As of the date hereof, the authorized capital stock of the Company consists of (x) 100 million shares of Common Stock, of which (i) 15,526,243 shares are outstanding, (ii) 53,333,334 million shares are reserved for issuance upon conversion of the Shares, (iii) 3,595,718 shares are reserved for issuance upon conversion of the Senior Preferred Stock, (iv) 14,760,530 shares are reserved for issuance upon conversion of the Class A Common Stock and (v) 3,886,836 shares are reserved for issuance upon the exercise of stock options in the amounts and at the exercise prices disclosed in Section 3.02(a)(v) of the Disclosure Schedule, (y) 15 million shares of Class A Common Stock, of which 14,760,530 shares are outstanding, and (z) 500,000 shares of preferred stock, par value $.01 per share, of which (i) 150,000 shares have been designated Series B Preferred and will be sold to the Purchasers pursuant to this Agreement and (ii) 40,000 shares have been designated Senior Preferred Stock, of which 36,626 shares are issued and outstanding. All of the outstanding shares of the Company's capital stock are validly issued, fully paid and nonassessable. None of the issued and outstanding shares of capital stock of the Company was issued in violation of any preemptive rights. Except as described above or as disclosed in Section 3.02(a) of the Disclosure Schedule, there are no options, warrants, subscriptions, calls, convertible securities or other rights, agreements, arrangements or commitments relating to the capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or any other equity interest in, the Company. Except as disclosed in Section 3.02(a) of the Disclosure Schedule, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person other than a Company Subsidiary. Upon consummation of the Closing as contemplated hereby, including receipt by the Company of the Aggregate Purchase Price, the Shares owned by the Purchasers will be validly issued, fully paid and nonassessable. The Conversion Stock, if and when issued, will be validly issued, fully paid and nonassessable.

                  (b) All of the outstanding shares of capital stock of each Company Subsidiary that is a corporation are validly issued, fully paid and nonassessable. Except as disclosed in Section 3.02(b) of the Disclosure Schedule, all of the outstanding shares of capital stock of, or other ownership interest in, each Company Subsidiary are owned, directly or indirectly, by the Company free and clear of any Encumbrances. Except as disclosed in Section 3.02(b) of the Disclosure Schedule, no Company Subsidiary has outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating the Company Subsidiary to issue, transfer or sell any securities of any Company Subsidiary.

                  SECTION 3.03. No Conflict. Assuming the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 3.04, except as may arise from facts or circumstances relating solely to the Purchasers, the execution, delivery and performance of this Agreement, the Stockholders' Agreement and the Voting Agreement by the Company do not and will not (a) violate, conflict with or result in the breach of any provision of the articles of incorporation or by-laws (or similar organizational documents) of the Company or any Company Subsidiary, (b) conflict with or violate any Law or Governmental Order applicable to the Company, any Company Subsidiary or any of their respective assets, properties or businesses, or (c) except as disclosed in Section 3.03(c) of the Disclosure Schedule, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument, obligation or arrangement to which the Company or any Company Subsidiary is a party or by which any of its assets or properties is bound or affected, except, with respect to clauses (b) and (c), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.04. Governmental Consents and Approvals. Except as disclosed in Section 3.04 of the Disclosure Schedule, the execution, delivery and performance of this Agreement, the Stockholders' Agreement and the Voting Agreement by the Company do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority, except (i) for the applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities or "blue sky" laws, the NYSE and the HSR Act and (ii) for such other consents, approvals, authorizations, orders, actions, filings or notifications which if not obtained or made would not be reasonably expected to result in a Material Adverse Effect or to materially delay the consummation of the transactions contemplated by this Agreement.

                  SECTION 3.05. SEC Filings; Financial Statements. (a) The Company has filed all forms, reports and documents required to be filed by it with the SEC since its initial public offering on November 6, 1997 (collectively, the "Company SEC Reports"). Except as disclosed in any amendment to any Company SEC Report filed with the SEC, as of the respective dates on which they were filed, (i) the Company SEC Reports complied in all material respects with the requirements of the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), and the Exchange Act, as the case may be, and (ii) none of the Company SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                  (b) Except as disclosed in any amendment to any Company SEC Report filed with the SEC, each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company SEC Reports was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated ("GAAP") (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q and Regulation S-X of the SEC), and each presented fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and the consolidated Company Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect). The balance sheet of the Company contained in the Company SEC Report as of April 25, 1999 is hereinafter referred to as the "Company Balance Sheet".

                  (c) The Company has heretofore furnished to Oak Hill a complete and correct copy of any amendment or modification, that has not yet been filed with the SEC, to agreements, documents or other instruments that previously had been filed by the Company with the SEC (except as may be required with respect to the transactions contemplated hereby), pursuant to the Securities Act or the Exchange Act.

                  SECTION 3.06. No Undisclosed Liabilities. Except as disclosed in Section 3.06 of the Disclosure Schedule or as disclosed in the Annual Report of the Company on Form 10-K for its fiscal year ended July 26, 1998 and all Quarterly Reports on Form 10-Q subsequent to such Annual Report, there are no Liabilities of the Company or any Company Subsidiary which would be required to be reflected on a balance sheet, or the notes thereto, prepared in accordance with GAAP, other than Liabilities (i) reflected or reserved against on the Company Balance Sheet or (ii) incurred since the date of the Company Balance Sheet in the ordinary course of the business, consistent with the past practices, of the Company and the Company Subsidiaries and which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

                  SECTION 3.07. Absence of Certain Changes or Events. Except as disclosed in Section 3.07 of the Disclosure Schedule, since the date of the Company Balance Sheet, except as contemplated by, or disclosed pursuant to, this Agreement (including the Disclosure Schedule) or disclosed in any Company SEC Report filed after the date of the Company Balance Sheet and prior to the date hereof, the Company has conducted its business only in the ordinary course and in a manner consistent with past practices and there has not been any (i) Material Adverse Effect, (ii) material change by the Company in its accounting methods, principles or policies, except as may be required by GAAP, (iii) material revaluation by the Company of any asset (including, without limitation, any writing down of the value of inventory or writing-off of notes or accounts receivable), other than in the ordinary course of business consistent with past practices, (iv) declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any redemption, purchase or other acquisition of any of its securities, (v) increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit-sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers or key employees of the Company or any Company Subsidiary, except in the ordinary course of business consistent with past practices, (vi) amendment of any term of any outstanding security of the Company or any Company Subsidiary that would materially increase the obligations of the Company or such Company Subsidiary under such security, (vii) damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by the Company or any Company Subsidiary, except for such damage, destruction or loss that, individually or in the aggregate, has not resulted, or would not reasonably be expected to result, in a Material Adverse

Effect, (viii) incurrence, assumption or guarantee by the Company or any Company Subsidiary of any indebtedness for borrowed money other than in the ordinary course of business and consistent with past practices, except as incurred under facilities existing as of the date of the Company Balance Sheet, (ix) making of any loan, advance or capital contribution to or investment in any Person by the Company or any Company Subsidiary other than (A) loans, advances or capital contributions to or investments in any wholly owned Company Subsidiary, (B) loans or advances to the Company by any Company Subsidiary or (C) loans or advances to employees of the Company or any Company Subsidiary made in the ordinary course of business consistent with past practices or (x) (A) transactions, commitments, contracts or agreements entered into by the Company or any Company Subsidiary relating to any material acquisition or disposition of any assets or business or (B) modification, amendment, assignment, termination or relinquishment by the Company or any Company Subsidiary of any contract, license or other right that would be reasonably likely to have a Material Adverse Effect, other than, in either case, transactions, commitments, contracts or agreements in the ordinary course of business consistent with past practices and those contemplated by this Agreement.

                  SECTION 3.08. Litigation. Except as disclosed in Section 3.08 of the Disclosure Schedule or as disclosed in the Company SEC Reports filed prior to the date of this Agreement, there are no Actions by or against the Company or any Company Subsidiary (and relating to the business of the Company or any Company Subsidiary), or affecting any of the assets of the Company, pending before any Governmental Authority or, to the knowledge of the Company, threatened to be brought by or before any Governmental Authority which has, has had or is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. Except as disclosed in Section 3.08 of the Disclosure Schedule, none of the Company, the Company Subsidiaries or any of the assets of the Company or the Company Subsidiaries is subject to any Governmental Order (or, to the knowledge of the Company, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which has, has had or is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

                  SECTION 3.09. Compliance with Laws. (a) Except as disclosed in
Section 3.09(a) of the Disclosure Schedule, neither the Company nor any Company Subsidiary is in default or violation of any Governmental Order, except for such defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect.

                  (b) Except as disclosed in Section 3.09(b) of the Disclosure Schedule, (i) the Company and each Company Subsidiary are in possession of all franchises, grants, authorizations, licenses, permits, memoranda of understanding, development agreements, easements, variances, exceptions, consents, certificates, approvals and orders of or with any Governmental Authority (the "Company Permits") necessary or required for the Company or any Company Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, and no Company Permit which has been issued in connection with any Development Activity has been suspended or canceled (or to the knowledge of the Company is threatened to be suspended, canceled or materially modified in a manner adverse to the Company) or has expired and, with respect to any such Company Permit which will expire prior to September 1, 1999, the Company is not aware of any circumstance which would reasonably be expected to cause such Company Permit not to be renewed or extended upon expiration, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (iii) neither the Company nor any Company Subsidiary is in default under any Company Permit, except for a default which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  SECTION 3.10.  Environmental  Matters.  Except as disclosed in
Section 3.10 of the Disclosure Schedule or as disclosed in any Company SEC Report or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

                  (a) the Company and the Company Subsidiaries (i) are in compliance with all applicable Environmental Laws, (ii) hold all necessary Environmental Permits and (iii) are in compliance with their respective Environmental Permits;

                  (b) neither the Company nor any Company Subsidiary has received any written request for information, or been notified in writing that it is a potentially responsible party, under CERCLA, or any similar Law of any state, locality or any other jurisdiction;

                  (c) neither the Company nor any Company Subsidiary has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of
         Hazardous Materials (as defined below) and, to the knowledge of Company, no investigation, litigation or other proceeding is pending or threatened with respect thereto, and no condition exists on any property currently or formerly owned or operated by the Company that is reasonably likely to lead to such investigation, litigation or proceeding;

                  (d) none of the real property currently or formerly owned or leased by the Company or any Company Subsidiary is listed or, to the knowledge of the Company, proposed for listing on the "National Priorities List" under CERCLA, as updated through the date of this Agreement, or any similar list of sites in the United States or any other jurisdiction requiring investigation or cleanup; and

                  (e) Oak Hill has been provided access to all material reports in the Company's possession or control assessing the environmental condition of the Company's current and former properties.

                  SECTION 3.11. Material Contracts. (a) Section 3.11(a) of the Disclosure Schedule sets forth a complete list of all contracts, agreements, licenses, notes, bonds, mortgages, guarantees, security agreements and commitments, including all amendments and modifications thereto, to which the Company or any Company Subsidiary is a party that are material to (i) the Company and the Company Subsidiaries, taken as a whole, or (ii) the conduct of Development Activities, taken as a whole (together, "Material Contracts").

                  (b) Except as disclosed in Section 3.11(b) of the Disclosure Schedule, each Material Contract: (i) is valid and binding on the Company and is in full force and effect and (ii) upon consummation of the transactions contemplated by this Agreement, the Stockholders' Agreement, and the Voting Agreement, except to the extent that any consents disclosed in Section 3.04 of the Disclosure Schedule are not obtained, shall continue in full force and effect without penalty or other adverse consequence.

                  (c) Except as disclosed in Section 3.11(c) of the Disclosure Schedule, (i) neither the Company nor any Company Subsidiary is in material breach of, or default under, any Material Contract, and (ii) to the knowledge of the Company, no other party to any Material Contract is in material breach thereof or default thereunder.

                  SECTION 3.12.  Intellectual  Property.  (a) Section 3.12(a) of
the Disclosure Schedule sets forth a true and complete list (including, to the extent applicable, registration, application or file numbers) of each material trademark, trade name, patent, service mark, brand mark, brand name, industrial design, and copyright owned by the Company or the Company Subsidiaries as well as a true and complete list of all registrations thereof and pending applications therefor, including any additions thereto or extensions, continuations, renewals or divisions thereof (setting forth the registration, issue or serial number and a description of the same) (collectively, the "Intellectual Property"). All of the Intellectual Property is owned by the Company or the Company Subsidiaries free and clear of any and all Encumbrances, and the Company or one of the Company Subsidiaries has good, marketable and exclusive title to, and the valid right to use all of the Intellectual Property. Except as disclosed in Section 3.12(a) of the Disclosure Schedule, to the knowledge of the Company, neither the Company nor any of the Company Subsidiaries has received any complaint, assertion, threat or allegation or otherwise has notice of any claim, lawsuit, demand, proceeding or investigation involving any such matters or otherwise knows that any of the Intellectual Property is invalid or conflicts with the rights of any third party.

                  (b) To the knowledge of the Company, each of the Company and each of the Company Subsidiaries owns or has a right to use all Intellectual Property in the operation of its business as presently conducted.

                  (c) Except as disclosed in Section 3.12(c) of the Disclosure Schedule, to the knowledge of the Company, each of the Company and each Company Subsidiary owns free and clear of all Encumbrances or has a valid license to use all computer software that is material to the operation of its business as presently conducted and the Company is not aware of any impediment (other than the payment of customary licensing fees) to obtaining the Intellectual Property which is or is reasonably expected to be necessary to carry out the Development Activities presently anticipated to be completed within the next five years, except as would not, individually or in the aggregate, have a Material Adverse Effect.

                  SECTION 3.13. Year 2000 Compliance. The Company (i) has undertaken an assessment of all Company Systems that could be adversely affected by a failure to be Year 2000 Compliant, (ii) has developed a plan and timeline for rendering such Company Systems Year 2000 Compliant and (iii) except as otherwise disclosed in any Company SEC Report filed prior to the date of this Agreement, expects to comply with the plan and timeline for rendering the Company Systems Year 2000 Compliant, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and the Company Subsidiaries have made available for review to the Purchaser copies of all material documents related to such assessment and plan implementation efforts, including communications to and from customers and material Vendors and suppliers and all plans, time lines and cost estimates for rendering the Company Systems Year 2000 Compliant. Based on such review and assessment, except as may be set forth in any Company SEC Report filed prior to the date of this Agreement, all Company Systems presently are Year 2000
Compliant or are expected to be Year 2000 Compliant, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.14.  Title to Properties;  Absence of  Encumbrances.
(a) Section 3.14(a) of the Disclosure Schedule lists the material real property interests owned by the Company and the Company Subsidiaries ("Owned Real Property"). Section 3.14(a)(i) of the Company Disclosure Schedule lists all leases relating to real property to which the Company or any Company Subsidiary is a party as a lessee and each amendment thereto that provide for annual payments in excess of $50,000 ("Leased Real Property"). All such leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) that would reasonably be expected to have a Material Adverse Effect.

                  (b) Except as disclosed in Section 3.14(b) of the Disclosure Schedule, each of the Company and the Company Subsidiaries has good and marketable fee title (subject to any Permitted Encumbrances) to, or, in the case of leased properties and assets, has good and valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in, or which are necessary to conduct, the respective business of the Company and each Company Subsidiary as currently conducted, including the Development Activities, free and clear of any Encumbrances, except where such failure would not, individually or in the aggregate, have a Material Adverse Effect.

                  (c) Section 3.14(c) of the Disclosure Schedule lists all properties used by the Company pursuant to U.S. Forest Service Permits (collectively, "U.S. Forest Service Properties").

                  (d) Except as disclosed in Section 3.14(b) or Section 3.14(k) of the Disclosure Schedule, all of the land, buildings, structures and other improvements used by the Company and the Company Subsidiaries in the conduct of their businesses, including the Development Activities, are included in the Owned Real Property, the U.S. Forest Service Properties and the Leased Real Property or property leased by the Company or the Company Subsidiaries under leases with annual payments of less than $50,000 (collectively, the "Real Property"), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (e) Section 3.14(e) of the Disclosure Schedule sets forth all material leases, subleases, licenses, time-share and other agreements (collectively, the "Space Leases") granting to any Person or entity other than the Company or any Company Subsidiary any right to the possession, use, occupancy or enjoyment of the Real Property or any portion thereof other than in an Interval (as defined below). Each Space Lease is valid, binding and in full force and effect, all rent and other sums and charges payable by the tenant or occupant thereunder (the "Space Tenant") are current, no notice of default or termination under any Space Lease is outstanding, no termination event or condition or uncured default on the part of the Company or any Company Subsidiary or, to the knowledge of the Company, the Space Tenant, exists under any Space Lease, and no event has occurred and no condition exists that, with the giving of notice or the lapse of time, or both, would constitute such a default or termination event or condition, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (f) To the knowledge of the Company, all components of all buildings, structures, fixtures and other improvements in, on or within the Real Property (the "Improvements") are in good operating condition and repair, subject to continued repair and replacement in accordance with past practice, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (g) The Company and each Company  Subsidiary  has not received notice of and, to the knowledge of the Company, there is no pending, threatened or contemplated condemnation proceeding affecting the Real Property or any part thereof, nor any sale or other disposition of the Real Property or any part thereof in lieu of condemnation. Since January 1, 1995, no portion of the Real Property has suffered any material damage by fire or other casualty that has not heretofore been completely repaired and restored, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (h) Plans. Section 3.14(h) of the Disclosure Schedule lists all current material master plans, government and public-private plans (such as municipal utility districts or levy improvement districts) concerning the Development Activities ("Project Plans"). The Company (or the applicable Company Subsidiary) is in compliance with all Project Plans, except for such non-compliance as is disclosed in Section 3.14(h) of the Disclosure Schedule or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and the Company Subsidiaries are in possession of all Company Permits necessary for the completion of the Development Activities which are currently under construction, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (i) Zoning and Land Use. Except as disclosed in Section 3.14(i) of the Disclosure Schedule, the land for each Development Activity at each Resort (as defined below) has been zoned for its intended use in accordance with its Project Plan and all requirements for that zoning have been met, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in Section 3.14(i) of the Disclosure Schedule, the land for each Development Activity has been subdivided for its intended use in accordance with its Project Plan and each subdivided plot constitutes its own separate tax lot, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in Section 3.14(i) of the Disclosure Schedule, all archeological, soil, geotechnical, traffic, environmental and similar studies have been completed and to the knowledge of the Company reveal no facts or conditions which, individually or in the aggregate, are reasonably expected to have a Material Adverse Effect on the Development Activities.

                  (j) Development Fees. Except as disclosed in Section 3.14(j) of the Disclosure Schedule, no Governmental Authority or board has requested

(and continues to request) or required (or, to the knowledge of the Company, is expected to require in order to obtain future approvals) that additional public or quasi-public facilities be constructed or monies or property be contributed as a condition to the Development Activities or in connection with any Resort ("Development Fees"). Section 3.14(j) of the Disclosure Schedule contains an estimate of all material fees, charges or other costs that have been imposed by Governmental Authorities with respect to the Development Activities or in connection with any Resort which have not yet been paid. Except as set forth in
Section 3.14(j) of the Disclosure Schedule, there are no performance bonds, letters of credit or completion guarantees for the benefit of any governmental agency which are currently outstanding or which, to the knowledge of the Company, will be required to be funded within the next five years in relation to the Development Activities, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (k) Development Activity Processes. To the knowledge of the Company, Section 3.14(k) of the Disclosure Schedule lists all regulatory processes necessary to (i) complete the Development Activities as contemplated under the Project Plans and (ii) bring the Development Activities to full entitlement status, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (l) Easements. To the knowledge of the Company, Section 3.14(k) of the Disclosure Schedule lists all easements, rights-of-way and licenses which must be granted to or obtained from third parties in order to complete those Development Activities scheduled for completion within five years from the date of this Agreement, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.15.  Employee  Benefit Matters;  Labor Matters.  (a)
Section 3.15(a) of the Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans to which the Company or any Company Subsidiary is a party, with respect to which the Company or any Company Subsidiary has any material obligation or which are maintained, contributed to or sponsored by the Company or any Company Subsidiary, (ii) each employee benefit plan for which the Company or any Company Subsidiary could incur liability under Section 4069 of ERISA in the event such plan has been or was to be terminated, (iii) any plan in respect of which the Company or any Company Subsidiary could incur liability under Section 4212(c) of ERISA and (iv) any employment contracts or arrangements between the Company or any Company Subsidiary and any employee of the Company or any Company Subsidiary (collectively, "Company Benefit Plans").

                  (b) Each Company Benefit Plan has been operated in material compliance with its terms and the requirements of all applicable Laws, including, without limitation, ERISA and the Code. Each of the Company and the Company Subsidiaries has performed all obligations required to be performed by it under, and is not in any respect in default under or in violation of, any Company Benefit Plan, except where such failure to perform obligations, default or violation would not have a Material Adverse Effect. No action, claim or proceeding is pending or, to the knowledge of the Company, threatened with respect to any Company Benefit Plan (other than claims for benefits in the ordinary course).

                  (c) Except as disclosed in Section 3.15(c) of the Disclosure Schedule, each Company Benefit Plan that is intended to be qualified under
Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS") and each trust established in connection with any Company Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt and, to the Company's knowledge, nothing has occurred since the date of such letter that has or is reasonably likely to adversely affect such qualification or exemption.
                  (d) Neither the Company, any Company Subsidiary nor any entity that would be considered a single employer with the Company pursuant to Section 414(b), (c), (m) or (o) of the Code (an "ERISA Affiliate") has, within the last six years, sponsored or made contributions to or had any obligations, whether absolute or contingent, direct or indirect, under any Company Benefit Plan subject to Title IV, and the Company has not incurred, nor could it reasonably be expected to incur, any Liability under, arising out of or by operation of Title IV of ERISA, including, without limitation, any Liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any (A) "Multiemployer Plan" (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) or (B) single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company or any Company Subsidiary could incur liability under Section 4063 or 4064 of ERISA.

                  (e) Except as disclosed in Section 3.15(e) of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (i) accelerate the time of payment or vesting, or increase the amount of compensation due to any employee or former employee, (ii) reasonably be expected to result in any "excess parachute payment" under Section 280G of the Code; (iii) result in any liability to any present or former employee, including, but not limited to, liability as a result of the Worker Adjustment Retraining and Notification Act or (iv) entitle any employee or former employee to severance pay, unemployment compensation or similar payment.

                  (f) Except as disclosed in Section 3.15(f) of the Disclosure Schedule, neither the Company nor any Company Subsidiary has any obligation to provide, or has any direct or indirect liability, whether contingent or otherwise, with respect to the post-termination provision of health or death benefits to any employee or former employee, except as may be required pursuant to Section 4980B of the Code and the costs of which are fully paid by such former employees.

                  (g) Neither the Company nor any Company Subsidiary is a party to any collective bargaining or other labor union contract applicable to persons employed by the Company or any Company Subsidiary and no collective bargaining agreement is being negotiated by the Company or any Company Subsidiary. Except as disclosed in Section 3.15(g) of the Disclosure Schedule, there is no labor dispute, strike or work stoppage against the Company or any Company Subsidiary pending or threatened in writing which may interfere with the respective business activities of the Company or any Company Subsidiary, except where such dispute, strike or work stoppage would not reasonably be expected to materially affect the respective business of the Company and each Company Subsidiary as currently conducted. Except as disclosed in Section 3.15(g) of the Disclosure Schedule, to the knowledge of the Company, none of the Company, any Company Subsidiary, or any of their respective representatives or employees has violated any Law regarding the terms and conditions of employment of employees, former employees or prospective employees or other labor-related matters or committed any unfair labor practices in connection with the operation of the respective businesses of the Company or any Company Subsidiary, and there is no charge or complaint against the Company or any Company Subsidiary by the National Labor Relations Board or any comparable state agency pending or threatened in writing, except where such unfair labor practice, charge or complaint would not reasonably be expected to materially affect the respective business of the Company and each Company Subsidiary as currently conducted.

                  SECTION  3.16.  Insurance.  Section  3.16  of  the  Disclosure
Schedule sets forth all material policies or binders of fire, liability, workmen's compensation, vehicular or life insurance held by the Company or the Company Subsidiaries or other types of policies customary for ski resorts or development and construction sites. Such policies and binders are in full force and effect. Neither the Company nor any Company Subsidiary is in default with respect to any provision contained in any such policy or binder and neither has failed to give any notice or present any claim under such policy or binder in due and timely fashion, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except for claims disclosed in Section 3.16 of the Disclosure Schedule, there are no outstanding unpaid claims under any such policy or binder and, to the knowledge of the Company, none of the material unpaid claims disclosed in Section 3.16 of the Disclosure Schedule have been denied. Neither the Company nor any Company
Subsidiary has received a notice of cancellation or non-renewal of any such policy or binder. The Company has not received notice of any inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts which might form the basis for termination of any such insurance, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.17. Brokers. Except for the fees of Oak Hill Capital Management, Inc., Donaldson, Lufkin and Jenrette Securities Corporation, Main Street Advisors and ING Barings, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

                  SECTION 3.18. Securities Law Compliance. Assuming the representations and warranties of the Purchasers set forth in Article IV hereof are true and correct in all respects, the subscription and sale of the Shares pursuant to this Agreement will be exempt from the registration requirements of the Securities Act. Neither the Company nor any Person acting on its behalf has, in connection with the sale of the Shares, engaged in (i) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 502(c) under the Securities Act), (ii) any action involving a public offering within the meaning of Section 4(2) of the Securities Act, or (iii) any action that would require the registration under the Securities Act of the offering and sale of the Shares pursuant to this Agreement or that would violate applicable state securities or "blue sky" laws. The Company has not made and will not prior to the Closing make, directly or indirectly, any offer or sale of the Shares or of securities of the same or similar class as the Shares if, as a result, the offer and sale contemplated hereby would fail to be entitled to exemption from the registration requirements of the Securities Act. As used herein, the terms "offer" and "sale" have the meanings specified in Section 2(3) of the Securities Act.

                  SECTION 3.19. Potential Conflict of Interest. Except as disclosed in Section 3.19 of the Disclosure Schedule or in the Company SEC Reports, to the knowledge of the Company, no officer, director or Affiliate of the Company or any Company Subsidiary, and no relative or spouse of any such officer, director or Affiliate: (a) owns, directly or indirectly, any interest in (excepting less than 1% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person that is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of, or lender to or borrower from, the Company or any of the Company Subsidiaries; (b) owns, directly or indirectly, in whole or in part, any material tangible or intangible property that the Company or any of the Company Subsidiaries uses in the ordinary conduct of its business; or (c) has any cause of action or other claim whatsoever against, or owes any amount to, the Company or any of the Company Subsidiaries, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under Company Benefit Plans, and similar matters and agreements arising in the ordinary course of business.

                  SECTION 3.20. Taxes. To the knowledge of the Company, the Company has filed or caused to be filed, or has properly filed extensions for, all tax returns, reports, forms and other such documents ("Tax Returns") that are required to be filed and has paid or caused to be paid all Taxes as shown on said returns and on all material assessments received by it to the extent that such Taxes have become due, except any Tax the validity or amount of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves, in accordance with GAAP, have been set aside. To the knowledge of the Company, such Tax Returns are true and correct in all material respects. The Company has paid or caused to be paid, or has established reserves in accordance with GAAP for all Tax liabilities applicable to the Company for all fiscal years that have not been examined and reported on by the taxing authorities (or closed by applicable statutes). Except as disclosed in Section 3.20(a) of the Disclosure Schedule, to the knowledge of the Company, no additional Tax assessment against the Company or any Company Subsidiary has been heretofore proposed by any Governmental Authority for which provision deemed adequate by the Company in its reasonable judgment has not been made on its balance sheet. Except as disclosed in Section 3.20(a) of the Disclosure Schedule, no waivers of the statute of limitation or extension of time within which to assess any Tax have been granted by the Company or any Company Subsidiary. Section 3.20(a) of the Disclosure Schedule sets forth the tax year through which United States federal income tax returns of the Company have been examined and closed.

                  (b) Except as disclosed in Section 3.20(b) of the Disclosure Schedule, with respect to all Tax Returns of the Company and the Company Subsidiaries, (i) no audit is in progress and no extension of time is in force with respect to any date on which any Tax Return was or is to be filed and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax and (ii) there is no unassessed deficiency proposed or threatened against the Company or any of the Company Subsidiaries.

                  (c) Except as disclosed in Section 3.20(c) of the Disclosure Schedule, the Company knows of no change in the rates or basis of assessment of any Tax (other than federal income tax) of the Company and the Company Subsidiaries that would reasonably be expected to result in a Material Adverse Effect.

                  (d) Except as disclosed in Section 3.20(d) of the Disclosure Schedule, neither the Company nor any of the Company Subsidiaries has agreed to or is required to make any adjustments under section 481 of the Code by reason of a change or accounting method or otherwise.

                  (e) None of the respective assets of the Company or any of the consolidated tax Company Subsidiaries is required to be treated as being owned by any Person, other than the Company or any of the Company Subsidiaries, pursuant to the "safe harbor" leasing provisions of Section 168(f)(8) of the Code.

                  SECTION 3.21. Condominium Associations; Time Share Arrangements. (a) Except as disclosed on Section 3.21(a) of the Disclosure Schedule, the Company and the Company Subsidiaries have complied in all material respects with (i) the Interstate Land Sales Act and the applicable state land sales disclosure acts; (ii) all applicable state condominium and time share statutes, rules, and regulations, including those governing the administration and operation of owners' associations and those requiring the registration of the timeshare interests or quartershare interests in the Resorts ("Intervals") or the units in the Resorts ("Units") in the states in which the Resorts are located, marketed or sold; (iii) Section 5 of the Federal Trade Commission Act;
(iv) with respect to the Development Activities, the Americans with Disabilities Act and the applicable state laws regarding same; (v) state and federal fair housing acts (except for accessibility requirements); (vi) all applicable real estate sales, licensing, disclosure, reporting, and escrow laws; and (vii) all amendments to the rules and regulations promulgated under the foregoing, in each case, except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (b) The Company and the Company Subsidiaries market and sell Intervals and Units in a manner such that prospective purchasers (the "Prospective Purchasers") (i) are not required to participate in any rental management program operated by the Company or any Company Subsidiary; (ii) are induced to purchase Intervals or Units for vacation use and not as an investment; (iii) have received no inducement or promise regarding the ability of the Prospective Purchasers or anyone else to rent the Intervals or Units;
(iv) are informed upon their inquiry that there are readily available rental management sources other than the Company or any Company Subsidiary, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (c) Except as disclosed in Section 3.21(c) of the Disclosure Schedule, to the knowledge of the Company, there exist no facts giving rise to any right of consumer recision with regard to any contract to sell or closed sale of any Interval or Unit, whether because of non-compliance with one or more state or federal statutes creating recision rights in consumers under specified circumstances, or because of specific facts constituting misrepresentation or fraud with respect to any Prospective Purchaser, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (d) Except as disclosed in Section 3.21(d) of the Disclosure Schedule, there exist no Encumbrance or Permitted Encumbrance against any Unit or Interval or all or any portion of any Resort (including recreational activities located within such Resort), except for Encumbrances or Permitted Encumbrances (i) that have been fully subordinated to the rights of Prospective Purchasers, (ii) will be discharged prior to delivery of title to Prospective Purchasers or (iii) that have been fully disclosed to Prospective Purchasers in any jurisdiction that permits or requires only disclosure of same, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (e) For purposes of this section, the term "Resorts" shall mean (i) the Grand Summit Hotels at the following locations: (1) Steamboat, Colorado; (2) The Canyons, Utah; (3) Killington, Vermont; (4) Mount Snow, Vermont; (5) Attitash/Bear Peak, New Hampshire; (6) Jordan Bowl, Maine; and (7) Heavenly, California; and (ii) Sundial Lodge at The Canyons.

                  (f) All Units and recreational facilities within the Resorts that were promised to be available for use by Prospective Purchasers were in all material respects complete and available for legal occupancy prior to the time that closing of any contracts were completed for any Intervals or Units.

                  (g) To the knowledge of the Company, all owners' associations and management companies at the Resorts are in compliance in all material respects with all applicable federal, state and local statutes, ordinances, rules, and regulations requiring the full and timely payment in all material respects of all common expenses and real estate taxes attributable to the Resorts.

                  (h) (i) All utilities, including sewer, water, gas, electricity, steam and telephone, necessary for the operation of the Resorts are currently available and in place in sufficient capacity at the Resorts to allow the immediate and full operation in all material respects of the Resorts with the exception of the Resorts currently under construction or where construction has not yet commenced; (ii) to the knowledge of the Company, there are no pending or threatened moratoria, injunctions or court orders in effect which would reasonably be likely to interfere with the provision of utilities to the Resorts; and (iii) all easements necessary for the furnishing of the utilities have been obtained and duly recorded with the exception of the Resorts currently under construction, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (i) Each homeowners' association for each Resort which is operating has been validly formed as a non-profit corporation and is in good standing in the state in which it is incorporated.


                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

                  As an inducement to the Company to enter into this Agreement, each of the Purchasers hereby represents and warrants severally, and not jointly, to the Company as follows:

                  SECTION 4.01. Organization and Authority of Each Purchaser. Each Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of its state of organization. Each Purchaser has all necessary power and authority to enter into this Agreement and the

Stockholders' Agreement, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of each of this Agreement and the Stockholders' Agreement by such Purchaser, the performance by such Purchaser of its obligations hereunder and thereunder and the consummation by such Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of such Purchaser. This Agreement has been, and, as of the Closing Date, the Stockholders' Agreement will be, duly executed and delivered by each Purchaser, and (assuming due authorization, execution and delivery by the Company, Mr. Otten and ING, as the case may be) this Agreement constitutes, and, as of the Closing Date, the Stockholders' Agreement will constitute, a legal, valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms.

                  SECTION 4.02. No Conflict. Assuming the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 4.03, except as may result from any facts or circumstances relating solely to the Company, the execution, delivery and performance of this Agreement and the Stockholders' Agreement by each Purchaser does not and will not (a) violate, conflict with or result in the breach of any provision of its certificate of limited partnership or by-laws or similar organizational document of such Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to such Purchaser or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse or time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation, or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of such Purchaser pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which such Purchaser is a party or by which any of such assets or properties are bound or affected which, with respect to clauses (b) and (c) above, would have a material adverse effect on the ability of such Purchaser to consummate the transactions contemplated by this Agreement and the Stockholders' Agreement.

                  SECTION 4.03. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement and the Stockholders' Agreement by each Purchaser does not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority, except (i) for the applicable requirements, if any, of the Exchange Act, state securities or "blue sky" laws and the HSR Act and (ii) for such other consents, approvals, authorizations, orders, actions, filings or notifications, which if not obtained or made would not be reasonably likely to be material to such Purchaser or materially delay the consummation of the transactions contemplated by this Agreement.

                  SECTION 4.04. Investment Purpose. Each Purchaser is acquiring the Shares for its own account solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof.

                  SECTION 4.05. Status of Shares; Limitations on Transfer and Other Restrictions. Each Purchaser understands that the Shares have not been and will not be registered under the Securities Act or under any state securities laws (other than in accordance with the Stockholders' Agreement) and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering and that the Shares have not been approved or disapproved by the SEC or by any other federal or state agency. Each Purchaser further understands that such exemption depends in part upon, and such Shares are being sold in reliance on, the representations and warranties set forth in this Article IV. Each Purchaser understands that (i) none of the Shares may be sold, transferred or assigned unless registered by the Company pursuant to the Securities Act and any applicable state securities laws, or unless an exemption therefrom is available, and, accordingly, it may not be possible for each Purchaser to liquidate its investment in the Shares, and it agrees not to sell, assign or otherwise transfer or dispose of any Shares unless such Shares have been so registered or an exemption from registration is available, and (ii) the Shares will be subject to certain restrictions on transfer and voting, as set forth in the Stockholders' Agreement.

                  SECTION 4.06. Sophistication and Financial Condition of Each Purchaser. Each Purchaser is an "Accredited Investor" as defined in Regulation D under the Securities Act and each Purchaser considers itself to be an experienced and sophisticated investor and to have such knowledge and experience in financial and business matters as are necessary to evaluate the merits and risks of an investment in the Shares. Each Purchaser has not been organized for the sole purpose of acquiring Shares. Each Purchaser has been provided access to such information and documents as it has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this Agreement and the purchase of the Shares contemplated hereby.

                  SECTION 4.07. Fees and Expenses. Upon consummation of the transactions contemplated by this Agreement, except for the fee payable by the Company to Oak Hill Capital Management, Inc., which fee shall be equal to 3% of the Aggregate Purchase Price (the "Oak Hill Fee"), and certain reasonable out-of-pocket expenses, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchasers.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

                  SECTION 5.01. Conduct of Business by the Company Pending the Closing. The Company agrees that it shall not, directly or indirectly, between the date of this Agreement and the Closing Date, except as disclosed in Section
5.01 of the Disclosure Schedule or as specifically contemplated by any other provision of this Agreement, unless Oak Hill shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed:

                  (a) amend, alter or repeal (by merger, consolidation or otherwise) any provision of the Articles of Incorporation or the By-laws, so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the Purchasers as the holders of the Series B Preferred on the Closing Date;

                  (b) create any new class of shares having a preference with respect to dividends and/or liquidation over or on parity with the Series B Preferred;

                  (c) reclassify any of its capital stock into shares having a preference over or on parity with the Series B Preferred;

                  (d) sell all or substantially all of its assets in one or a series of related transactions, or effect any merger, consolidation or combination of the Company with another entity;

                  (e) authorize any dividend or distribution with respect to the Class A Common Stock or the Common Stock;

                  (f) effect any redemption or repurchase of any capital stock of the Company (other than upon the exercise by the Company of its repurchase rights as to Common Stock issued to employees (other than Mr. Otten and his Affiliates) or others providing services at original cost upon the termination of their employment or other service relationship with the Company and the Company Subsidiaries); provided that this prohibition will not apply to any mandatory redemption of the Senior Preferred Stock;

                  (g) increase the authorized number of shares of Series B Preferred;

                  (h) increase the authorized number of shares of or issue any additional Senior Preferred Stock other than the issuance of Senior Preferred Stock as a dividend to holders thereof in accordance with the terms thereof;

                  (i) effect a voluntary liquidation, dissolution or winding up of the Company;

                  (j) effect any tender or exchange offer involving the Company's equity securities or any security convertible into, exchangeable for, or that otherwise gives the holder the right to obtain, equity securities of the Company;

                  (k) except as disclosed in Section 5.01(k) of the Disclosure Schedule, make or commit capital expenditures or expenditures relating to Development Activities;

                  (l) make any material changes in pricing strategy;

                  (m) make any material acquisitions;

                  (n) hire or terminate senior executives (other than termination for cause), make material changes in Company management, enter into any material employment agreement or issue any employee or director stock options; or

                  (o) make any material amendments or other changes to any of its Material Contracts.


                  In addition, except as disclosed in Section 5.01 of the Disclosure Schedule or as contemplated by this Agreement, neither the Company nor any Company Subsidiary shall, between the date of this Agreement and the Closing Date, directly or indirectly, do, or propose to do, any of the following without the prior written consent of Oak Hill, which consent shall not be unreasonably withheld or delayed:

                  (x) take any of the actions that would be reasonably likely to result in the circumstances described in clauses (i) through (x) of
         Section 3.07 hereof;

                  (y) take any action to cause the Company's representations and warranties set forth in Article III to be untrue in any respect; or

                  (z) agree in writing or otherwise to take any of the actions described in Sections 5.01(x) and (y) above.

                  SECTION 5.02. Access to Information; Confidentiality. (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Oak Hill or the Company or any of their partners or Subsidiaries, as the case may be, is a party or pursuant to applicable Law, from the date of this Agreement to the Closing Date, Oak Hill and the Company shall, and shall cause their respective partners or Subsidiaries, as the case may be, to: (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, "Representatives")) access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of the other and its partners or Subsidiaries, as the case may be, and to the books and records thereof and (ii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the other party and its partners or Subsidiaries, as the case may be, as the other party or its Representatives may reasonably request.

                  (b) The parties shall comply with, and shall cause their respective Representatives to comply with, all of their obligations under the confidentiality agreement dated April 7, 1999 (the "Confidentiality Agreement") between the Company and Oak Hill. All information obtained by the parties pursuant to paragraph (a) above shall be subject to the Confidentiality Agreement.

                  SECTION 5.03. Investigation. (a) Each Purchaser acknowledges and agrees that it (i) has made its own inquiry and investigation into, and based thereon has formed an independent judgment concerning, the business of the Company and the Company Subsidiaries, (ii) has been furnished with or given such adequate access to such information about the respective business of the Company and the Company Subsidiaries as it has requested, (iii) has had independent legal and financial advice relating to the respective business of the Company and the Company Subsidiaries and the terms of this Agreement and the documents to be executed pursuant hereto and (iv) will not assert any claim against the Company, any Company Subsidiary or any of their Affiliates or Representatives, or hold the Company or any such persons liable, for any inaccuracies, misstatements or omissions with respect to information (other than the representations and warranties of the Company contained in this Agreement (including the Disclosure Schedule attached hereto and made a part hereof)) furnished by the Company or such persons concerning the Company, any Company Subsidiary or the respective business of the Company and the Company Subsidiaries. Any implied warranty or similar rights applicable to any of the transactions contemplated hereby under the Law of any jurisdiction is hereby expressly and irrevocably waived by each party hereto to the fullest extent permitted by such Law, and each party hereto agrees that it shall not seek to enforce any such implied warranties or similar rights against the other party.

                  (b) In connection with each Purchaser's investigation of the respective business of the Company and the Company Subsidiaries, such Purchaser has received certain estimates, projections and other forecasts for the respective business of the Company and the Company Subsidiaries, and certain plan and budget information (collectively, the "Forward Looking Information"). Each Purchaser acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, plans and budgets, that such Purchaser is familiar with such uncertainties, that such Purchaser is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to it. Accordingly, the Company makes no representation or warranty with respect to any estimates, projections, forecasts, plans or budgets referred to in this Section 5.03.

                  SECTION 5.04. Public Announcements. The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of Oak Hill and the Company. Thereafter, unless otherwise required by applicable Law or the requirements of the NYSE, each of Oak Hill, on behalf of the Purchasers as the sole authority to make any public disclosure with respect to this Agreement, and the Company shall use best efforts to consult with the other before issuing any press release with respect to this Agreement or any of the transactions contemplated hereby.

                  SECTION 5.05. Delaware Reincorporation. The Company shall use its best efforts and take all actions necessary or advisable and permitted by applicable Law promptly to cause (i) the Company to be merged with and into a newly formed Subsidiary (such new Subsidiary's capital stock, after giving effect to such merger, being identical to the authorized, issued and outstanding capital stock of the Company) which is incorporated in the State of Delaware, with such new Delaware Subsidiary surviving the merger and (ii) the Board to be changed from a staggered board structure to a board structure where all Directors are elected annually (the actions described in clauses (i) and (ii) being collectively referred to as the "Delaware Reincorporation").

                  SECTION 5.06. Company Stockholders' Meeting. The Company shall use its best efforts and take all actions necessary or advisable and permitted by applicable Law to prior to December 31, 1999 (i) call and hold a stockholders' meeting as promptly as practicable for the purpose of voting upon
(A) the approval of the issuance of the Conversion Stock pursuant to the terms of the Series B Preferred and (B) the Delaware Reincorporation, in each case, as may be required by the rules of the NYSE and applicable Law, (ii) secure the requisite vote or consent of stockholders for such approval and (iii) reserve for issuance such number of shares of Common Stock issuable upon conversion of the Conversion Stock as may reasonably be required.

                  SECTION 5.07. NYSE Listing. The Company shall promptly prepare and submit to the NYSE a listing application covering the Conversion Stock, and shall use its best efforts to reserve for issuance such Conversion Stock, subject to stockholder approval and to official notice to the NYSE of issuance.

                  SECTION 5.08. No Solicitation of Transactions. (a) The Company will not, directly or indirectly, and will instruct the Company Subsidiaries and Representatives not to, directly or indirectly, solicit, initiate or encourage (including by means of furnishing nonpublic information), or take any other action to facilitate, any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, any Competing

Transaction, or enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the Company Subsidiaries or any Representative retained by it to take any such action. Notwithstanding anything to the contrary in this Section 5.08, the Company may furnish information to, and enter into discussions with, a Person who has made a Superior Proposal if (i) the Board has reasonably concluded, after consultation with its outside legal counsel, that, in light of such Superior Proposal, the furnishing of such information or entering into discussions is required to comply with its fiduciary obligations to the Company and its stockholders under applicable Law, (ii) the Company has advised Oak Hill of the furnishing of such information or such discussions and (iii) the Company has obtained from such Person an executed confidentiality agreement on terms no less favorable to the Company than those contained in the Confidentiality Agreement.
                  (b) Nothing  contained in this  Agreement  shall  prohibit the
Company or the Board from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act.

                  (c) The Company shall (i) promptly notify Oak Hill orally and in writing of the receipt by the Company (or any of its Representatives) of any Superior Proposal or any inquiries that could reasonably be expected to lead to a Superior Proposal and the identity of the Person making such Superior Proposal or such inquiry and (ii) notify Oak Hill orally and in writing promptly after receipt of any request for non-public information relating to it or any of the Company Subsidiaries or for access to its or any of the Company Subsidiaries' properties, books or records by any Person that, to the knowledge of the Company, may be considering making, or has made, a Superior Proposal.

                  SECTION 5.09. Use of Proceeds. The Company shall use the proceeds of the Aggregate Purchase Price substantially as follows:

                  (a) approximately $80,000,000 for the reduction of certain senior indebtedness of the Company and certain of the Company Subsidiaries;

                  (b) approximately $30,000,000 for an equity contribution to American Skiing Company Resort Properties, Inc.;

                  (c) approximately $30,000,000 initially to be applied to repay certain indebtedness under certain of the Amended and Restated Credit Agreements, which amount may subsequently be drawn upon and used (i) for the purchase of certain assets to be used in the business of the Company and certain of the Company Subsidiaries and (ii) for other capital expenditures, in each case, as approved by the Board and as disclosed in Section 5.09 of the Disclosure Schedule; and

                  (d) the remainder of the proceeds for (i) fees and expenses of the Company relating to the transactions contemplated by this Agreement and (ii) general working capital purposes.

                  SECTION 5.10. Voting Agreement. The Company shall deliver the executed Voting Agreement on behalf of all parties thereto (other than Oak Hill) at the Closing.

                  SECTION 5.11. Further Action; Consents; Filings. (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate the transactions contemplated by this Agreement and, when executed, the Stockholders' Agreement and the Voting Agreement, (ii) obtain from Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by the Purchasers or the Company or any of their partners or Subsidiaries, as the case may be, in connection with the authorization, execution and delivery of this Agreement, the Stockholders' Agreement and the Voting Agreement and the consummation of the transactions contemplated hereby and thereby and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement, the Stockholders' Agreement and the Voting Agreement and the transactions contemplated hereby and thereby that are required under (A) the Exchange Act and the Securities Act and the rules and regulations thereunder and any other applicable federal or state securities or "blue sky" laws, (B) the HSR Act and (C) any other applicable Law. The parties hereto shall cooperate with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith.

                  (b) The Purchasers and the Company shall file as soon as practicable after the date of this Agreement notifications under the HSR Act and shall respond as promptly as practicable to all inquiries or requests received from the Federal Trade Commission or the Antitrust Division of the Department of Justice for additional information or documentation and shall respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Authority in connection with antitrust matters. The parties shall cooperate with each other in connection with the making of all such filings or responses, including providing copies of all such documents to the other party and its advisors prior to filing or responding.

                  SECTION 5.12. Tax Reporting. The parties hereto agree and acknowledge that unless otherwise required in the opinion of outside counsel to the relevant party, as a result of a change in applicable law (including, without limitation, a clarification of law pursuant to legislative, administrative or judicial guidance), to comply with its obligations under the Code, (i) no party hereto will take the position that any amount will be includible in income with respect to the Shares issued pursuant to this Agreement under Section 305 of the Code and that the parties shall file all Tax Returns accordingly (the "Reporting Agreement") and (ii) no party shall affirmatively take any position inconsistent with the Reporting Agreement upon examination of any Tax Return, in any refund claim, in any litigation or otherwise.

                  SECTION 5.13. Section 382 of the Code. The parties hereto agree and acknowledge that, if the Company and Oak Hill reasonably believe the Closing is likely to result in a "change of control" (as such term is defined in
Section 382 of the Code) (a "Section 382 Control Change"), Oak Hill and the Company agree to negotiate in good faith to restructure the transaction terms, in a manner satisfactory to both parties, (i) so as to avoid a Section 382 Control Change, or (ii) in the event a Section 382 Control Change cannot be avoided to assure that the timing and amount of deductions of net operating losses that the Company may claim for federal income tax purposes is not materially adversely affected by reason of such Section 382 Control Change.

                                   ARTICLE VI

                            CONDITIONS TO THE CLOSING

                  SECTION 6.01. Conditions to the Obligations of Each Party. The obligations of the Company and the Purchasers to consummate the transactions contemplated by this Agreement are subject to the satisfaction or written waiver (where permissible), with Oak Hill's written waiver constituting an effective waiver on behalf of all Purchasers, of the following conditions:

                  (a) No Order. No Governmental Authority or court of competent jurisdiction shall have enacted, threatened, issued, promulgated, enforced or entered any Governmental Order that is then in effect, pending or threatened and has, or would have, the effect of prohibiting consummation of the transactions contemplated by this Agreement;

                  (b) Antitrust Waiting Periods. Any waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated;

                  (c) NYSE Listing. The Conversion Stock shall have been reserved for issuance on the NYSE, subject to stockholder approval and to official notice of issuance;

                  (d) Consents. Each of Oak Hill and the Company shall have received, each in form reasonably satisfactory to it, (i) from holders of ASC East, Inc.'s 12% Series A and B Senior Subordinated Notes issued under the Indenture, a consent to the effect that none of the transactions contemplated by this Agreement shall constitute a "Change of Control" (as such term is defined in the Indenture), (ii) from the lenders under the Amended and Restated Senior Credit Agreements, a consent to all the transactions contemplated by this Agreement, (iii) from the holders of the Senior Preferred Stock, a consent with respect to the transactions contemplated by this Agreement and the Stockholders' Agreement; (iv) from ING, a consent to the effect that none of the transactions contemplated by this Agreement will constitute a "change of control" under the Credit Agreement dated as of November 10, 1997 between Mr. Otten and ING; and (v) from the lenders under the Resort Properties Credit Agreement, a consent to the effect that none of the transactions contemplated by this Agreement shall constitute a "Change of Control" (as such term is defined in the Resort Properties Credit Agreement);

                  (e) By-laws. The By-laws shall have been amended to conform to the Stockholders' Agreement, including the addition of a provision that references and acknowledges the effectiveness of Section 3.02 of the Stockholders' Agreement;

               (f) Independent Directors. The Board shall include three Independent Directors (as such term is defined in the Stockholders' Agreement) reasonably satisfactory to each of the Company and Oak Hill and to be elected, if necessary, at the Closing; and

                  (g) Class I Option Benefits. The Company shall have entered into agreements with certain holders of Class I Options (as such term is described in the Company Benefit Plans), mutually satisfactory to Oak Hill and the Company, limiting the rights of such holders with respect to fixed benefit tax "gross-ups" upon exercise of such options.

                  SECTION 6.02. Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction or written waiver (where permissible) of the following conditions:

                  (a) Representations, Warranties and Covenants. The representations and warranties of the Purchasers contained in this Agreement shall have been true and correct in all material respects when made and as of the Closing, with the same force and effect as if made as of the Closing Date, and the covenants and agreements contained in this Agreement to be complied with by the Purchasers on or before the Closing shall have been complied with in all material respects, and the Company shall have received a certificate from each Purchaser to such effect signed by a duly authorized officer thereof;

               (b) Stockholders' Agreement. The Stockholders' Agreement shall have been duly authorized, executed and delivered by each Purchaser; and

                  (c) Purchasers Closing Deliveries. The Company shall have received the closing deliveries of the Purchasers set forth in Section
         2.05 and such other certificates dated the Closing Date as it may reasonably request.

                  SECTION 6.03. Conditions to Obligations of the Purchasers. The obligations of the Purchasers to consummate the transactions contemplated by this Agreement are subject to the satisfaction or written waiver (where permissible), with Oak Hill's written waiver constituting an effective waiver on behalf of all Purchasers, of the following conditions:

                  (a) Representations, Warranties and Covenants. The representations and warranties of the Company contained in this Agreement shall have been true and correct in all material respects when made and as of the Closing, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date (provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 6.03(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects), and the covenants and agreements contained in this Agreement to be complied with by the Company on or before the Closing shall have been complied with in all material respects, and each Purchaser shall have received a certificate of the Company to such effect signed by a duly authorized officer thereof;

                  (b) Stockholders' Agreement. The Stockholders' Agreement shall have been duly authorized, executed and delivered by the Company, Mr. Otten, and ING;

                  (c) Company Closing Deliveries. The Purchasers shall have received the closing deliveries of the Company indicated in Section
         2.04 and such other certificates dated the Closing Date as Oak Hill may reasonably request;

                  (d) Voting Agreement. The voting agreement shall have been duly authorized and executed by each of the parties thereto (other than Oak Hill) and delivered by the Company on behalf of each of the parties thereto (other than Oak Hill) as contemplated herein;

                  (e) Purchaser Directors. The Certificate of Designation shall have been filed with the Secretary of State of Maine and the Oak Hill Designees shall have become Directors;

                  (f) Amendments to Credit Agreements and the Indenture. Oak Hill shall have received, in form and substance reasonably satisfactory to it, copies of amendments made to certain of the Amended and Restated Credit Agreements, the Credit Agreement dated as of November 10, 1997 between ING and Mr. Otten, the Resort Properties Credit Agreement and the Indenture, reflecting such changes as Oak Hill may reasonably request;

                  (g) Budget. Oak Hill shall have received, in form and substance reasonably satisfactory to it, a proposed operating and capital budget of the Company for fiscal year 2000; and

               (h) Employment Agreement of Mr. Otten. Oak Hill shall have received, in form and substance reasonably satisfactory to it, an executed copy of an employment agreement between Mr. Otten and the Company.


                                   ARTICLE VII

                                 INDEMNIFICATION

                  SECTION 7.01. Survival of Representations and Warranties. The representations and warranties of the Company and the Purchasers contained in this Agreement shall survive until the second anniversary of the Closing Date, except that all representations and warranties of the Company as to any Tax Claim shall survive until 30 days after assessment of the liability to which any such Tax Claim may relate is barred by all applicable statutes of limitation (taking into account any applicable waivers or extensions). If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by the Company or the Purchasers, then the relevant representations and warranties of the other party shall survive as to such claim, until such claim has been finally resolved.

                  SECTION 7.02. Indemnification. (a) Each of the Purchasers, their respective Affiliates and their respective successors and assigns and the officers, directors, employees and agents of each of the Purchasers, their respective Affiliates and their respective successors and assigns shall be indemnified and held harmless by the Company for any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys' fees and expenses) actually suffered or incurred by them (including, without limitation, any Action brought or otherwise initiated by any of them) (hereinafter, a "Purchaser Loss") arising out of or resulting from:

               (i) the breach of any representation or warranty made by the Company contained in this Agreement; or

               (ii) the breach of any covenant or agreement by the Company contained in this Agreement.

                  (b) The Company, its Affiliates and its successors and assigns and the officers, directors, employees and agents of the Company, its Affiliates and its successors and assigns shall be indemnified and held harmless by Oak Hill for any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys' fees and expenses) actually suffered or incurred by them (including, without limitation, any Action brought or otherwise initiated by any of them) (hereinafter, a "Company Loss", and each of a Company Loss and a Purchaser Loss is hereinafter referred to as a "Loss" with respect to such party) arising out of or resulting from:

               (i) the breach of any representation or warranty made by any Purchaser contained in this Agreement; or

               (ii) the breach of any covenant or agreement by any Purchaser contained in this Agreement.

                  (c) Whenever a claim shall arise for indemnification under this Article VII, the party entitled to indemnification (the "Indemnified Party") shall give notice to the other party (the "Indemnifying Party") of any matter that the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement promptly, but in no event later than 30 days after the Indemnified Party first learns of such claim, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and Liabilities of the Indemnifying Party under this Article VII with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article VII ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim following receipt by the Indemnified Party of such notice in the time frame provided above; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article VII except to the extent the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or Liability that it may have to any Indemnified Party otherwise than under this Article VII. The Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within ten days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would prevent the same counsel from representing both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel at the expense of the Indemnifying Party. In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified
Party. No such Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party.

                  SECTION 7.03. Limits on Indemnification. (a) Notwithstanding anything to the contrary contained in this Agreement, (i) the maximum amount of indemnifiable Purchaser Losses which may be recovered by any Purchaser from the Company arising out of or resulting from the causes enumerated in Section 7.02(a) with respect to it shall be an amount equal to one half of the portion of the Purchase Price paid by it as set forth in Annex A hereto and (ii) no claim may be made against the Company for indemnification pursuant to Section 7.02(a) with respect to any individual item of a Purchaser Loss or items of Purchaser Losses arising out of substantially similar facts and circumstances, unless such item or items of Purchaser Losses exceed $10,000, and no claim may be made against the Company pursuant to Section 7.02(a) unless the aggregate of all such Purchaser Losses shall exceed $250,000 (the "Basket Amount"), in which case the Company shall then be required to pay or be liable for any excess amount of Purchaser Losses beyond the Basket Amount.

                  (b) Notwithstanding anything to the contrary elsewhere in this Agreement, Losses shall not include, and no Indemnifying Party shall, in any event, be liable to any other party for, any consequential, punitive or special damages (including, but not limited to, damages for lost profits).

                  SECTION 7.04. Form of Payment of Purchaser Losses. The Company, at the election of the Board, may, in lieu of making any cash payment with respect to, and in full satisfaction of, any obligation of the Company arising under Section 7.02(a) to indemnify for Purchaser Losses, issue additional shares of Series B Preferred. For purposes of calculating the number of shares of Series B Preferred issuable pursuant to this Section 7.04, the price per share of Series B Preferred will be deemed to be $1,000.


                                  ARTICLE VIII

                                   TERMINATION

                  SECTION 8.01. Termination. This Agreement may be terminated and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Closing Date, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated by this Agreement, as follows:

               (a) by mutual written consent duly authorized by the boards of directors of each of Oak Hill and the Company;

                  (b) by either Oak Hill or the Company if the Closing Date shall not have occurred on or before August 31, 1999; provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose breach has caused the failure of the Closing to occur on or before such date;

                  (c) there shall be any  Governmental  Order which is final and
         nonappealable   preventing  the   transactions   contemplated  by  this
         Agreement;

                  (d) by Oak Hill upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 6.03(a) would not be satisfied ("Terminating Company Breach"); provided, however, that if such Terminating Company Breach is curable by the Company through the exercise of its best efforts and for as long as the Company continues to exercise such best efforts, but not beyond the date specified in paragraph (b) above, Oak Hill may not terminate this Agreement under this Section 8.01(d);

                  (e) by the Company upon a breach of any representation, warranty, covenant or agreement on the part of any Purchaser set forth in this Agreement, or if any representation or warranty of any Purchaser shall have become untrue, in either case such that the conditions set forth in Section 6.02(a) would not be satisfied
         ("Terminating Purchaser Breach"); provided, however, that if such Terminating Purchaser Breach is curable by any Purchaser through the exercise of its respective best efforts and for as long as such Purchaser continues to exercise such best efforts, but not beyond the date specified in paragraph (b) above, the Company may not terminate this Agreement under this Section 8.01(e); or

                  (f) by the Company if the Board determines, after consultation with its independent legal counsel (who may be the Company's regularly engaged outside legal counsel), that such termination is required by the Board's fiduciary duties to the Company's stockholders under applicable Law in order to permit the Company to enter into a definitive agreement with respect to a Competing Transaction that constitutes a Superior Proposal; provided, however, that the termination of this Agreement by the Company under this paragraph (f) shall not become effective until the fee required to be paid under
         Section 9.02(b) shall have been paid in full.

                  SECTION  8.02.  Effect of  Termination.  Except as provided in
Section 7.01, in the event of termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of the Purchasers or the Company or any of their respective officers or directors, and all rights and obligations of each party hereto shall cease, subject to the remedies of the parties set forth in

Section 9.02(b); provided, however, that nothing herein shall relieve any party from liability for the breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.


                                   ARTICLE IX

                               GENERAL PROVISIONS

                  SECTION 9.01. Waiver. The Company, on the one hand, and Oak Hill, on behalf of each Purchaser on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (iii) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

                  SECTION 9.02. Expenses. (a) Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses; provided, however, (i) if the purchase of Shares is consummated as contemplated by this Agreement, the Company shall pay the Oak Hill Fee and the reasonable out-of-pocket expenses of Oak Hill in connection with the transactions contemplated by this Agreement, which expenses shall in no event exceed in the aggregate the amount of the Company's allowable fees and expenses (excluding the Oak Hill Fee, consent fees and investment banking fees) and (ii) the Company's fees (excluding the Oak Hill Fee and any fees and expenses associated with any solicitation of consents or approvals in connection with the restructuring of the Company's capital structure in accordance with the terms of the Indenture) shall not exceed $7.5 million.

                  (b) The Company agrees to pay to Oak Hill an amount equal to the sum of $10,000,000 if either (i) the Company shall terminate this Agreement pursuant to Section 8.01(f) or (ii) the Company shall terminate this Agreement pursuant to Section 8.01(b) and the Company shall consummate a Competing Transaction that constitutes a Superior Proposal within one year of the date of such termination.

                  SECTION 9.03. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy, by e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.03):

                  (a)      If to the Company:

                             American Skiing Company
                             Sunday River Road
                             Bethel, ME  04217
                             Telecopy:  (207) 824-5110
                             Attention:  Leslie B. Otten
                             Christopher E. Howard

              with copies (which shall not constitute notice to the Company) to:

                              Shearman & Sterling
                              599 Lexington Avenue
                              New York, NY  10022-6069
                              Telecopy:  (212) 848-7179
                              Attention:   Robert Evans III, Esq.
                                           (e-mail: revans@shearman.com)
                                           Peter D. Lyons, Esq.
                                           (e-mail: plyons@shearman.com)

                                    and

                              Pierce Atwood
                              One Monument Square
                              Portland, ME  04101
                              Telecopy:  (207) 791-1350
                              Attention:  David J. Champoux, Esq.
                                          (e-mail: dchampoux@pierceatwood.com)

                  (b)      If to the Purchasers:

                              Oak Hill Capital Partners, L.P.
                              201 Main Street
                              Fort Worth, Texas  76102
                              Attention:  Ray Pinson

                                     and

                              Oak Hill Capital Management, Inc.
                              Park Avenue Tower
                              65 East 55th Street
                              New York, NY  10022
                              Telecopy: (212) 754-5685
                              Attention:  Steven B. Gruber
                                          Bradford E. Bernstein

     with a copy (which shall not constitute notice to the Purchasers) to:

                              Paul, Weiss, Rifkind, Wharton & Garrison
                              1285 Avenue of the Americas
                              New York, NY  10019
                              Telecopy:  (212) 373-2377
                              Attention:  Matthew Nimetz, Esq.

                  SECTION 9.04. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. No party to this Agreement shall be deemed to be the draftsman of this Agreement.

                  SECTION 9.05. Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

                  SECTION 9.06. Entire Agreement. This Agreement and the Stockholders' Agreement, when executed, constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the Company and the Purchasers with respect to the subject matter hereof and thereof.

                  SECTION 9.07. Assignment. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties; provided, however, neither the Company, on the one hand, nor Oak Hill on behalf of each Purchaser, on the other hand, shall assign or delegate any of the rights or obligations created under this Agreement without the prior written consent of the other party, except to Affiliates of Oak Hill or to Oak Hill Securities Fund, L.P.; provided, however, that no such assignment shall release Oak Hill or any of the other Purchasers from any of their obligations hereunder.

                  SECTION 9.08. No Third Party Beneficiaries. Except for the provisions of Article VII relating to Indemnified Parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  SECTION 9.09. Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Company and Oak Hill, on behalf of each Purchaser, or (b) by a waiver in accordance with Section 9.01.

                  SECTION 9.10. Governing Law; Forum; Arbitration. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely in that state and without regard to any applicable conflicts of law principles.

              (b) Except as provided in Section 9.10(c) below, all actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the United States District Court for the Southern District of New York or in any state or federal court in Maine. Each of the parties to this Agreement (a) consents to submit itself to the personal jurisdiction of any New

York State or federal court sitting in the City of New York, County of Manhattan or of any state or federal court in Maine, in the event that any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement,
(b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action in relation to this Agreement or any of the other transactions contemplated by this Agreement in any court other than any New York State or federal court sitting in the City of New York, County of Manhattan or any state or federal court in Maine.

              (c) After the Closing Date, notwithstanding anything to the contrary in this Agreement, the parties hereto agree that any claim, action, suit or proceeding (a "Claim") seeking to enforce any provision of, or based upon any matter arising out of, Article VII shall be finally resolved through arbitration, subject to the following provisions:

         (i) In the event that any of the parties hereto asserts a Claim for purposes of Article VII, it shall notify in writing the other parties of such alleged Claim (a "Dispute Notice") and such parties shall in good faith attempt to reach a mutually satisfactory settlement of such Claim. If such parties fail to reach a settlement within 30 days of the date of the Dispute Notice, any such party, after giving written notice to all such other parties of its intention to do so, may, by means of a demand of arbitration (a "Demand of Arbitration"), refer the existence of a Claim to arbitration in accordance with the provisions set forth herein.

         (ii) The arbitration shall, subject to the provisions herein agreed to, be governed by the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). The arbitration shall be administered and conducted by the AAA. The AAA shall be the appointing authority. The place of the arbitration and the place of the making of the decision shall be New York, New York. The substantive law to be applied by the arbitrators shall be the law as set forth in paragraph (a) of this Section 9.10.

         (iii) The arbitration panel (the "Arbitration Panel") shall be composed of three arbitrators, designated as follows. The parties or party alleging a Claim (the "Claimant") shall, in its Demand of Arbitration, appoint one arbitrator. The party or parties purportedly responsible for the alleged Claim (the "Respondent") shall, no later than 10 days after being notified of the Demand of Arbitration, appoint one arbitrator. If the Respondent fails to appoint such arbitrator within such 10 days, the AAA shall appoint such arbitrator no later than 15 days after being notified of the Respondent's failure to timely appoint such arbitrator. Once both
     arbitrators   are  appointed,   they  shall  mutually   appoint  the  third
     arbitrator.

         (iv) The Arbitration Panel shall render its decision (the "Decision") not later than 90 days after such panel has been duly constituted. In the event that the Arbitration Panel fails to render the Decision within such time limit, the Arbitration Panel shall, nonetheless, retain jurisdiction over the dispute.

         (v) The Decision shall be in writing. The Arbitration Panel shall set forth the reasons for the Decision. The Decision shall be final and binding upon all parties hereto.

              SECTION 9.11. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

              SECTION 9.12. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

              IN WITNESS WHEREOF, the Company and the Purchasers have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                             AMERICAN SKIING COMPANY


                              By:   /s/ Leslie B. Otten
                                  Name:  Leslie B. Otten
                                  Title:  President and Chief Executive Officer


                             OAK HILL CAPITAL PARTNERS, L.P.

                              By:  OHCP GEN PAR, L.P., its general partner

                              By:  OHCP NGP, LLC, its general partner

                              By:   /s/ Steven B. Gruber
                                   Name:  Steven B. Gruber
                                   Title:  Managing Member

                                     ANNEX A

                                   PURCHASERS


 Name                                   Jurisdiction and              Number of             Purchase Price
                                        Type of Organization         Shares Purchased

Oak Hill Capital Partners, L.P.             Delaware L.P.                150,000             $150,000,000


                                    EXHIBIT A

                           Certificate of Designation
                            of Preferences and Rights
                                     of the
            8.50% Series B Convertible Participating Preferred Stock
                                       of
                             American Skiing Company



                                Table of Contents

                                                                          Page


Section 1.        DESIGNATION AND AMOUNT ..................................5

Section 2.        RANK ....................................................6

Section 3.        DIVIDENDS AND CERTAIN RESTRICTIONS ......................6

Section 4.        LIQUIDATION RIGHT .......................................7

Section 5.        REDEMPTION ..............................................8
                  (a)      MANDATORY REDEMPTION ...........................8
                  (b)      OPTIONAL REDEMPTION ............................8
                  (c)      CHANGE OF CONTROL ..............................10

Section 6.        VOTING RIGHTS ...........................................12
         (a)      GENERAL .................................................12
         (b)      CLASS VOTING RIGHTS .....................................12
                  (i)      RIGHT TO ELECT DIRECTORS .......................12
                  (ii)     DEFAULT VOTING RIGHTS ..........................12
                  (iii)    ACTIONS REQUIRING AFFIRMATIVE VOTE .............13
                  (iv)     SPECIAL MEETING ................................13
                  (v)      TERM OF OFFICE OF DIRECTORS ....................13
                  (vi)     VACANCIES ......................................14
                  (vii)    STOCKHOLDERS' RIGHT TO CALL MEETING ............14
                  (viii)   QUORUM .........................................14

Section 7.        OUTSTANDING SHARES ......................................14

Section 8.        STATUS OF ACQUIRED SHARES ...............................15

Section 9.        CONVERSION ..............................................15

Section 10.       REPORTS .................................................21

Section 11.       SEVERABILITY OF PROVISIONS ..............................21

RESOLVED:That  pursuant  to  Articles  SECOND  and  FIFTH  of the  Corporation's
         Amendment to Articles of Incorporation dated July 16, 1997, as further amended by the Corporation's Amendments to Articles of Incorporation dated October 14, 1997, November 10, 1997 and November 12, 1997, the Board of Directors of the Corporation hereby creates and authorizes a series of serial Preferred Stock (the "Preferred Stock") having the following rights and preferences, designations, voting powers and terms, in addition to those fixed by and set forth in such Articles SECOND and FIFTH:

                  As used herein, the following terms have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

                  "Accretion  Amounts"  shall  have  the  meaning  specified  in
Section 3.

                  "Accretion  Rate" shall have the meaning  specified in Section
3.

                  "Additional   Preferred  Directors"  shall  have  the  meaning
specified in Section 6(b)(i)(i).

                  "Acquisition Transaction" shall mean any transaction or series of transactions in which at least a majority of the outstanding Common Stock is acquired by any Person, whether pursuant to a tender offer, merger, acquisition or otherwise.

                  "Applicable Base Price" shall mean (a) with respect to an Acquisition Transaction, the Average Market Price of Company Common Stock and
(b) with respect to a Stock Transaction, (i) the greater of the conversion price per share and the Average Market Price if convertible preferred stock is issued in the Stock Transaction, (ii) the Average Market Price if newly issued shares of Company Common Stock are sold in the Stock Transaction and (iii) the price per share paid if the outstanding Company Common Stock is sold in the Stock Transaction.

                  "Average Market Price" shall mean, with respect to an Acquisition Transaction or Stock Transaction, the average of the daily closing prices of the Company Common Stock on the NYSE or, if not then listed or traded on the NYSE, such other exchange, market or system that the Company Common Stock is then listed or traded on, for 10 consecutive trading days, commencing on the fifth business day after the consummation of such Acquisition Transaction or Stock Transaction.

                  "Board of Directors" shall mean the board of directors of the Corporation.

                  "Business Day" shall mean any day that is not a Saturday, Sunday or a Legal Holiday.

                  "Change of Control" shall mean any event that gives any Person or Group other than the Holders, the Stockholders, Leslie B. Otten or their Permitted Transferees the ability to "control" the Corporation (a) through the acquisition of either (i) substantially all of the assets of the Corporation and its subsidiaries, taken as a whole, or (ii) at least a majority of the aggregate voting power of the Corporation's capital stock or (b) by otherwise being able to elect or designate a majority of the Board of Directors through a management contract or otherwise.

                  "Class A Common Stock" shall mean the Class A common stock, $.01 par value per share, of the Corporation.

                  "Common Stock" shall mean the Company Common Stock and the Class A Common Stock as the same exist as of the date hereof or as such stock may be constituted from time to time.

                  "Company Common Stock" shall mean the common stock, $.01 par value per share, of the Corporation.

                  "Conversion Date" shall have the meaning specified in Section 9(b).

                  "Conversion  Price" shall mean the  applicable  price at which
Conversion   Shares  shall  be  delivered  upon  conversion  of  shares  of  the
Convertible Preferred Stock as specified in Section 9(a).

                  "Conversion  Shares"  shall  have  the  meaning  specified  in
Section 9(a).

                  "Convertible Preferred Stock" shall mean the Corporation's 8.50% Series B Convertible Participating Preferred Stock, $.01 par value per share, designated herein.

                  "Current Market Price" shall mean the Current Market Price of the Company Common Stock calculated in accordance with Section 9(c)(iv).

                  "Default  Voting  Event"  shall have the meaning  specified in
Section 6(b)(ii).

                  "Definitive   Agreements"   shall  mean  the  Preferred  Stock
Subscription Agreement, together with the schedules attached thereto, the Stockholders' Agreement, and the Voting Agreement.

                  "Delaware Reincorporation" shall mean the Corporation's merger with and into a newly formed subsidiary that is incorporated in the State of Delaware (with such new Delaware subsidiary surviving the merger) and that, after giving effect to such merger, will have the identical authorized, issued and outstanding capital stock with the same rights and preferences as the Corporation and a board to which the directors are elected annually instead of a staggered board of directors.

                  "Delaware Reincorporation Vote" shall mean a vote in favor of the Delaware Reincorporation by a majority of the outstanding voting securities of the Corporation.

                  "Distribution  Date"  shall  have  the  meaning  specified  in
Section 9(c)(iii).

                  "Dividend Rate" shall have the meaning specified in Section 3.

                  "Equity Equivalents" shall mean Common Stock or rights, warrants, options or other convertible securities (including the Repriced Preferred Stock and any other convertible debt or equity) representing the right to acquire Common Stock, but excluding the exercise of options which were granted prior to the initial public offering of the Corporation or options that were or are set at the market price at the time such options were or are granted by the Corporation or as determined by the Board of Directors or a duly authorized committee or delegee thereof.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Fully Diluted Basis" shall have the meaning given to such term in the Stockholders' Agreement.

                  "Group" shall have the meaning set forth in Rule 13d-5, as in effect on the date hereof, under the Exchange Act.

                  "Holders" shall mean the holders of the Convertible Preferred Stock.

                  "Issue Date" shall mean _______, 1999, the original date of issuance of the Convertible Preferred Stock.

                  "Junior Preferred" shall have the meaning specified in Section 2.

                  "Junior Stock" shall have the meaning specified in Section 2.

                  "Legal   Holiday"   shall  mean  any  day  on  which   banking
institutions are obligated or authorized to close in The City of New York or in the State of Maine.

                  "Liquidation Price" shall mean, as of any date, an amount equal to $1,000 per share, plus (x) where cash dividends are not paid pursuant to Section 3, the aggregate Accretion Amounts through such date and (y) all accrued and unpaid dividends to such date, whether or not declared, to the extent such accrued and unpaid dividends are not taken into account in determining the Accretion Amounts under clause (x).

                  "Liquidation Right" shall mean for each share of Convertible Preferred Stock the greater of (i) the Liquidation Price and (ii) the amount that would be received in liquidation following conversion of a share of Convertible Preferred Stock into Common Stock.

                  "Majority Holders" shall mean the Holders of a majority of the then outstanding shares of Convertible Preferred Stock.

                  "Mandatory Redemption" shall mean any mandatory redemption of the Convertible Preferred Stock as specified in Section 5(a).

                  "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotation System.

                  "Notice" shall have the meaning specified in Section 5(b).

                  "NYSE" shall mean the New York Stock Exchange.

                  "Permitted Transferees" shall have the meaning given to such term in the Stockholders' Agreement.

                  "Person" means any individual, firm, corporation, partnership, limited partnership, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3), as in effect on the date hereof, of the Exchange Act.

                  "Preferred  Directors"  shall have the  meaning  specified  in
Section 6(b)(i).

                  "Preferred Stock" shall have the meaning specified in the preamble.

                  "Preferred Stock Subscription Agreement" shall mean the Preferred Stock Subscription Agreement dated July 9, 1999 among the Corporation, Oak Hill Capital Partners, L.P., and the other entities identified on Annex A attached thereto.

                  "Redemption Price" shall have the meaning specified in Section 5(b).

                  "Repriced Preferred Stock" shall mean the 10.5% Repriced Convertible Exchangeable Preferred Stock, $.01 par value per share, of the Corporation.

                  "Requisite NYSE Shareholder Approval" shall mean the approval by the Corporation's shareholders to the extent required by the NYSE in connection with the issuance of Conversion Shares.

                  "Rights"   shall  have  the  meaning   specified   in  Section
9(c)(iii).

                  "Senior Liquidation Stock" shall have the meaning specified in
Section 4.

                  "Stock Transaction" shall mean any transaction or series of transactions pursuant to which the Corporation issues or sells shares of common stock representing, or convertible preferred stock convertible into, 40% or more of the outstanding shares of Common Stock on a Fully Diluted Basis.

                  "Stockholder Director" shall mean a director designated by the Stockholders pursuant to the Stockholders' Agreement.

                  "Stockholders" shall mean Oak Hill Capital Partners, L.P. and the other entities identified in Annex A to the Preferred Stock Subscription Agreement.

                  "Stockholders'   Agreement"   shall  mean  the   Stockholders'
Agreement dated ___, 1999 among the Corporation, the Holders, Leslie B. Otten and ING (U.S.) Capital Corporation.

                  "Third Party Redemption Date" shall have the meaning specified in Section 5(a).

                  "Third Party Transaction" shall mean any Acquisition Transaction or Stock Transaction in which the financial terms, in the judgment of the Board of Directors, are superior to those set forth in the Definitive Agreements.

     Section 1. DESIGNATION AND AMOUNT. The designation of such series of Preferred Stock shall be the Convertible Preferred Stock. The number of issuable shares of Convertible Preferred Stock shall be 150,000.

         Section 2. RANK. All shares of Convertible Preferred Stock, both as to payment of dividends and to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall rank
(i) senior to all of the Corporation's now or hereafter issued preferred stock (the "Junior Preferred") except for the Repriced Preferred Stock, as to which it shall rank junior, and (ii) senior to all of the Corporation's now or hereafter issued Common Stock or any other common stock of any class of the Corporation (collectively with the Junior Preferred, the "Junior Stock").

         Section 3. DIVIDENDS AND CERTAIN RESTRICTIONS. The Holders shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available therefor, dividends at a rate per share of 8.50% per annum (as may be adjusted from time to time as provided in this Section 3) of the Liquidation Price (the "Dividend Rate"), which shall be fully cumulative, shall accrue, and shall be compounded and payable quarterly on October 31, January 31, April 30 and July 31 of each year, commencing on October 31, 1999 (except that if such date is a Saturday, Sunday or Legal Holiday, then such dividend will be payable on the next Business Day) to Holders of record as they appear on the stock transfer books of the Corporation on the record date for the payment of such dividend, which shall be not more than 60 nor less than 30 days preceding the payment date for such dividend, as is fixed by the Board of Directors. Dividends may, at the option of the Corporation, be paid (i) in cash at the Dividend Rate or (ii) until the five-year anniversary of the Issue Date, by way of an increase in the Liquidation Price in effect immediately prior to the relevant quarterly dividend payment date in an amount calculated based on the following rates per annum, compounded quarterly (such rate being the "Accretion Rate" and each such amount being an "Accretion Amount") (a) 8.50% of the Liquidation Price until January 31, 2001, (b) 9.50% of the Liquidation Price until January 31, 2002 and (c) 10.5% of the Liquidation Price thereafter until July 31, 2004, in the case of clauses (i) and (ii), payable quarterly in arrears on October 31, January 31, April 30 and July 31 of each year. Notwithstanding the foregoing, dividends shall be payable solely in accordance with clause (ii) if cash dividends have not been paid on the Repriced Preferred Stock on the immediately preceding dividend payment date with respect to such Repriced Preferred Stock. The Dividend Rate and the Accretion Rate on the Convertible Preferred Stock shall also be subject to adjustment as provided below.

         In addition to the dividends described in the preceding paragraph, the Holders shall be entitled to receive an amount equal to the amount that the Holders would be entitled to receive if the Convertible Preferred Stock were fully converted into Company Common Stock on the record date for the payment of any such dividends.

         The Dividend Rate and the Accretion Rate shall increase to 12.5% per annum, compounded quarterly, of the Liquidation Price in the event that either
(a) the Delaware Reincorporation Vote or (b) the Requisite NYSE Shareholder Approval is not obtained on or before December 31, 1999. Once the Delaware Reincorporation Vote and the Requisite NYSE Shareholder Approval are obtained, such increased rate will revert back to the applicable rate set forth in the first paragraph of Section 3. In addition, the Dividend Rate and the Accretion Rate on the Convertible Preferred Stock shall be increased by 2% per annum upon a declaration of Default Voting Event as set forth in Section 6(b)(ii) for so long as such Dividend Default remains uncured.

         On any such dividend payment date all dividends which shall have accrued on each share of Convertible Preferred Stock outstanding on such dividend payment date shall accumulate and be deemed to become "due" but shall nonetheless be payable as set forth in the first paragraph of this Section 3. If such dividends are not fully paid on such dividend payment date, such accrued dividends shall also be added to the Liquidation Price of the Convertible Preferred Stock effective as of such dividend payment date and shall thereafter accrue additional dividends in respect thereof until such unpaid dividends have been paid in full. Dividends paid on shares of Convertible Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

         Any reference to "distribution" contained in this Section 3 shall not be deemed to include any distribution made in connection with any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, that is effected in accordance with the preferences and priorities set forth in the Corporation's Articles of Incorporation and all certificates of designation setting forth the rights of the holders of the Corporation's Preferred Stock.

         Section 4. LIQUIDATION RIGHT. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Holders shall be entitled to receive out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, the Liquidation Right, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Convertible Preferred Stock; provided, however, that such rights shall accrue to the Holders only in the event that the Corporation's payments with respect to the liquidation preferences of the holders of capital stock of the Corporation ranking senior as to liquidation rights to the Convertible Preferred Stock (the "Senior Liquidation Stock") are fully met. If the assets of the Corporation available for distribution after the liquidation preferences of the Senior Liquidation Stock are fully met are not sufficient to pay an amount equal to the Liquidation Right to the holders of outstanding shares of Convertible Preferred Stock, then the assets of the Corporation shall be distributed ratably among the Holders. Neither a consolidation, merger or other business combination of the Corporation with or into another corporation or other entity nor a sale or offer of all or part of the Corporation's assets for cash, securities or other property shall be considered a liquidation, dissolution or winding up of the Corporation for purposes of this Section 4 (unless in connection therewith the liquidation of the Corporation is specifically approved).

         Section 5.        REDEMPTION.

         (a) MANDATORY REDEMPTION. The Corporation shall mandatorily redeem all of the outstanding shares of Convertible Preferred Stock (each of the following being a "Mandatory Redemption") (i) on [_______], 2009, at a redemption price equal to the Liquidation Price per share (plus an amount equal to all accrued and unpaid dividends to such date of redemption) or (ii) if (A) either the Delaware Reincorporation Vote or the Requisite NYSE Shareholder Approval is not obtained by December 31, 1999 and (B) if within twelve months following the date of the Preferred Stock Subscription Agreement, the Corporation announces or consummates a Third Party Transaction, at the Liquidation Price plus the excess, if any, of (x) the Applicable Base Price over (y) $5.25, as such number may be adjusted from time to time as provided in Section 9, multiplied by the number of Conversion Shares into which the Convertible Preferred Stock being redeemed is convertible on the date immediately preceding such announcement or consummation of the Third Party Transaction (a "Third Party Redemption Date"). In addition, if the Company Common Stock continues to be publicly traded following the consummation of any Third Party Transaction, the Holders whose Convertible Preferred Stock has been redeemed pursuant to clause (ii) of this Section 5(a) shall be entitled to receive within ten days after the first anniversary of the Third Party Redemption Date an amount equal to the excess, if any, of (i) the highest average consecutive 30-day trading price of the Company Common Stock during the 12 months following the Third Party Redemption Date over (ii) the Applicable Base Price, multiplied by the number of Conversion Shares into which the Convertible Preferred Stock could have been converted on the Third Party Redemption Date.

         No Mandatory Redemption pursuant to this Section 5(a) shall be made unless and until all outstanding Repriced Preferred Stock has been converted, repurchased, redeemed or otherwise retired. If, upon any Mandatory Redemption, funds are not legally available to the Corporation for redemption of all the shares of Convertible Preferred Stock, the Corporation shall redeem on such date, at the applicable redemption price, that number of shares of Convertible Preferred Stock which it can lawfully redeem, and from time to time thereafter, as soon as funds are legally available, the Corporation shall redeem at the applicable redemption price shares of Convertible Preferred Stock until the Corporation has redeemed the shares of Convertible Preferred Stock in full.

         In the event that the Corporation is in arrears in the redemption of its Convertible Preferred Stock pursuant to a Mandatory Redemption, the Corporation may not (i) purchase, redeem or pay dividends on any Junior Stock or
(ii) make any mandatory purchase or redemption of any Convertible Preferred Stock or stock on a parity therewith except pro rata according to all such obligations then due or in arrears among all such outstanding stock.

         (b) OPTIONAL REDEMPTION. Other than pursuant to a Mandatory Redemption in accordance with Section 5(a) or a redemption upon a Change of Control in accordance with Section 5(c), the shares of Convertible Preferred Stock shall not be redeemable at the option of the Company by the Corporation until following the four-year anniversary of the Issue Date. Following such date, the Corporation shall have the right, at its option, upon not less than 60 days' prior written notice ("Notice"), but subject to the right of the Holders to convert their shares of Convertible Preferred Stock into shares of Common Stock pursuant to Section 9, to redeem, out of funds legally available therefor, all or a portion of the shares of Convertible Preferred Stock during the 12-month period beginning on July 31 of the years indicated below (subject to the right of the Holder of record on a record date for the payment of a dividend on the Convertible Preferred Stock to receive the dividend due on such shares of Convertible Preferred Stock on the corresponding dividend payment date, if such dividend payment date is prior to the date set for redemption) at the redemption prices (expressed as a percentage of the Liquidation Price) set forth below (each a "Redemption Price"):

                  Year                                        Redemption Price
                  ----                                        ----------------
                  2003                                                 105%
                  2004                                                 104%
                  2005                                                 103%
                  2006                                                 102%
                  2007                                                 101%
                  2008 and thereafter                                  100%

provided that the Corporation shall not be entitled to redeem Convertible Preferred Stock in accordance with this subparagraph (b) unless the closing sales price for shares of Common Stock on the NYSE for the 30 consecutive trading days immediately preceding the date of the Notice shall be at least 350% of the current Conversion Price on or prior to June 30, 2004 and at least 150% of the current Conversion Price thereafter.

         In case of the redemption of less than all of the then outstanding Convertible Preferred Stock, the Corporation shall select the shares of Convertible Preferred Stock to be redeemed in accordance with any method permitted by the national securities exchange on which the Convertible Preferred

Stock is then listed, or if not so listed, the Corporation shall designate by lot, or in such other manner as the Board of Directors may determine, the shares to be redeemed, or shall effect such redemption pro rata. Notwithstanding the foregoing, the Corporation shall not redeem less than all of the Convertible Preferred Stock at any time outstanding until all dividends accrued to such payment date upon all Convertible Preferred Stock then outstanding shall have been paid.

         The Notice shall be given by first class mail, postage prepaid, to each Holder of record of the Convertible Preferred Stock to be redeemed, at such Holder's address as it shall appear upon the stock transfer books of the Corporation. Each such notice of redemption shall specify the date fixed for redemption, the Redemption Price, the then current Conversion Price, the place or places of payment and conversion and that payment or conversion will be made upon presentation of and surrender of the certificates evidencing the shares of Convertible Preferred Stock to be redeemed or converted, and that the
Convertible Preferred Stock may be converted at any time before the close of business on such date fixed for redemption.

         Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the Holder of the Convertible Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice, to a Holder of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any shares of Convertible Preferred Stock owned by other Holders to whom such notice was duly given. On or after the date fixed for redemption as stated in such Notice, each Holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued without cost to the Holder thereof representing the unredeemed shares. If such Notice shall have been so mailed and if, on or prior to the redemption date specified in such notice, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the account of the holders of the shares so to be redeemed (as to be and continue to be available therefor), then on and after the redemption date, notwithstanding that any certificate for shares of the Convertible Preferred Stock so called for redemption shall not have been surrendered for cancellation, all shares of the Convertible Preferred Stock with respect to which such notice shall have been mailed and such funds shall have been set aside shall be deemed to be no longer outstanding and all rights with respect to such shares of the Convertible Preferred Stock so called for redemption shall forthwith cease and terminate, except the right of the Holders to receive out of the funds so set aside in trust the amount payable on the redemption thereof (including an amount equal to accrued and unpaid dividends to the redemption date) without interest thereon.

         The Holder of any shares of Convertible Preferred Stock redeemed upon any exercise of the Corporation's redemption right under this Section 5(b) shall not be entitled to receive payment of the Redemption Price for such shares until such Holder shall cause to be delivered to the place specified in the Notice (i) the certificate(s) representing such shares of Convertible Preferred Stock redeemed and (ii) transfer instrument(s) satisfactory to the Corporation and sufficient to transfer such shares of Convertible Preferred Stock to the Corporation free of any adverse interests; provided that the foregoing is subject to the other provisions of the Corporation's Articles of Incorporation governing lost certificates generally.

         (c) CHANGE OF CONTROL. Upon the occurrence of a Change of Control, each Holder may require the Corporation to redeem such requesting Holder's Convertible Preferred Stock at a purchase price in cash in an amount equal to 101.0% of the applicable Liquidation Price per share (plus an amount equal to all accrued and unpaid dividends to such date of redemption) (the "Change of Control Price").

         Within 45 days following any Change of Control, the Corporation shall give to each Holder a written notice (a "Change of Control Notice") stating:

         (i) that a Change of Control has occurred and that such Holder has the right to require the Corporation to redeem such Holder's Convertible Preferred Stock at the Change of Control Price as set forth above;

          (ii) the circumstances and relevant facts regarding such Change of Control;

         (iii) the redemption date, which date shall be no earlier than 45 days nor later than 60 days from the date such notice is mailed; and

         (iv) the instructions a Holder must follow in order to have its Convertible Preferred Stock redeemed pursuant to this Section 5(c).

         Change of Control Notices shall otherwise be governed by the provisions set forth above in paragraph (b) relating to Notices.

         Holders electing to have Convertible Preferred Stock redeemed under this Section 5(c) will be required to surrender such Convertible Preferred Stock to the Corporation at the address specified in the Change of Control Notice at least five Business Days prior to the specified redemption date. Any Holder will be entitled to withdraw its election if the Corporation receives, not later than three Business Days prior to the redemption date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the amount of the Convertible Preferred Stock delivered for redemption by such Holder as to which its election is to be withdrawn and a statement that such Holder is withdrawing its election to have such Convertible Preferred Stock redeemed.

         No Change of Control Notice shall be issued pursuant to this Section 5(c) unless and until all outstanding Repriced Preferred Stock has been, or shall have been as part of the Change of Control, converted, repurchased, redeemed or otherwise retired. If, upon any Change of Control, funds are not legally available to the Corporation for redemption of the shares of Convertible Preferred Stock that the Holders have requested to be redeemed, the Corporation shall redeem on such date, at the Change of Control Price, that number of shares of Convertible Preferred Stock which it can lawfully redeem, and from time to time thereafter, as soon as funds are legally available, the Corporation shall redeem at the Change of Control Price shares of Convertible Preferred Stock until the Corporation has redeemed all the shares of Convertible Preferred Stock that the Holders have requested be redeemed.

         Section 6.        VOTING RIGHTS.

         (a) GENERAL. The Holders shall vote together with the holders of the Common Stock (and any other class of equity securities which may similarly vote with the holders of the Common Stock as a single class with respect to any matter) upon all matters upon which stockholders are entitled to vote, except for the election of directors (on which the Holders shall be entitled to vote as a separate class pursuant to paragraph (b) below), and shall be entitled to a number of votes per share of Convertible Preferred Stock equal to the number of shares of Common Stock into which the shares of the Convertible Preferred Stock are convertible on the record date of the determination of stockholders entitled to notice of and to vote on such matter. In addition, the Holders will have all voting rights required by law, and shall also have all special voting rights provided below. Any shares of Convertible Preferred Stock held by the Corporation or any entity controlled by the Corporation shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum.

         (b)      CLASS VOTING RIGHTS.

                  (i) RIGHT TO ELECT DIRECTORS. So long as any shares of Convertible Preferred Stock are outstanding, the minimum number of directors on the Board of Directors shall be eleven. The Holders shall be entitled to vote together as a class to elect four directors of the Corporation (the "Preferred Directors"); provided at least 112,000 shares of the Convertible Preferred Stock remain outstanding. In the event that (i) fewer than 112,000 shares and 75,000 or more shares of Convertible Preferred Stock are outstanding, the Holders shall be entitled to elect three Preferred Directors, (ii) fewer than 75,000 shares and 37,500 or more shares of Convertible Preferred Stock are outstanding, the Holders shall be entitled to elect two Preferred Directors, (iii) fewer than 37,500 shares and 7,500 or more shares of Convertible Preferred Stock are outstanding, the Holders shall be entitled to elect one Preferred Director and
(iv) fewer than 7,500 shares of Convertible Preferred Stock are outstanding, the Holders shall not be entitled to elect any Preferred Directors.

                  (ii) DEFAULT VOTING RIGHTS. If, without either the consent of Majority Holders or the consent of at least one Preferred Director or Stockholder Director, the Corporation (a) fails to make any quarterly dividend payment (in accordance with Section 3) on the Convertible Preferred Stock or (b) breaches a material covenant contained in the Definitive Agreements or the provisions of Section 6(b)(iii) hereof (any event described in clause (a) or (b) being a "Default Voting Event"), the Holders, following in the case of clause
(b), a declaration of default by the Majority Holders, will have the right to elect two additional Preferred Directors ("Additional Preferred Directors"). In addition, the Dividend Rate and the Accretion Rate on the Convertible Preferred Stock shall be increased by 2% per annum for so long as any Default Voting Event remains uncured by the Corporation. At such time as a Default Voting Event no longer exists, any Additional Preferred Directors elected pursuant to this
Section 6(b)(ii) shall be deemed to have automatically resigned from the Board of Directors and they shall cease to be directors of the Corporation. The Holders (voting separately as a class) will have the exclusive right to vote for and elect such Additional Preferred Directors pursuant to a written consent or at a meeting of stockholders without any further action on the part of the Corporation or the Holders as provided below.

                  (iii) ACTIONS REQUIRING AFFIRMATIVE VOTE. So long as shares of Convertible Preferred Stock are outstanding, the Corporation shall not, directly or indirectly, or through merger or consolidation with any other person, without the affirmative vote or consent of the Majority Holders, with the Holders voting separately as a class, (a) amend, alter or repeal (by merger, consolidation or otherwise) any provision of the Articles of Incorporation or the By-laws of the Corporation, as amended, so as to affect adversely the relative rights, preferences, powers (including, without limitation, voting powers) and privileges of the Convertible Preferred Stock, (b) authorize or issue any new class of shares or Equity Equivalents having a preference with respect to dividends, redemption and/or liquidation over, or on parity with, the Convertible Preferred Stock, (c) reclassify any of its capital stock into shares having a preference with respect to dividends, redemption and/or liquidation over, or on parity with, the Convertible Preferred Stock or (d) issue any additional shares of Convertible Preferred Stock. In connection with any right to vote pursuant to this Section 6(b)(iii), each Holder will have one vote for each share of Convertible Preferred Stock held.

                  (iv) SPECIAL MEETING. Whenever the rights described above shall vest, they may be exercised initially by the vote of the Majority Holders present and voting, in person or by proxy, at a special meeting of Holders or at the next annual meeting of stockholders, or by written consent of the Majority Holders without a meeting. Unless such action shall have been taken by written consent as aforesaid, a special meeting of the Holders for the exercise of any such right shall be called by the Clerk of the Corporation as promptly as possible in compliance with applicable law and regulations, and in any event within 10 days after receipt of a written request signed by the Holders of record of at least 25% of the then outstanding shares of the Convertible Preferred Stock, subject to any applicable notice requirements imposed by law or by any national securities exchange on which any Convertible Preferred Stock is listed. Such meeting shall be held at the earliest practicable date thereafter.

                  (v) TERM OF OFFICE OF DIRECTORS. Any Preferred Director shall hold office for a term expiring at the next annual meeting of stockholders and during such term may be removed at any time, either for or without cause, by and only by, the affirmative vote of the Majority Holders of record, with the Convertible Preferred Stock voting as a single class, present and voting, in person or by proxy, at a special meeting of such stockholders called for such purpose, or by written consent without a meeting of the Majority Holders of record, with the Convertible Preferred Stock voting as a single class. A special meeting of the Holders for the removal of a director elected by the Holders in accordance with this subparagraph (b) and the filling of the vacancy created thereby shall be called by the Clerk of the Corporation as promptly as possible and in any event within 10 days after receipt of request therefor signed by the holders of not less than 25% of the outstanding shares of the Convertible Preferred Stock taken as a single class, subject to any applicable notice requirements imposed by law or any national securities exchange on which any Convertible Preferred Stock is listed. Such meeting shall be held at the earliest practicable date thereafter.

                  (vi) VACANCIES. Any vacancy caused by the death, resignation or removal of any Preferred Director may be filled by the remaining Preferred Directors or, if not so filled, or if there are no Preferred Directors on the Board of Directors, by and only by a vote of the Majority Holders present and voting as a single class, in person or by proxy, at a meeting of such Holders called for such purpose, or by written consent without a meeting of the Majority Holders. Unless such vacancy shall have been filled by the remaining Preferred Directors or by written consent as aforesaid, such meeting shall be called by the Clerk of the Corporation at the earliest practicable date after such death, resignation or removal, and in any event within 10 days after the receipt of a written request signed by the Holders of record of at least 25% of the outstanding shares of the Convertible Preferred Stock taken as a single class.

                  (vii) STOCKHOLDERS' RIGHT TO CALL MEETING. If any meeting of the Holders required by this subparagraph (b) to be called shall not have been called within 10 days after personal service of a written request therefor upon the Clerk of the Corporation or within 15 days after mailing the same within the United States of America by registered mail addressed to the Clerk of the Corporation at its principal office, subject to any applicable notice requirements imposed by law or any national securities exchange on which any Convertible Preferred Stock is then listed, then the Holders of record of at least 25% of the then outstanding shares of the Convertible Preferred Stock may designate in writing a Holder of the Convertible Preferred Stock to call such meeting at the reasonable expense of the Corporation, and such meeting may be called by such Person so designated upon the notice required for annual meetings of stockholders or such shorter notice (but in no event shorter than permitted by law or any national securities exchange on which the Convertible Preferred Stock is then listed) as may be acceptable to the Majority Holders. Any Holder of Convertible Preferred Stock so designated shall have reasonable access to the stock books of the Corporation relating solely to the Convertible Preferred Stock for the purpose of causing such meeting to be called pursuant to these provisions.

                  (viii) QUORUM. At any meeting of the Holders called in accordance with the provisions of this subparagraph (b) for the election or removal of directors, the presence in person or by proxy of the Majority Holders with the Holders of Convertible Preferred Stock voting as a single class shall be required to constitute a quorum; in the absence of a quorum, a majority of the Holders present in person or by proxy shall have power to adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum shall be present.

         Section 7. OUTSTANDING SHARES. For purposes of this Resolution, all shares of Convertible Preferred Stock shall be deemed outstanding except (i) from the date fixed for redemption pursuant to Section 5, all shares of Convertible Preferred Stock that have been so called for redemption under
Section 5 if funds necessary for payment of the Redemption Price have been irrevocably deposited in trust, for the account of the Holders of the shares so to be redeemed (so as to be and continue to be available therefor), with a corporation organized and doing business under the laws of the United States or any State or territory thereof or of the District of Columbia (or a corporation or other person permitted to act as a trustee by the Securities and Exchange Commission), authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by Federal, State or District of Columbia or territorial authority; and (ii) from the date of registration of transfer, all shares of Convertible Preferred Stock held of record by the Corporation or any subsidiary of the Corporation.

         Section 8. STATUS OF ACQUIRED SHARES. The Corporation shall take all such actions as are necessary to cause any shares of Convertible Preferred Stock redeemed by the Corporation, received upon conversion pursuant to Section 9, or otherwise acquired by the Corporation, to be restored to the status of authorized and unissued shares of Preferred Stock, without designation as to series, and such shares may thereafter be issued, but not as shares of Convertible Preferred Stock unless the other provisions of this Resolution have been complied with.

         Section 9.        CONVERSION.

         (a) Except as provided in the next succeeding sentence, each share of the Convertible Preferred Stock shall be convertible at any time, after the Requisite NYSE Shareholder Approval is obtained, at the option of the Holder thereof, into validly issued, fully paid and non-assessable shares of the Company Common Stock ("Conversion Shares") at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. Unless default be made in the payment in full of the Redemption Price and any accrued and unpaid dividends, shares of Convertible Preferred Stock called for redemption in accordance with the terms herein shall cease to be convertible into Conversion Shares at the close of business on the redemption date. The Conversion Price shall be initially $5.25 per share. The number of Conversion Shares issuable upon conversion of a share of Convertible Preferred Stock is determined by dividing the Liquidation Price (inclusive of any accrued and unpaid dividends) of a share of Convertible Preferred Stock by the Conversion Price in effect on the Conversion Date (as hereinafter defined) and rounding the result to the nearest 1/100th of a share. The Conversion Price shall be subject to adjustment as provided below. Upon conversion, any accrued and unpaid dividends on the Convertible Preferred Stock shall be paid to the Holder thereof in accordance with the provisions of Section 3. If a holder converts more than one share at the same time, the number of full shares issuable upon the conversion shall be based upon the total number of shares converted.

         (b) In order to convert shares of the Convertible Preferred Stock into Conversion Shares, the Holder thereof shall surrender at the office of any transfer agent for the Convertible Preferred Stock (or in the absence of any transfer agent, the Corporation) the certificate or certificates therefor, duly endorsed to the Corporation or in blank, and give written notice to the Corporation at said office that he or she elects to convert such shares. Shares of the Convertible Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the date of surrender of such shares for conversion in accordance with the foregoing provisions (hereinafter the "Conversion Date"), and the person or persons entitled to receive Conversion Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Conversion Shares at such time. As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver at said office the certificate or certificates for the number of full Conversion Shares issuable upon such conversion, together with a cash payment in lieu of any fraction of a Conversion Share, as hereinafter provided, to the person or persons entitled to receive the same or to the nominee or nominees of such person or persons.

         (c) The Conversion Price shall be subject to adjustment as follows:

                  (i) In case the Corporation shall (i) pay a dividend in shares of any class of its Common Stock to all holders of such class, (ii) make a distribution in shares of any class of its Common Stock to all holders of such class, (iii) subdivide any of its outstanding Common Stock into a greater number of shares, or (iv) combine any of its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the holder of any shares of Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive that number of Conversion Shares representing the percentage of all outstanding shares of Common Stock which the Holder would have owned had such Convertible Preferred Stock been converted immediately prior to the happening of such event and the Conversion Price shall be adjusted accordingly. An adjustment made pursuant to this subsection (i) shall become effective immediately after the record date in the case of a dividend in shares or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

                  (ii) In case the Corporation shall issue Equity Equivalents to all or substantially all holders of any class of its Common Stock or to any other person (other than the Holders) entitling such person or persons to subscribe for, purchase or otherwise acquire shares of Common Stock (or securities in any manner representing the right to acquire Common Stock) at a price per share that is less than the then Current Market Price per share of Common Stock (as determined in accordance with subsection (v) below) at the record date for the determination of shareholders entitled to receive such Equity Equivalents on the date of issuance thereof or, with respect to issuances to persons other than Holders, on the issue date, as applicable, the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date or issue date, as applicable, by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date or issue date, as applicable, plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered, (or the aggregate conversion price of the convertible securities so offered) would purchase at such Current Market Price (as defined in subsection (iv) below), and of which the denominator shall be the number of shares of Common Stock outstanding on such record date or issue date, as applicable, plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever any Equity Equivalents are issued, and shall become effective immediately after such record date or such sale date, as applicable. If at the end of the period during which such Equity Equivalents are exercisable not all such Equity Equivalents shall have been exercised, the adjusted Conversion Price shall be readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

                  (iii) In case the Corporation shall distribute to all or substantially all holders of any class of Common Stock any shares of capital stock of the Corporation (other than Common Stock), evidences of indebtedness or other non-cash assets (including securities of any company other than the Corporation), or shall distribute to all or substantially all holders of any class of Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in subsection (ii) above), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Current Market Price per share (as defined in subsection (iv) below) of the Conversion Shares on the record date mentioned below less the fair market value on such record date (as reasonably determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value) of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date), and of which the denominator shall be the Current Market Price per share (as defined in subsection (iv) below) of the Conversion Shares on such record date. Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

                  Notwithstanding the foregoing, in the event that the Corporation shall distribute rights or warrants (other than those referred to in subsection (ii) above) ("Rights") pro rata to holders of any class of Common Stock, the Corporation may, at its option, in lieu of making any adjustment pursuant to this Section 9, make proper provision so that each holder of Convertible Preferred Stock who converts such stock (or any portion thereof) after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Conversion Stock issuable upon such conversion, a number of Rights to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights and
(ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of Common Stock into which the principal amount of the security so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

                  (iv) For the purpose of any computation under subsections (ii) and (iii) of this Section 9(c), the current market price (the "Current Market Price") per Conversion Share on any date shall be deemed to be equal to the average of the daily closing prices of the Common Stock on the NYSE or, if not then listed or traded on the NYSE, such other exchange, market or system that the Common Stock is then listed or traded on for the 10 trading days immediately prior to the record date or date of issuance with respect to distributions, issuances or other events requiring such computation under subsection (ii) or
(iii) above; provided that in the case of an underwritten public offering of Equity Equivalents which are currently traded, the Current Market Price shall be the closing price of the Common Stock on the issuance date, less an allowance for a customary discount to the current market trading price which is reasonably required to effect such offering. The closing price for each day shall be the closing price on the NYSE or the last reported sales price or, if the Conversion Shares are not listed or admitted to trading on the NYSE, on the principal national securities exchange on which the Conversion Shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing sales price of the Conversion Shares as quoted by NASDAQ or, in case no reported sale takes place, the average of the closing bid and asked prices as quoted by NASDAQ or any comparable system or, if the Conversion Shares are not quoted on NASDAQ or any comparable system, the closing sales price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose. If no such prices are available, the Current Market Price per share shall be the fair value of a Conversion Share as reasonably determined by the Board of Directors.

                  (v) In any case in which this Section 9 shall require that an adjustment be made following a record date the Corporation may elect to defer (but only until five Business Days following the mailing by the Corporation to the holders of the notice of adjustment described in subsection (ix) below) issuing to the Holder of any Convertible Preferred Stock converted after such record date the Conversion Shares and other capital stock of the Corporation issuable upon such conversion over and above the Conversion Shares and other capital stock of the Corporation issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Corporation shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Corporation of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Price is required to be made as of the record date therefor is not thereafter made or paid by the Corporation for any reason, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or such effective date had not occurred.

                  (vi) NO ADJUSTMENT. No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this subsection (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 9 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                  No adjustment need be made for a transaction referred to in paragraph (c)(i), (ii) or (iii) above if all Holders of Convertible Preferred Stock are entitled to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. The Corporation shall give 30 days prior notice to any transfer agent and to the Holders of the Convertible Preferred Stock of any such determination.

                  No adjustment need be made for (a) issuances of Common Stock pursuant to a Corporation plan for reinvestment of dividends or interest, (b) a change in the par value or a change to no par value of the Common Stock and (c) the issuance of Common Stock to directors, officers and employees of the Corporation and its subsidiaries pursuant to any stock-based incentive plan duly approved by the Board of Directors or any duly authorized committee or delegee thereof.

                  To the extent that the Convertible Preferred Stock becomes convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

                  (vii) ADJUSTMENT FOR TAX PURPOSES. The Corporation shall be entitled to make such reductions in the Conversion Price, in addition to those required by other provisions of this Section 9, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Corporation to its shareholders shall not be taxable.

                  (viii) NOTICE OF ADJUSTMENT. Whenever the Conversion Price is adjusted, the Corporation shall promptly mail to holders of the Convertible Preferred Stock and to the transfer agent a notice of the adjustment briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment.

                  (ix)     NOTICE OF CERTAIN TRANSACTIONS.

                  In the event that:

          (A) the Corporation takes any action which would require an adjustment in the Conversion Price;

          (B) the Corporation consolidates or merges with, or transfers all or substantially all of its assets to, another corporation and shareholders of the Corporation must approve the transaction (excluding the Delaware Reincorporation); or

          (C) there is a dissolution or liquidation of the Corporation,

the Corporation shall mail to holders of the Convertible Preferred Stock and to any transfer agent a notice stating the proposed record or effective date, as the case may be. The Corporation shall mail the notice at least 10 days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (A), (B) or (C) of this
Section 9(c)(ix).

                  (x) EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE ON CONVERSION PRIVILEGE. If any of the following (which shall not include the Delaware Reincorporation) shall occur, namely: (a) any reclassification or change of Conversion Shares issuable upon conversion of the Convertible Preferred Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in (c)(i),
(ii) or (iii) above); (b) any consolidation or merger to which the Corporation is a party other than a merger in which the Corporation is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (c) any sale or conveyance of all or substantially all of the assets of the Corporation as an entirety, then the Corporation, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, ensure that effective provision be made in the certificate of incorporation of the resulting or surviving corporation or otherwise that each holder of Convertible Preferred Stock then outstanding shall have the right to convert such Convertible Preferred Stock into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Conversion Stock deliverable upon conversion of such Convertible Preferred Stock immediately prior to such reclassification, change, consolidation, merger, sale or conveyance, and that the Conversion Price shall continue to be subject to adjustment which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Section 9. If in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Conversion Stock include shares of stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then effective provision shall also be made in the certificate of incorporation of such other corporation or otherwise of such additional antidilution provisions as are necessary to protect the interests of the holders of the Convertible Preferred Stock by reason of the foregoing. The provisions of this Section 9(c)(x) shall similarly apply to successive consolidations, mergers, sales or conveyances.

         Section 10. REPORTS. So long as the Convertible Preferred Stock remains outstanding, the Corporation shall cause its annual reports to stockholders and any quarterly or other financial reports and information furnished by it to stockholders pursuant to the requirements of the Exchange Act, to be mailed to the holders of the Convertible Preferred Stock (contemporaneously with the mailing of such materials to the Corporation's stockholders) at their addresses appearing on the books of the Corporation. If the Corporation is not required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, it shall cause its financial statements, including any notes thereto (and with respect to annual reports, an auditors' report by a nationally recognized firm of independent certified public accounts), a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and such other information which the Corporation would otherwise by required to include in annual and quarterly reports filed under the Exchange Act, to be mailed to the holders of the Convertible Preferred Stock, within 120 days after the end of each of the Corporation's fiscal years and within 60 days after the end of each of its first three fiscal quarters.

         Section 11. SEVERABILITY OF PROVISIONS. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

EXHIBIT B









                             STOCKHOLDERS' AGREEMENT

                                      Among

                            AMERICAN SKIING COMPANY,

                        OAK HILL CAPITAL PARTNERS, L.P.,

                   THE OTHER ENTITIES NAMED IN ANNEX A HERETO

                                       and

                                 LESLIE B. OTTEN

                         Dated as of [__________], 1999

                                TABLE OF CONTENTS

Section                                                               Page


                              ARTICLE I DEFINITIONS
1.01.  Definitions ...................................................1

                              ARTICLE II GOVERNANCE
2.01.  Board Representation ..........................................6
2.02.  Resignations and Replacements .................................7
2.03.  Rights of Estate of Mr. Otten .................................8
2.04.  Committees Generally; Nominating Committee ....................8
2.05.  Meetings; Budget; Board Fees and Expenses .....................9
2.06.  Termination of Executives .....................................10
2.07.  Employee Plans ................................................10
2.08.  Removal of Chief Executive Officer ............................10

                            ARTICLE III VOTING RIGHTS

3.01.  Voting Restrictions ...........................................10
3.02.  Special Board Rights ..........................................10

                        ARTICLE IV STANDSTILL PROVISIONS

4.01.  Ownership of the Series B Preferred ...........................13
4.02.  Transfer Restrictions .........................................13
4.03.  Acquisition of Additional Shares; Other Restrictions ..........14
4.04.  Additional Shares .............................................16
4.05.  Anti-Dilutive Rights ..........................................16

                          ARTICLE V REGISTRATION RIGHTS

5.01.  Restrictive Legend ............................................18
5.02.  Notice of Proposed Transfer ...................................18
5.03.  Request for Registration ......................................19
5.04.  Incidental Registration .......................................22
5.05.  Shelf Registration ............................................23
5.06.  Obligations of the Company ....................................24
5.07.  Furnish Information ...........................................26
5.08.  Expenses of Registration ......................................26
5.09.  Underwriting Requirements .....................................27
5.10.  Indemnification ...............................................27
5.11.  Lockup ........................................................30
5.12.  Transfer of Registration Rights ...............................30
5.13.  Rule 144 Information ..........................................30

                      ARTICLE VI FURNISHING OF INFORMATION

6.01.  Furnishing of Information .....................................31

                         ARTICLE VII GENERAL PROVISIONS

7.01.  Waiver ........................................................32
7.02.  Expenses; Attorneys' Fees .....................................32
7.03.  Notices .......................................................32
7.04.  Headings ......................................................34
7.05.  Severability ..................................................34
7.06.  Entire Agreement ..............................................34
7.07.  Assignment ....................................................35
7.08.  No Third Party Beneficiaries ..................................35
7.09.  Amendment .....................................................35
7.10.  Governing Law; Forum ..........................................35
7.11.  Effect of Delaware Reincorporation ............................36
7.12.  Counterparts ..................................................36
7.13.  Specific Performance ..........................................36

Annex A  Stockholders



                                    EXHIBIT B

                             STOCKHOLDERS' AGREEMENT


                  STOCKHOLDERS' AGREEMENT dated [________], 1999 (this "Agreement") among OAK HILL CAPITAL PARTNERS, L.P., a Delaware limited partnership ("Oak Hill") and the other entities identified in Annex A attached hereto (together with Oak Hill, the "Stockholders"), LESLIE B. OTTEN ("Mr. Otten") and AMERICAN SKIING COMPANY, a Maine corporation (the "Company").

                  WHEREAS, the execution and delivery of this Agreement is a condition to the obligations of the Company and the Stockholders under the Preferred Stock Subscription Agreement dated July 9, 1999 by and between the Company and the Stockholders (the "Subscription Agreement"), pursuant to which the Company shall sell to the Stockholders, and the Stockholders shall purchase from the Company, the Company's 8.5% Series B Convertible Participating Preferred Stock, par value $.01 per share (the "Series B Preferred"), upon the terms and subject to the conditions set forth in the Subscription Agreement;

                  WHEREAS, upon consummation of the transaction contemplated by the Subscription Agreement, the Stockholders will beneficially own an aggregate of 150,000 shares of Series B Preferred, each of which may be convertible into shares of the Company's common stock, par value $.01 per share (the "Common Stock"); and

                  WHEREAS, the Company, Mr. Otten and the Stockholders now wish to enter into this Agreement to set forth their agreement as to the matters set forth herein with respect to, among other things, representation on the Company's Board of Directors (the "Board") and the Transfer (as defined below) of the Restricted Securities (as defined below);

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, Mr. Otten and the Stockholders hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. Definitions. (a) Unless otherwise defined in this Agreement, capitalized terms are used herein as defined in the Subscription Agreement.

                  (b) As used in this Agreement, the following terms shall have the following meanings:

                  "Affiliate" has the meaning set forth in Rule 12b-2, as in effect on the date hereof, under the Exchange Act.

                  "Associate" has the meaning set forth in Rule 12b-2, as in effect on the date hereof, under the Exchange Act.

                  "Beneficially Own" has the meaning set forth below:

                  A Person shall be deemed to "Beneficially Own" any securities:

                  (i) of which such Person or any of such Person's Affiliates or Associates is considered to be a "beneficial owner" under Rule 13d-3 of the Exchange Act, as in effect on the date of this Agreement;

                  (ii) which are Beneficially Owned, directly or indirectly, by any other Person (or any Affiliate or Associate of such other Person) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting or disposing of such securities; or

                  (iii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the satisfaction of conditions) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in The City of New York or the State of Maine.

                  "By-laws" means the by-laws of the Company, as amended and restated as of the date hereof and as may be amended from time to time.

                  "Change of Control" means any event that gives any Person or Group other than holders of the Series B Preferred, the Stockholders, Mr. Otten or their Permitted Transferees the ability to control the Company (a) through the acquisition of either (i) substantially all of the assets of the Company and its Subsidiaries, taken as a whole, or (ii) a majority of the aggregate voting power of the Company's capital stock or (b) by otherwise being able to elect or designate a majority of the Board through a management contract or otherwise.

                  "Class A Common Stock" means the Company's Class A common stock, par value $.01 per share.

                  "Class A Director" means a Director elected by holders of the Class A Common Stock pursuant to the Articles of Incorporation.

                  "Common Stock Director" means a Director elected by the holders of Common Stock pursuant to the Articles of Incorporation.

                  "Conversion Stock" means the Common Stock issued by the Company upon conversion of the Series B Preferred.

                  "Director" means a member of the Board.

                  "Employee Plan" means any equity incentive plan, agreement, bonus, award, stock purchase plan, stock option plan or other stock arrangement with respect to any directors, officers or other employees of the Company.

                  "Executive Committee" means the executive committee of the Board established in accordance with the By-laws.

                  "Fair Market Value" shall mean for any applicable measurement date the closing price of the Common Stock on the NYSE or, in the event that trading hours on the NYSE are extended past 4:00 p.m. (EST), the last sale price at 4:00 p.m. (EST).

                  "Fully Diluted Basis" means, in respect of the Common Stock, the method of calculating the number of shares of Common Stock outstanding on an applicable measurement date, pursuant to which the following shares shall be deemed to be outstanding: (i) all shares of Common Stock outstanding on the date hereof, (ii) all shares of Common Stock issuable upon conversion of outstanding shares of the Class A Common Stock or the Series B Preferred, (iii) all shares of Common Stock issued after the date hereof pursuant to the exercise of stock options under Employee Plans or upon conversion of the Class A Common Stock, the Series B Preferred or the Senior Preferred Stock, (iv) all shares of Common Stock issuable pursuant to any securities or stock options of the Company outstanding at any time which are convertible into or exercisable for shares of Common Stock at a conversion or exercise price at or below the then current Fair Market Value of the Common Stock, (v) any shares of Common Stock issued after the date hereof, other than pursuant to clause (ii), (iii) or (iv) above, at a price per share at or above $10.50 per share; provided that such issuance has been approved by at least eight members of the Board and (vi) any shares of Common Stock issued for any consideration other than cash as may be approved by the Board.

                  "Group" has the meaning set forth in Rule 13d-5, as in effect on the date hereof, under the Exchange Act.

                  "Holders" means the Stockholders, Mr. Otten or any Permitted Transferee to whom the rights under this Agreement are assigned in accordance with the provisions of Section 5.12 hereof.

                  "Independent" means, in respect of a Director, an individual who meets the following criteria: (i) is not, and has not previously been, within the past three years, an employee of the Company, Mr. Otten, the Stockholders or any of their Affiliates; (ii) is not related by birth or marriage to Mr. Otten or any employee of the Company, the Stockholders, or their respective Affiliates; and (iii) is otherwise independent of Mr. Otten, the Stockholders and their respective Affiliates.

                  "ING Registration Rights Agreement" means the Registration Rights Agreement dated as of November 10, 1997 between the Company and ING.

                  "Maturity Date" means [________], 2009.

                  "Nominating Committee" means the nominating committee of the Board established in accordance with the By-laws that shall be responsible for, among other things, identifying and nominating certain Independent individuals to be elected as Directors of the Company.

                  "Otten Director" means a Director elected by the holders of Class A Common Stock or a Director designated by Mr. Otten pursuant to the terms of this Agreement.

                  "Person" means any individual, firm, corporation, partnership, limited partnership, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3), as in effect on the date hereof, of the Exchange Act.

                  "Pledge Agreement" means that certain Pledge Agreement between Mr. Otten and ING dated as of November 10, 1997 pursuant to which all of the shares of Class A Common Stock and Common Stock Beneficially Owned by Mr. Otten are pledged to ING.

                  "Register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement or similar document with the SEC in compliance with the Securities Act and the declaration or ordering of effectiveness by the SEC of such registration statement or document.

                  "Registrable Stock" shall mean (i) the Conversion Stock, (ii) the Series B Preferred, (iii) any shares of Common Stock Beneficially Owned by Mr. Otten, the Stockholders or their Permitted Transferees or (iv) any Common Stock issued as (or upon the conversion or exercise of any warrant, right, option or other convertible security which is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Series B Preferred or the Conversion Stock. For purposes of this Agreement, any Registrable Stock shall cease to be Registrable Stock when with respect to such Registrable Stock (w) a registration statement covering such Registrable Stock has been declared effective and such Registrable Stock has been disposed of pursuant to such effective registration statement, (x) such Registrable Stock is sold in a transaction in which the rights under the provisions of Article V are not assigned in accordance with Section 5.12, (y) such Registrable Stock may be sold pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144(A)) without registration under the Securities Act or (z) Mr. Otten, on the one hand, or the Stockholders, on the other hand, no longer Beneficially Own at least 2% of the outstanding shares of Common Stock (on a Fully Diluted Basis).

                  "Restricted Securities" means the Senior Preferred Stock, Series B Preferred, the Conversion Stock, the Class A Common Stock and Common Stock, including any of such stock issued as payment of a dividend.

                  "Standstill Period" shall mean any time during the period beginning on the date hereof and ending on [ ], 2004 during which either (i) the Stockholders Beneficially Own 15% or more of the outstanding shares of Common Stock (on a Fully Diluted Basis) or (ii) the Stockholders and their Affiliates or Associates Beneficially Own 33 1/3% or more of the outstanding shares of Senior Preferred Stock.

                  "Stockholder Director" means a Director designated by the Stockholders pursuant to this Agreement or elected by the holders of the Series B Preferred pursuant to the Articles of Incorporation.

                  (c) The following terms have the meanings set forth in the Sections set forth below:

         Term                                                      Location

Agreement..........................................................Preamble
Anti-Dilutive Rights...............................................ss.4.05(a)
Board..............................................................Recitals
Budget.............................................................ss.3.02(a)(i)
Common Stock.......................................................Recitals
Company............................................................Preamble
Departing Otten Director...........................................ss.2.02(b)
Departing Stockholder Director.....................................ss.2.02(a)
Executive..........................................................ss.2.06
Initiating Holders.................................................ss.5.03(a)
Maintenance Securities.............................................ss.4.05(a)
Material Subsidiaries..............................................ss.2.04(a)
Maximum Stockholder Stock Ownership Percentage.....................ss.4.03(a)
Mr. Otten..........................................................Preamble
Oak Hill...........................................................Preamble
Otten Permitted Transferee.........................................ss.4.02(a)
Permitted Transferees..............................................ss.4.02(a)
Series B Preferred.................................................Recitals
Shelf Registration.................................................ss.5.05(a)
Stockholder Permitted Transferee...................................ss.4.02(a)
Stockholders.......................................................Preamble
Subscription Agreement.............................................Recitals
Transfer...........................................................ss.4.02(a)

                  (d) References in this Agreement to annexes, articles, sections, paragraphs, clauses, schedules and exhibits are to annexes, articles, sections, paragraphs, clauses, schedules and exhibits in or to this Agreement unless otherwise indicated. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. Any term defined by reference to any agreement, instrument or document has the meaning assigned to it whether or not such agreement, instrument or document is in effect. The words "include", "includes" and "including" are deemed to be followed by the phrase "without limitation". Unless the context otherwise requires, any agreement, instrument or other document defined or referred to herein refers to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified from time to time. Unless the context otherwise requires, references herein to any Person or entity include its successors and assigns. The words "shall" and "will" have the same meaning and effect.


                                   ARTICLE II

                                   GOVERNANCE

                  SECTION 2.01. Board Representation. (a) In accordance with the Certificate of Designation and subject to the rights of holders of the Company's serial preferred stock, as of the date hereof and for so long as the Stockholders shall be entitled to nominate at least one Director pursuant to
Section 2.01(b), the Board shall consist of 11 members,  initially consisting of
(i) four Stockholder Directors, (ii) four Otten Directors and (iii) three Independent Common Stock Directors recommended by the Nominating Committee and approved by the Board.

                  (b) Each of Mr. Otten and the Stockholders shall vote all Restricted Securities Beneficially Owned by him or it, as the case may be, to cause, and the parties hereto each shall otherwise use its best efforts to cause, there to be (i) four Stockholder Directors for so long as the Stockholders Beneficially Own at least 25% of the outstanding shares of Common Stock (on a Fully Diluted Basis), (ii) three Stockholder Directors for so long as the Stockholders Beneficially Own at least 20% but less than 25% of the outstanding shares of Common Stock (on a Fully Diluted Basis), (iii) two Stockholder Directors for so long as the Stockholders Beneficially Own at least 15% but less than 20% of the outstanding shares of Common Stock (on a Fully Diluted Basis), or (iv) one Stockholder Director for so long as the Stockholders Beneficially Own at least 5% but less than 15% of the outstanding shares of Common Stock (on a Fully Diluted Basis).

                  (c) Each of Mr. Otten and the Stockholders shall vote all Restricted Securities Beneficially Owned by him or it, as the case may be, to cause, and the parties hereto each shall otherwise use its best efforts to cause, there to be (i) four Otten Directors for so long as Mr. Otten Beneficially Owns at least 25% of the outstanding shares of Common Stock (on a Fully Diluted Basis), (ii) three Otten Directors for so long as Mr. Otten Beneficially Owns at least 20% but less than 25% of the outstanding shares of Common Stock (on a Fully Diluted Basis), (iii) two Otten Directors for so long as Mr. Otten Beneficially Owns at least 15% but less than 20% of the outstanding shares of Common Stock (on a Fully Diluted Basis), or (iv) one Otten Director for so long as Mr. Otten Beneficially Owns at least 5% but less than 15% of the outstanding shares of Common Stock (on a Fully Diluted Basis).

                  (d) Mr. Otten shall cause holders of Class A Common Stock to exercise their rights to elect Class A Directors in order to effectuate, to the extent necessary, the provisions contained in this Section 2.01; provided, however, notwithstanding anything contained in this Section 2.01 to the contrary, for so long as any shares of Class A Common Stock are outstanding and entitled to elect Class A Directors, holders of shares of Class A Common Stock shall have the sole right to elect Class A Directors.

                  SECTION 2.02. Resignations and Replacements. (a) If any Stockholder Director is removed or otherwise ceases to serve as a Director for any reason other than in accordance with the Certificate of Designation (a "Departing Stockholder Director") or Section 2.01(b) or 2.02(c), the parties hereto each shall use its best efforts to cause the vacancy created by such Director ceasing to serve to be filled by a Stockholder Director who shall serve out the remaining term of the Departing Stockholder Director, after which time, such Stockholder Director position shall be filled according to Section 2.01(b).

                  (b) If any Otten Director is removed or otherwise ceases to serve as a Director for any reason (a "Departing Otten Director") other than in accordance with Section 2.01(c) or 2.02(d), the parties hereto each shall use its best efforts to cause the vacancy created by such Director ceasing to serve to be filled by an Otten Director who shall serve out the remaining term of the Departing Otten Director, after which time, such Otten Director position shall be filled according to Section 2.01(c).

                  (c) In the event that at any time any Stockholder Director is elected or appointed to the Board pursuant to Section 2.01(b) and the number of Stockholder Directors is greater than the number of Directors that the Stockholders have the right to designate by virtue of Section 2.01(b) of this Agreement, then that excess number of Stockholder Directors (starting with any Class A Director that is a Stockholder Director or, in the event that no Stockholder Director is a Class A Director, starting with the Stockholder Director with the longest remaining term of office) shall be deemed to have resigned immediately upon the occurrence of such event such that the remaining number of Stockholder Directors, if any, conform to the provisions of this Agreement, and the Stockholders or Mr. Otten, as the case may be, shall take all action promptly to effect the resignation or removal of such Director. The parties hereto each shall use its best efforts to cause the vacancy created by such Stockholder Director ceasing to serve to be filled by an Independent individual recommended by the Nominating Committee and approved by the Board or, in the case of a Class A Director, to be filled by a designee of Mr. Otten.

                  (d) In the event that at any time any Otten Director is elected or appointed to the Board pursuant to Section 2.01(c) and the number of Otten Directors is greater than the number of Directors that Mr. Otten has the right to designate by virtue of Section 2.01(c) of this Agreement, then that excess number of Otten Directors (starting with the Otten Director with the longest remaining term of office) shall be deemed to have resigned immediately upon the occurrence of such event such that the remaining number of Otten
Directors, if any, conform to the provisions of this Agreement, and the Stockholders or Mr. Otten, as the case may be, shall take all action promptly to effect the resignation or removal of such Director. The parties hereto each shall use its best efforts to cause the vacancy created by such Otten Director ceasing to serve to be filled by an Independent individual recommended by the Nominating Committee and approved by the Board.

                  SECTION 2.03. Rights of Estate of Mr. Otten. Mr. Otten hereby agrees and hereby directs his estate that in the event of his death, all of his shares of Class A Common Stock shall be converted into Common Stock effective as the date of such death.

                  SECTION 2.04. Committees Generally; Nominating Committee. (a) For so long as the Stockholders Beneficially Own at least 20% of the outstanding shares of Common Stock (on a Fully Diluted Basis), each of the parties hereto shall use its best efforts to cause the Nominating Committee to have two members and to cause one Stockholder Director (i) to serve as a member of each committee of the Board, (ii) to serve as a member of the board of directors of each of ASC East, Inc., ASC West, Inc., ASC Utah and American Skiing Company Resort Properties, Inc. or any other board or comparable body necessary to manage any subsidiary of the Company, whether existing now or created after the date hereof, that is material to the Company and its subsidiaries, taken as a whole (together, the "Material Subsidiaries") and (iii) to serve as a member of each committee of the board of directors of the Material Subsidiaries; provided, however, that if any applicable law or regulation of the NYSE (or other exchange on which the Common Stock is listed) shall prohibit the Board from appointing any of the Stockholder Directors to serve on any committee, this Agreement shall not require any Stockholder Director to serve on such committee; provided, further, however, that in such event, the Company and Mr. Otten shall consult with the Stockholders and each shall use its best efforts to ensure that the Stockholders are able to achieve a level of participation in the operation of the Board and the boards of each of the Material Subsidiaries that is substantially similar to such committee representation and to otherwise preserve the rights described in this Section 2.04.

                  (b) Each of the parties hereto shall use its best efforts to cause the Board (i) to approve any Independent individual recommended by the Nominating Committee for election to the Board and (ii) to recommend to the stockholders of the Company that such nominee be elected to the Board.

                  (c) For so long as there shall be at least one Otten Director and Mr. Otten is the Company's chief executive officer, each of the parties hereto shall use its best efforts to cause at least one Otten Director to be a member of the Nominating Committee.

                  SECTION 2.05. Meetings; Budget; Board Fees and Expenses. (a) The Board shall meet at least four times during each fiscal year, except that there shall be at least six meetings of the Board during the first fiscal year following the issuance of the Series B Preferred.

                  (b) Beginning January 1, 2000, proposals for the Budget (as hereinafter defined) shall be presented to the Board by management of the Company at least 60 days prior to the beginning of the Company's fiscal year. The parties hereto each shall use its best efforts to cause the Board to approve a Budget conforming to Section 3.02(a)(i) prior the beginning of each fiscal year. At each meeting of the Board, the Budget approved for the current fiscal year shall be reported on and updated and any additional "material" (as "materiality" is described in Section 3.02(a)(i)(E)) changes to the Budget since the previous Board meeting will be subject to Board approval.

                  (c) The Stockholder Directors shall be entitled to receive compensation in the same amount as the Company's other non-employee Directors and to be reimbursed for all reasonable expenses related to attending meetings and performing other customary duties incident to their directorship. The Otten Directors shall be entitled to receive compensation in their capacity as Directors in the same amount as the Company's other non-Stockholder Directors receive in their capacity as Directors as set forth in the By-Laws and to be reimbursed all reasonable expenses related to attending meetings and performing other customary duties incident to their directorship.

                  SECTION 2.06. Termination of Executives. Any decision to terminate the chief operating officer, president (other than Mr. Otten), chief financial officer or the general counsel of the Company or the chief operating officer (or equivalent position) of American Skiing Company Resort Properties, Inc. (each, an "Executive") will be made by Mr. Otten for so long as he continues to serve as the Company's chief executive officer; provided, however, that before terminating any Executive, Mr. Otten must (i) seek the approval of the Executive Committee of such termination at a duly called meeting and (ii) in the event that the Executive Committee does not approve such termination, seek the approval of the Board of such termination at a duly called meeting, after which time Mr. Otten may terminate such Executive without any such approval.

                  SECTION 2.07. Employee Plans. No Employee Plan will be adopted or amended in any material respect unless it has been approved by the compensation and stock option committee of the Board, such approval to include the affirmative vote of at least one Stockholder Director.

                  SECTION 2.08. Removal of Chief Executive Officer. Each of the parties hereto shall use its best efforts to cause the Board to amend the By-laws of the Company to require that the termination of the chief executive officer of the Company will require either (i) the affirmative vote of at least seven Directors, in the event that there are 11 Directors, (ii) the affirmative vote of at least six Directors (including at least one Independent Director), in the event that there are 10 Directors, (iii) the affirmative vote of at least two-thirds of the Directors (including at least one Independent Director), in the event that there are fewer than 10 Directors or (iv) the affirmative vote of at least a majority of the Directors (including at least one Independent Director), in the event that there are more than 11 Directors.


                                   ARTICLE III

                                  VOTING RIGHTS

                  SECTION 3.01. Voting Restrictions. (a) Mr. Otten agrees to vote the shares of Common Stock or Class A Common Stock Beneficially Owned by him to effect the terms of Article II of this Agreement and on other matters to vote in a manner consistent with the terms of this Agreement.

                  (b) The Stockholders agree to vote any shares of Common Stock or Series B Preferred Beneficially Owned by the Stockholders to effect the terms of Article II of this Agreement and on other matters to vote in a manner consistent with the terms of this Agreement.

                  SECTION 3.02. Special Board Rights. (a) For so long as the Stockholders Beneficially Own at least 20% of the outstanding shares of Common Stock (on a Fully Diluted Basis), the Company shall not take the actions listed in clauses (i) through (ix) below without the affirmative vote of at least one Stockholder Director, either as part of the vote of the full Board or the Executive Committee.

                  (i) Approval of an annual operating and capital budget, which shall include operating plans, detailed capital expenditure plans and a business plan (the "Budget"), which Budget will include, without limitation:

                           (A) detailed operating assumptions relating to, without limitation, (1) pricing, (2) expected skier visits,
                  (3) an explanation of changes in operating cost from the prior year, (4) head-count and expected seasonal head-count, (5) departmental "sales, general and administrative" expenses, including marketing plans and related budgets, and (6) a detailed analyses of all required capital expenditures, including return on investment analysis and a prioritization of both growth and maintenance capital expenditures;

                           (B) planned material  acquisitions,  divestitures and
                  other development decisions (1) involving more than $2,000,000 in the aggregate or (2) reasonably expected to have an impact of 5% or more on the Company's consolidated revenues or earnings;

                           (C) overall  corporate  strategy,  including  actions
                  that involve repositioning the Company, commencing new lines of business or significantly expanding lines of existing business (other than the skiing business) or making material investments in joint ventures or non-controlled operating companies;

                           (D)  requirements  for capital in accordance with the
                  Budget, including, without limitation, planned material financings (whether in the form of debt or equity), including
                  (1) issuance of debt or equity securities, (2) entering into material new credit or financing agreements, (3) materially increasing lines of credit or making material changes in existing credit arrangements, (4) pledging material assets,
                  (5) the payment of dividends on outstanding capital stock of the Company and (6) any redemption or repurchase of capital stock of the Company, other than (x) the redemption or repurchase of the Series B Preferred and (y) redemptions in accordance with the terms of an Employee Plan; and

                           (E) a  "materiality"  standard for  variations in the
Budget requiring Board approval.

                  (ii) Significant executive personnel decisions (other than terminations), including, without limitation, hiring decisions or decisions materially changing the compensation or responsibilities of any Executive and the chief executive officer of the Company.

                  (iii) Material actions that are likely to affect the Company's operating and strategic direction that are reasonably expected or likely to have an impact of 5% or more on the Company's consolidated revenues or earnings.

                  (iv) Any amendment to the Articles of Incorporation or By-laws.

                  (v)  Any  voluntary  liquidation,   dissolution,  winding  up,
         recapitalization or reorganization of the Company.

                  (vi) Initiation of material litigation other than with respect to any counterclaim made by the Company in response to any claim made by a third party.

                  (vii) Any merger, consolidation or other business combination of the Company with or into another Person or any sale of all or substantially all the assets of the Company or any of its Material Subsidiaries.

                  (viii) Material changes to or reduction in insurance coverage.

                  (ix) Material financing or capital markets activity not expressly provided in the Budget.

                  (b) The Stockholders shall use their best efforts to cause the Stockholder Directors to abstain from voting on all matters in which the Stockholders have an interest that differs from those of the Company's other stockholders in accordance with applicable law and customary corporate practice, including, without limitation, matters relating to any (i) dividend on the Series B Preferred (other than as part of the Budget approval process provided in Section 3.02(a)(i)), (ii) redemption of the Series B Preferred, (iii) amendment of or waiver under any agreement to which any Stockholder or Affiliate or Associate thereof is a party or (iv) any other transaction between the Company and/or any of its Subsidiaries or other Affiliates and any Stockholder and/or any Affiliate or Associate thereof.

                  (c) Mr. Otten shall use his best efforts to cause the Otten Directors to abstain from voting on all matters in which such Directors have an interest that differs from those of the Company's other stockholders in accordance with applicable law and customary corporate practice, including, without limitation, matters relating to (i) any amendment of or waiver under any agreement to which any such Otten Director or any Affiliate or Associate of such Otten Director is a party or (ii) any other transaction between the Company and/or any of its Subsidiaries or other Affiliates and any such Otten Director and/or any Affiliate or Associate of such Director.

                                   ARTICLE IV

                              STANDSTILL PROVISIONS

                  SECTION 4.01. Ownership of the Series B Preferred. The Stockholders severally and not jointly, represent and warrant to all other parties hereto that the Stockholders, together with their Affiliates and Associates, Beneficially Own in the aggregate, as of the date hereof, 150,000 shares of Series B Preferred and no other securities of the Company.

                  SECTION 4.02. Transfer Restrictions.  (a) Until the earlier of
(i) [ ], 2000 or (ii) the occurrence of a Change of Control, the Stockholders and Mr. Otten shall not, and shall cause their Permitted Transferees not to, directly or indirectly, sell, transfer, assign, pledge, hypothecate or otherwise dispose of ("Transfer") any Restricted Securities, except (A) to an Affiliate that expressly assumes all of such Stockholder's or Mr. Otten's, as the case may be, obligations under this Agreement (with respect to any Stockholder, a "Stockholder Permitted Transferee", with respect to Mr. Otten, an "Otten Permitted Transferee", and together with the Stockholder Permitted Transferees, "Permitted Transferees") following the delivery of written notice of such Transfer to the Company, (B) any Transfer from Mr. Otten or any Otten Permitted Transferee to ING (or its successor) pursuant to the terms of the Pledge
Agreement or any sale by Mr. Otten or any Otten Permitted Transferee to any third party if all of the net after tax proceeds from such sale are used to repay indebtedness under the Credit Agreement dated as of November 10, 1997 between Mr. Otten and ING, including any amendment, replacement or refinancing thereof, (C) any Transfer by the estate of Mr. Otten or any Otten Permitted Transferee following Mr. Otten's death, (D) any Transfer by Mr. Otten or any Otten Permitted Transferee, which together with all other Transfers by Mr. Otten or any Otten Permitted Transferee during the immediately preceding 12 months (other than pursuant to clause (B) above), does not exceed 10% of the number of shares of Common Stock Beneficially Owned by Mr. Otten and the Otten Permitted Transferees on the date hereof, (E) any Transfer by Mr. Otten or any Otten Permitted Transferee at any time following the termination of Mr. Otten's employment with the Company as chief executive officer, (F) in transactions (including tender offers and exchange offers) either (1) approved by the Board or (2) with respect to the Stockholders or any Stockholder Permitted Transferees only, in which Mr. Otten Transfers any Restricted Securities (other than pursuant to clauses (B)-(E) above) and (G) any pledge of Restricted Securities; provided, however, that in the event of a material breach or default under this Agreement, the Voting Agreement or the Subscription Agreement (x) by Mr. Otten or the Company, then any Stockholder or any Stockholder Permitted Transferee may Transfer Restricted Securities or (y) by any of the Stockholders, then Mr. Otten or any Otten Permitted Transferee may Transfer Restricted Securities, in each case, subject only to the restrictions contained in Section 4.02(b).

                  (b) Notwithstanding paragraph (a) above, the Stockholders, Mr. Otten and the Permitted Transferees shall not Transfer any Restricted Securities
(i) except through private or public sales that comply with applicable securities laws, (ii) to Persons (or any other reasonably foreseeable subsequent transferee) who, to the knowledge of any of the Stockholders, Mr. Otten or their Permitted Transferees, as the case may be, following such Transfer would Beneficially Own 10% or more of the outstanding shares of Common Stock (on a Fully Diluted Basis) or (iii) to a Person (A) that is a direct competitor in any major line of business of the Company or its Subsidiaries or (B) whose ownership of the Restricted Securities could reasonably be expected, in the opinion of the Board, to materially disadvantage the businesses of the Company and its Subsidiaries or could reasonably be expected to have an adverse effect on the future profitability of the Company and its Subsidiaries, taken as a whole.

                  (c) Each Stockholder agrees not to, directly or indirectly, Transfer its interests in any Stockholder Permitted Transferee so that it ceases to be a Stockholder Permitted Transferee unless prior thereto the Restricted Securities held by such entity are transferred to any Stockholder or one or more Stockholder Permitted Transferees.

                  (d) Mr. Otten agrees not to, directly or indirectly, Transfer his interests in any Otten Permitted Transferee so that it ceases to be an Otten Permitted Transferee unless prior thereto the Restricted Securities held by such entity are transferred to Mr. Otten or one or more Otten Permitted Transferees.

                  (e) No transferee (other than a Stockholder, Mr. Otten or their Permitted Transferees) of Restricted Securities shall be entitled to any of the rights set forth under this Agreement by virtue of its ownership of such Restricted Securities.

                  (f) Any attempted Transfer in violation of this Section 4.02 shall be null, void and of no force and effect, and the Company shall not give effect to any such attempted Transfer.

                  SECTION 4.03. Acquisition of Additional Shares; Other Restrictions. During the Standstill Period, except with the prior approval of a majority of the Directors who are not Stockholder Directors and except as expressly permitted by this Agreement or any amendment hereto, the Stockholders shall not, directly or indirectly, and shall cause the Stockholder Permitted Transferees not to, directly or indirectly:

                           (a) acquire, announce an intention to acquire, offer to acquire, or enter into any agreement, arrangement or undertaking of any kind the purpose of which is to acquire, by purchase, exchange or otherwise (i) Beneficial Ownership of any shares of Common Stock or any other security convertible into, or any option, warrant or right to acquire, Common Stock, if such acquisition would cause the Beneficial Ownership of the Stockholders and the Stockholder Permitted Transferees to be (A) more than 49.9% of the outstanding shares of Common Stock (on a Fully Diluted Basis) if prior to such transaction the Stockholders and the Stockholder Permitted Transferees Beneficially Own 40% or more of the outstanding shares of Common Stock (on a Fully Diluted Basis) or
         (B) more than 40% of the outstanding shares of Common Stock (on a Fully Diluted Basis) if prior to such transaction the Stockholders and the Stockholder Permitted Transferees Beneficially Own less than 40% of the outstanding shares of Common Stock (on a Fully Diluted Basis) (each of the percentages described in clauses (A) and (B) above being hereinafter referred to, as applicable, as the "Maximum Stockholder Stock Ownership Percentage"), (ii) one-third or more of the outstanding shares of Senior Preferred Stock or (iii) a significant portion of the assets of the Company or any of its Affiliates. With respect to clause
         (i) above, any increase in Beneficial Ownership by the Stockholders and any Stockholder Permitted Transferees resulting from any Accretion

         Amounts (as such term is defined in the Certificate of Designation, from any dividend in the form of Common Stock made with respect to the Conversion Stock, or from any repurchase of Common Stock by the Company shall not be included in the Maximum Stock Ownership Percentage; provided, however, that in all cases, the Stockholders may acquire securities of the Company pursuant to Section 4.05 or pursuant to the issuance of any dividends on Common Stock;

                           (b) solicit, or participate in any solicitation of, proxies with respect to any Common Stock or other voting securities of the Company, or become a "participant" in a "solicitation" (as such terms are defined in Rule 14A of the Exchange Act) in opposition to any matter that has been recommended by a majority of the Directors or in favor of any matter that has not been approved by a majority of the Directors unless the Company or Mr. Otten has breached any material provision of Article II or Article III (which breach shall not have been cured within 10 Business Days following receipt by the breaching party of written notice of such breach);

                           (c) propose or otherwise solicit stockholders of the Company for the approval of one or more stockholder proposals, seek or solicit support for (whether publicly or privately) any written consent of stockholders of the Company, attempt to call a special meeting of stockholders, nominate or attempt to nominate any Person for election as a Director (except in accordance with Article II), or seek the removal or resignation of any Director (except in accordance with Article II), in each case in opposition to any matter that has been recommended by a majority of the Directors or in favor of any matter that has not been approved by a majority of the Directors unless the Company or Mr. Otten has breached any material provision of Article II or Article III (which breach shall not have been cured within 10 Business Days following receipt by the breaching party of written notice of such breach);

                           (d) deposit any securities of the Company into a voting trust or similar agreement or subject any securities of the Company to any arrangement or agreement with respect to the voting of such Common Stock other than an agreement or arrangement solely among the Stockholders and the Stockholder Permitted Transferees;

                           (e) take any action to form, join or in any way participate in any partnership, limited partnership, syndicate or other Group with respect to Common Stock or otherwise act in concert with any Person for the purpose of circumventing the provisions or purposes of this Agreement;

                           (f) unless the Company is the subject of a bona fide unsolicited tender offer, exchange offer or other takeover attempt, propose (or publicly announce or otherwise disclose an intention to propose), any tender or exchange offer, merger, consolidation, share exchange, business combination, restructuring, recapitalization or similar transaction involving the Company;

                           (g) solicit, offer, seek to effect, negotiate with or provide any confidential information relating to the Company or its business to any other Person with respect to any tender or exchange offer, merger, consolidation, share exchange, business combination, restructuring, recapitalization or similar transaction involving the Company;

                           (h) make or in any way advance any request or proposal to amend, modify or waive any provision of this Agreement in a manner that requires public disclosure by any of the parties hereto; or

                           (i) announce an intention to do, or solicit, assist, prompt, induce or attempt to induce any Person to do, any of the actions restricted or prohibited under subparagraphs (a) through (h) above.

                  SECTION 4.04. Additional Shares. All shares of Restricted Securities acquired by any of the parties hereto or the Permitted Transferees pursuant to or in compliance with this Article IV or as a result of a recapitalization of the Company, or any Accretion Amount (as such term is defined in the Certificate of Designation) or stock dividends or any other action taken by the Company, shall be subject to all of the terms, covenants and conditions of this Agreement.

                  SECTION 4.05.  Anti-Dilutive Rights. (a) Except as provided in
Section 4.05(c) below, the Company shall not issue, sell or transfer to any Person any Common Stock or securities convertible into, or exercisable for, Common Stock unless the Stockholders, Mr. Otten and any Permitted Transferees are offered in writing the right to purchase, at the same price and on the same terms proposed to be issued and sold, an amount of such Common Stock or other securities (the "Maintenance Securities") as is necessary for each of the Stockholders, Mr. Otten and any Permitted Transferees to maintain, individually, the same level of its respective percentage Beneficial Ownership of Common Stock (on a Fully Diluted Basis) as it owned immediately prior to such issuance ("Anti-Dilutive Rights"). In the case of a public offering, the Company shall, as part of its offer, provide a copy of any preliminary prospectus containing either the indicative price range of the offered securities or trading information relating to the offered securities, as the case may be, and other information concerning the offering reasonably requested by the Stockholders, Mr. Otten or any Permitted Transferee. The Stockholders, Mr. Otten and any Permitted Transferee shall have the right, during the period specified in
Section 4.05(b), to accept the offer for any or all of the Maintenance Securities offered to each of them on their own behalf or on behalf of any Affiliate (and, in the case of Oak Hill, on behalf of Oak Hill Securities Fund, L.P.) not otherwise accepting such offer to acquire Maintenance Securities under this Section 4.05.

                  (b) If any Stockholder, Mr. Otten or any Permitted Transferee does not deliver to the Company written notice of acceptance of any offer made pursuant to Section 4.05(a) with respect to a public offering within five Business Days after receipt by such Stockholder, Mr. Otten, or any Permitted Transferee, as the case may be, of a preliminary prospectus (filed with the SEC as part of a registration statement) containing the pricing information indicated in Section 4.05(a) above, or, with respect to any transaction other than a public offering, within 15 Business Days after receipt of such offer by such Stockholder, Mr. Otten, or any Permitted Transferee, as the case may be, such Stockholder, Mr. Otten or Permitted Transferee shall be deemed to have waived its or his, as the case may be, right to purchase all or any part of its Maintenance Securities as set forth in such offer but such Stockholder, Mr. Otten or any such Permitted Transferee shall retain its or his, as the case may be, rights under this Section 4.05 with respect to future offers.

                  (c) The Anti-Dilutive Rights set forth above shall not apply to (i) the grant or exercise of options to purchase Common Stock or the issuance of shares of Common Stock to employees or Directors of the Company or any of its Subsidiaries or otherwise pursuant to an Employee Plan or similar plan whether in existence on the date hereof or otherwise duly adopted by the Board hereafter (whether or not such options were issued prior to the date hereof, or are hereafter issued), (ii) the issuance of warrant shares, or of shares of Common Stock issuable upon exercise of any option, warrant, convertible security or other rights to purchase or subscribe for Common Stock which, in each case, had been issued prior to the date hereof or in compliance with Section 4.05(a) or
Section 4.05(c)(i), (iii) securities issued pursuant to any stock split, stock dividend or other similar stock recapitalization or (iv) securities issued by the Company for any consideration other than cash as may be approved by the Board.

                  (d) A closing for the purchase of such Maintenance Securities pursuant to this Section 4.05(d) shall occur on the later of (i) the date on which such public or private issuance occurs and (ii) such date as may be mutually agreed to by the Company, Mr. Otten, any Otten Permitted Transferee and Oak Hill on behalf of any Stockholder and any Stockholder Permitted Transferee, as the case may be, and shall take place at the offices of the Company or at such other reasonable location as the Company may otherwise notify any Stockholder, Mr. Otten and/or any Permitted Transferee, as the case may be, at the time specified by the Company in such notice provided to any Stockholder, Mr. Otten or any Permitted Transferee, as the case may be, at least five days prior to such closing date. In connection with such closing, the Company, Mr. Otten, any Stockholder or any Permitted Transferee, as the case may be, shall provide such closing certificates and other closing deliveries provided in the transaction giving rise to the rights specified in Section 4.05.


                                    ARTICLE V

                               REGISTRATION RIGHTS

                  SECTION 5.01. Restrictive Legend. Each certificate representing the Series B Preferred or Conversion Stock shall, except as otherwise provided in this Article V, be stamped or otherwise imprinted with legends substantially in the following form:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

         THE SECURITY REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND CERTAIN RESTRICTIONS ON VOTING CONTAINED IN THE STOCKHOLDERS' AGREEMENT, DATED [________], 1999, AS THE SAME MAY

         BE AMENDED, AMONG THE COMPANY AND CERTAIN STOCKHOLDERS LISTED ON THE SIGNATURE PAGES THEREOF.

A certificate shall not bear the Securities Act legend or the legend regarding this Agreement, as the case may be, if in the opinion of counsel satisfactory to the Company (it being agreed that Shearman & Sterling shall be satisfactory) the securities being sold thereby may be publicly sold without registration under the Securities Act or may be sold without being subject to the restrictions on sale specified in Article IV.

                  SECTION 5.02. Notice of Proposed Transfer. Prior to any proposed Transfer of any shares of Registrable Stock (other than under the circumstances described in Section 5.03, 5.04 or 5.05), permitted under Article IV, the holder thereof shall give written notice to the Company of its intention to effect such Transfer. Each such notice shall describe the manner of the proposed Transfer and, if known, the identity of the proposed transferee and, if requested by the Company, shall be accompanied by an opinion of counsel satisfactory to the Company to the effect that the proposed Transfer may be effected without registration under the Securities Act, whereupon the holder of such stock shall be entitled to Transfer such stock in accordance with the terms of its notice, subject in any event to the restrictions in Article IV; provided, however, that no such opinion of counsel shall be required for a Transfer to one or more Permitted Transferees subject in any event to the restrictions in
Article IV. Each certificate representing Registrable Stock transferred as above provided shall bear the legends set forth in Section 5.01, except that such certificate shall not bear such legends if (i) such Transfer is in accordance with the provisions of Rule 144 of the Securities Act (or any other rule permitting public sale without registration under the Securities Act, but not Rule 144A) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an Affiliate of the Company) would be entitled to Transfer such securities in a public sale without registration under the Securities Act. The restrictions provided for in this Section 5.02 shall not apply to securities that are not required to bear the legends prescribed by Section 5.01 in accordance with the provisions of Section 5.01.

                  SECTION 5.03. Request for Registration. (a) Subject to the provisions of Article IV, at any time after [ ], 2000, one or more Holders of Registrable Stock (the "Initiating Holders") may request in a written notice (which notice shall state the number of shares of Registrable Stock to be so registered and the intended method of distribution) that the Company file a registration statement under the Securities Act (or a similar document pursuant to any other statute then in effect corresponding to the Securities Act) covering the registration of any or all Registrable Stock held by such Initiating Holders in the manner specified in such notice; provided, however, that there must be included in such registration at least 10% of the Registrable Stock issued (or any lesser percentage if the anticipated aggregate offering price would exceed $25 million). Following receipt of any notice under this
Section 5.03, the Company shall (x) within 30 days notify all other Holders of such request in writing and (y) use its best efforts to cause to be registered under the Securities Act all Registrable Stock that the Initiating Holders and such other Holders have, within ten days after the Company has given such notice, requested be registered in accordance with the manner of disposition specified in such notice by the Initiating Holders.

                  (b) If the Initiating Holders intend to have the Registrable Stock distributed by means of an underwritten offering, the Company shall include such information in the written notice referred to in clause (x) of paragraph (a) above. In such event, the right of any Holder to include its Registrable Stock in such registration shall be conditioned upon such Holder's participation in such underwritten offering and the inclusion of such Holder's Registrable Stock in the underwritten offering (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided below. All Holders proposing to distribute Registrable Stock through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters. Such underwriter or underwriters shall be selected by a majority in interest of the Initiating Holders and shall be approved by the Company, which approval shall not be unreasonably withheld.

                  (c) Notwithstanding any provision of this Agreement to the contrary,

                  (i) the Company shall not be required to effect a registration pursuant to this Section 5.03 during the period starting with the date which is 30 days prior to the date of the initial public filing by the Company of, and ending on a date that is 120 days following the effective date of, a registration statement pertaining to a public offering of securities for the account of the Company or on behalf of the selling stockholders under any other registration rights agreement that the Holders have been entitled to join pursuant to Section 5.04; provided, however, that the Company shall actively employ in good faith all reasonable efforts to cause such registration statement to become effective as promptly as practicable;

                  (ii) if  (A)(i)  the  Company  is in  possession  of  material nonpublic information relating to the Company or any of its Subsidiaries and (ii) the Company determines in good faith that public disclosure of such material nonpublic information would not be in the best interests of the Company and its stockholders, (B)(i) the Company has made a public announcement relating to an acquisition or business combination transaction that includes the Company and/or one or more of its Subsidiaries that is material to the Company and its Subsidiaries taken as a whole and (ii) the Company determines in good faith that (x) offers and sales of Registrable Stock pursuant to any registration statement prior to the consummation of such transaction (or such earlier date as the Company shall determine) is not in the best interests of the Company and its stockholders or (y) it would be impracticable at the time to obtain any financial statements relating to such acquisition or business combination transaction that would be required to be set forth in a registration statement or (C) the Company shall furnish to such Holders a certificate signed by the president of the Company stating that in the good faith opinion of the Board such registration would interfere with any material transaction or financing, confidential negotiations, including, without limitation, negotiations relating to an acquisition or business combination transaction, or business activities then being pursued by the Company or any of its Subsidiaries, then, in any such case, the Company's obligation to use all reasonable efforts to file a registration statement shall be deferred, or the effectiveness of any registration statement may be suspended, in each case for a period not to exceed 120 days; provided, however, that the Company may not delay the filing or suspend the effectiveness of any registration statement under this
         Section 5.03(ii) on more than one occasion in any consecutive twelve-month period;

                  (iii) the Company shall not be required to effect a registration pursuant to this Section 5.03 if the Registrable Stock requested by all Holders to be registered pursuant to such registration are included in, and eligible for sale under, a Shelf Registration (as defined below); and

                  (iv)  the   Company   shall  not  be   required  to  effect  a
         registration pursuant to this Section 5.03 more than one time in any consecutive twelve-month period.

                  (d) With respect to any registration pursuant to this Section 5.03, the Company may include in such registration any of its primary securities sold on its own behalf or securities being offered by ING pursuant to the ING Registration Rights Agreement. If, in the opinion of the managing underwriter (or, in the case of a non-underwritten offering, in the opinion of the Company), the total amount of all securities to be registered, including Registrable Stock, will exceed the maximum amount of the Company's securities which can be marketed (i) at a price reasonably related to the then current market value of such securities, and (ii) without otherwise materially and adversely affecting the entire offering, then subject to the registration rights of the holders of the Senior Preferred Stock and ING, the Company securities and Registrable Stock to be included in such registration shall be included in the order as set forth in clauses (1) and (2) below:

                  (1) In any registration pursuant to this Section 5.03 where the Stockholders are the Initiating Holders:

                          (A) first, any securities of the Initiating Holders;

                          (B) second, any securities offered by the Company; and

                          (C) third, other Holders  requesting  registration of
                           Registrable Stock in proportion (as nearly as practicable) to the amount of Registrable Stock requested to be included by such Holder at the time of filing the registration statement.

                  (2) In any registration pursuant to this Section 5.03 where Mr. Otten is the Initiating Holder:

                           (A)      first, any securities of the Company; and

                           (B) second, any securities of Holders requesting registration of Registrable Stock, in proportion (as nearly as practicable) to the amount of Registrable Stock requested to be included by such Holder at the time of filing the registration;

Notwithstanding clause (2) above, but subject to the registration rights of the holders of the Senior Preferred Stock and ING, Mr. Otten, his estate or the Otten Permitted Transferees, as the case may be, shall have priority over the Company and each other Holder in selling any and all of their shares of Registrable Stock on one occasion within two years following Mr. Otten's (1) termination or resignation from the office of chief executive officer of the Company or (2) death.

                  (e) The Company shall not be obligated to effect and pay for more than four registrations of the Stockholders (two of which may be Shelf Registrations requested pursuant to Section 5.05) and three registrations of Mr. Otten (one of which may be a Shelf Registration requested pursuant to Section 5.05) pursuant to this Section 5.03; provided, however, that a registration requested by any Holder pursuant to this Section 5.03 shall not be deemed to have been effected for purposes of this Section 5.03(e) unless (i) it has been declared effective by the SEC, (ii) it has remained effective for the period set forth in Section 5.06(a), (iii) the offering of Registrable Stock pursuant to such registration is not subject to any stop order, injunction or other order or requirement of the SEC (other than any such stop order, injunction, or other requirement of the SEC prompted by any act or omission of Holders of Registrable Stock) and (iv) such Holder was permitted to include in such registration at least one-half of the Registrable Stock requested by it or him, as the case may be, to be included in such registration.

                  SECTION 5.04. Incidental Registration.  (a) Subject to Section
5.09 and to the registration rights of the holders of the Senior Preferred Stock and ING, if at any time the Company determines that it shall file a registration statement under the Securities Act for the registration of Common Stock (other than a registration statement on a Form S-4 or S-8 or an offering of securities solely to the Company's existing stockholders) on any form that would also permit the registration of the Registrable Stock and such filing is to be on its behalf or on behalf of selling holders of its securities for the general registration of Common Stock to be sold for cash, the Company shall each such time promptly give the Holders written notice of such determination setting forth the date on which the Company proposes to file such registration statement, which date shall be no earlier than 15 days from the date of such notice, and advising the Holders of their right to have Registrable Stock included in such registration. In the case of a registration statement to be filed on behalf of selling holders of its securities, the Company shall also indicate in such notice whether it will be registering securities on its own behalf as part of such registration statement. Upon the written request of any Holder received by the Company not later than 15 days after the date of the Company's notice (which request shall state the number of Registrable Shares to be so registered and the intended method of distribution), the Company shall, subject to Section 5.04(b) below, use all reasonable efforts to cause to be registered under the Securities Act all of the Registrable Stock that each such Holder has so requested to be registered; provided, however, that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 5.04 without obligation or liability to such Holder.

                  (b) If, in the opinion of the managing underwriter (or, in the case of a non-underwritten offering, in the opinion of the Company), the total amount of such securities to be so registered, including such Registrable Stock, will exceed the maximum amount of the Company's securities which can be marketed
(i) at a price reasonably related to the then current market value of such securities and (ii) without otherwise materially and adversely affecting the entire offering, then subject to the registration rights of the holders of the Senior Preferred Stock and ING, the Company securities and Registrable Stock to be included in such registration shall be included in the following order:

         (A)      first, any securities of the Company;

         (B)  second,   any  Registrable   Stock  of  the  Stockholders  or  the
Stockholder Permitted Transferees; and

         (C) third, any Registrable Stock of Mr. Otten or the Otten Permitted Transferees or any other stockholder hereafter granted incidental registration rights in proportion (as nearly as practicable) to the amount of Registrable Stock requested to be included by Mr. Otten, the Otten Permitted Transferees or such stockholders at the time of the filing of the registration statement.

                  SECTION 5.05. Shelf Registration. (a) An Initiating Holder may use registration rights granted pursuant to Section 5.03, subject to the limitations of paragraphs (d) and (e) of Section 5.03, to request that the Company file a "shelf" registration statement pursuant to Rule 415 under the Securities Act or any successor rule (the "Shelf Registration") with respect to the Registrable Stock. The Company shall (i) use all reasonable efforts to have the Shelf Registration filed within 30 days of such request and declared effective as soon as reasonably practicable following such request and (ii) subject to Section 5.03(c)(iii), use all reasonable efforts to keep the Shelf Registration continuously effective from the date that such Shelf Registration is declared effective until at least the earlier of such time as (A) all such Registrable Stock has been sold thereunder or (B) the second anniversary of such effective date in order to permit the prospectus forming a part thereof to be usable by Holders during such period.

                  (b) Subject to Section 5.03(c)(iii), the Company shall supplement or amend the Shelf Registration, (i) as required by the registration form utilized by the Company or by the instructions applicable to such registration form or by the Securities Act, (ii) to include in such Shelf Registration any additional securities that become Registrable Stock by operation of the definition thereof and (iii) following the written request of an Initiating Holder pursuant to Section 5.05(c), to cover offers and sales of all or a part of the Registrable Stock by means of an underwriting. The Company shall furnish to the Holders of the Registrable Stock to which the Shelf Registration relates copies of any such supplement or amendment sufficiently in advance (but in no event less than five Business Days in advance) of its use or filing with the SEC to allow the Holders a meaningful opportunity to comment thereon.

                  (c) The Holders may, at their election and upon written notice by an Initiating Holder to the Company, subject to the limitations set forth in
Section 5.03(c)(iii), effect offers and sales under the Shelf Registration by means of one or more underwritten offerings, in which case the provisions of
Section 5.03(b) shall apply to any such underwritten distribution of securities under the Shelf Registration and such underwriting shall, if sales of Registrable Stock pursuant thereto shall have closed, be regarded as the exercise of one of the registration rights contemplated by Section 5.03.

                  SECTION 5.06. Obligations of the Company. Whenever required under Sections 5.03 and 5.05 to use all reasonable efforts to effect the registration and sale of any Registrable Stock under the Securities Act, the Company shall:

                  (a) prepare and file with the SEC a registration statement with respect to such Registrable Stock (which shall be filed in no event later than 90 days after written notice requesting a registration statement under Section 5.03 or 5.05 has been received) and use all reasonable efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby determined as provided hereafter; provided, however, that the Company shall not be required to keep any Registration Statement (other than the Shelf Registration) effective more than 120 days;

                  (b)  prepare  and  file  with  the  SEC  such  amendments  and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Stock covered by such registration statement;

                  (c) furnish to the Holders such  reasonable  numbers of copies of the registration statement and the prospectus included therein (including each preliminary prospectus and any amendments or supplements thereto) in conformity with the requirements of the Securities Act, any exhibits filed therewith and such other documents and information as they may reasonably request;

                  (d) use all reasonable efforts to register or qualify the Registrable Stock covered by such registration statement under such other securities or "blue sky" laws of such jurisdiction within the United States and Puerto Rico as shall be reasonably appropriate for the distribution of the Registrable Stock covered by the registration statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in or to file a general consent to service of process in any jurisdiction wherein it would not, but for the requirements of this paragraph (except that the Company will use all reasonable efforts to register or qualify Registrable Stock in such additional jurisdictions as the Holder may request subject to the foregoing proviso and at the Holder's own expense), be obligated to do so; and provided further that the Company shall not be required to qualify such Registrable Stock in any jurisdiction in which the securities regulatory authority requires that any Holder submit any shares of its Registrable Stock to the terms, provisions and restrictions of any escrow, lockup or similar agreement(s) for consent to sell Registrable Stock in such jurisdiction unless such Holder agrees to do so;

                  (e) promptly notify each Holder for whom such Registrable Stock is covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made. In the event the Company shall give such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective as provided in Section 5.06(a) (or, in the case of the Shelf Registration, Section 5.05(a)) by the number of days during the period from and including the date of the giving of such notice to the date when the Company shall make available to the Holders such supplemented or amended prospectus;

                  (f) furnish, at the request of any Holder requesting registration of Registrable Stock pursuant to Section 5.03 or 5.05, if the method of distribution is by means of an underwriting, on the date that the Shares of Registrable Stock are delivered to the underwriters for sale pursuant to such registration or, if such Registrable Stock is not being sold through underwriters, on the date that the registration statement with respect to such shares of Registrable Stock becomes effective, (1) a signed opinion, dated on or about such date, of the independent legal counsel representing the Company for the purpose of such registration, addressed to the underwriters, if any, and if such Registrable Stock is not being sold through underwriters, then to the Holders making such request, as to such matters as such underwriters or the Holders holding a majority of the Registrable Stock included in such registration, as the case may be, may reasonably request and as would be customary in such a transaction, and (2) letters dated on or about such date and the date the offering is priced from the independent certified public accountants of the Company, addressed to the underwriters, if any, and if such Registrable Stock is not being sold through underwriters, then to the Holders making such request and, if such accountants refuse to deliver such letters to such Holders, then to the Company (i) stating that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of the Company included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and (ii) covering such other financial matters (including information as to the period ending not more than five Business Days prior to the date of such letters) with respect to the registration in respect of which such letter is being given as such underwriters or the Holders holding a majority of the Registrable Stock included in such registration, as the case may be, may reasonably request and as would be customary in such a transaction;
                  (g) enter into customary agreements (including if the method of distribution is by means of an underwriting, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Stock to be so included in the registration statement;

                  (h) otherwise use all reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its securityholders, as soon as reasonably practicable, but not later than 18 months after the effective date of the registration statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such registration statement, which earnings statements shall satisfy the provisions of
         Section 11(a) of the Securities Act and Rule 158 thereunder; and

                  (i) use all reasonable efforts to list the Registrable Stock covered by such registration statement with any U.S. nationally recognized securities exchange on which the Common Stock is then listed.

For purposes of Sections 5.06(a) and 5.06(b), the period of distribution of Registrable Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Stock in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Stock covered thereby and six months after the effective date thereof.

                  SECTION 5.07. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to
Article V of this Agreement that the Holders shall furnish to the Company such information regarding themselves, the Registrable Stock held by them, and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

                  SECTION 5.08. Expenses of Registration. All expenses incurred in connection with each registration pursuant to Sections 5.03, 5.04 and 5.05 of this Agreement, excluding underwriters' discounts and commissions, but including, without limitation, all registration, filing and qualification fees, word processing, duplicating, printers' and accounting fees (including the expenses of any special audits or "cold comfort" letters required by or incidental to such performance and compliance), fees of the National Association of Securities Dealers, Inc. or listing fees, messenger and delivery expenses, all fees and expenses of complying with state securities or "blue sky" laws, and fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders (which counsel, subject to the registration rights of holders of the Senior Preferred Stock and ING, shall be selected by the Holders holding a majority in interest of the Registrable Stock being registered), shall be paid by the Company; provided, however, that if a registration request pursuant to Section 5.03 or 5.05 is subsequently withdrawn by the Holders the Company shall not be required to pay any expenses of such registration proceeding, and such withdrawing Holders shall bear such expenses. The Holders shall bear and pay the underwriting commissions and discounts applicable to securities offered for their account and the fees and disbursements of any additional counsel in connection with any registrations, filings and qualifications made pursuant to this Agreement.

                  SECTION 5.09. Underwriting Requirements. In connection with any underwritten offering, the Company shall not be required under Section 5.04 to include shares of Registrable Stock in such underwritten offering unless the Holders of such shares of Registrable Stock accept the terms of the underwriting of such offering that have been reasonably agreed upon between the Company and the underwriters selected by the Stockholders.

                  SECTION 5.10. Indemnification. In the event any Registrable Stock is included in a registration statement under this Agreement:

                  (a) The Company shall indemnify and hold harmless each Holder, such Holder's directors and officers, agents of such Holder, each person who participates in the offering of such Registrable Stock, including underwriters (as defined in the Securities Act), and each Person, if any, who controls such Holder or participating person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act, the Exchange Act, state securities or "blue sky" laws or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Holder, such Holder's directors and officers, agents, such participating person or controlling person for any legal or other expenses reasonably incurred by them (but not in excess of expenses incurred in respect of one counsel for Mr. Otten and any Otten Permitted Transferee and one counsel for the Stockholders and any Stockholder Permitted Transferee, as the case may be, all of them unless there is an actual conflict of interest between any indemnified parties, which indemnified parties may be represented by separate counsel) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 5.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company; provided further that the Company shall not be liable to any Holder, such Holder's directors and officers, agents, participating person or controlling person in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, such Holder's directors and officers, agents, participating person or controlling person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Holder, such Holder's directors and officers, agents, participating person or controlling person, and shall survive the Transfer of such securities by such Holder.

                  (b) Each Holder requesting or joining in a registration severally and not jointly shall indemnify and hold harmless the Company, each of its directors and officers, each Person, if any, who controls the Company within the meaning of the Securities Act, and each agent and any underwriter for the Company (within the meaning of the Securities Act) against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, controlling person, agent or underwriter may become subject, under the

         Securities Act, Exchange Act, state securities or "blue sky" laws or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration; and each such Holder shall reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent or underwriter (but not in excess of expenses incurred in respect of one counsel for all of them unless there is an actual conflict of interest between any indemnified parties which indemnified parties may be represented by separate counsel) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 5.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder; and provided further that the liability of each Holder hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the net proceeds from the sale of the Shares sold by such Holder under such registration statement bears to the total net proceeds from the sale of all securities sold thereunder, but not in any event to exceed the net proceeds received by such Holder from the sale of Registrable Stock covered by such registration statement.

                  (c) Promptly after receipt by an indemnified  party under this
         Section 5.10 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 5.10, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party; provided, however, that an indemnified party shall have the right to retain its own counsel, with all fees and expenses thereof to be paid by such indemnified party, and to be apprised of all progress in any proceeding the defense of which has been assumed by the indemnifying party. The failure to notify an indemnifying party promptly of the commencement of any such action shall not relieve the indemnifying party from any liability in respect of such action which it may have to such indemnified party on account of the indemnity contained in this Section 5.10, unless (and only to the extent) the indemnifying party was prejudiced by such failure, and in no event shall such failure relieve the indemnifying party from any other liability which it may have to such indemnified party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any claim or pending or threatened proceeding in respect of which the indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such claim or proceeding.

                  (d) To the extent any indemnification by an indemnifying party is prohibited or limited by applicable law, the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether or not any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.10(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  SECTION 5.11. Lockup. Each Holder shall, in connection with any registration of the Company's securities, upon the request of the Company or the underwriters managing any underwritten offering of the Company's securities, agree in writing not to effect any sale, disposition or distribution of any Registrable Stock (other than (i) the Registrable Stock included in such registration or (ii) as permitted by clause (B) of Section 4.02(a)), without the prior written consent of the Company or such underwriters, as the case may be, for such period of time from 60 days prior to the effective date of such registration to such time as the Company or the underwriters may specify; provided, however, that (x) all Executives and Directors shall also have agreed not to effect any sale, disposition or distribution of any Registrable Stock under the circumstances and pursuant to the terms set forth in this Section 5.11 and (y) in no event shall the Holders be required to not effect any sale, disposition or distribution for longer than 180 days after the Registration Statement becomes effective pursuant to this Section 5.11.

                  SECTION  5.12.  Transfer of  Registration  Rights.  Subject to
Article IV, the registration rights of the Stockholders or Mr. Otten under this Agreement with respect to any Registrable Stock may be transferred to any Permitted Transferee of such Registrable Stock; provided, however, that (i) the Stockholders and Mr. Otten shall give the Company written notice at or prior to the time of such Transfer stating the name and address of the Permitted

Transferee and identifying the securities with respect to which the rights under this Agreement are being transferred; (ii) such Permitted Transferee shall agree in writing, in form and substance reasonable satisfactory to the Company, to be bound as a Holder by the provisions of this Agreement; and (iii) immediately following such Transfer, the further disposition of such securities by such Permitted Transferee is restricted under the Securities Act. Except as set forth in this Section 5.12, no Transfer of Registrable Stock shall cause such Registrable Stock to lose such status.

                  SECTION 5.13. Rule 144 Information. Subject to Article IV, and with a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Stock to the public without registration, at all times after 90 days after any Shelf Registration Statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

                  (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c) furnish to each Holder of Registrable Stock forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any Registrable Stock without registration.




                                   ARTICLE VI

                            FURNISHING OF INFORMATION

                  SECTION 6.01. Furnishing of Information. For so long as the Stockholders, on the one hand, and Mr. Otten, on the other hand, Beneficially Own at least 5% of the outstanding shares of Common Stock (on a Fully Diluted Basis):

                  (a) The Company will furnish or make available to the Stockholders and/or Mr. Otten, as the case may be, its annual reports to stockholders and any quarterly or other financial reports and information furnished by it to stockholders pursuant to the requirements of the Exchange Act.

                  (b) If the Company is not required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, it shall furnish to the Stockholders and/or Mr. Otten, as the case may be, its financial statements, including any notes thereto (and with respect to annual reports, an auditors' report by a nationally recognized firm of independent certified public accountants), a "Management's
         Discussion   and  Analysis  of  Financial   Condition  and  Results  of
         Operations" and such other information which the Company would otherwise be required to include in annual and quarterly reports filed under the Exchange Act.

                  (c) The Company shall, at any reasonable time and from time to time, permit the Stockholders and/or Mr. Otten, as the case may be, or any agent or representative thereof, to examine and make copies of and abstracts from the records and books of account of the Company, and to discuss the records, finances and accounts of the Company with any of its officers, Directors and with their independent certified public accountants.


                                   ARTICLE VII

                               GENERAL PROVISIONS

                  SECTION 7.01. Waiver. The parties hereto may agree to (a) extend the time for the performance of any of the obligations or other acts of other parties, (b) waive any inaccuracies in the representations and warranties of other parties contained herein or in any document delivered by other parties pursuant hereto or (c) waive compliance with any of the agreements or conditions of other parties contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights. Oak Hill shall have all authority to act on behalf of the other Stockholders under this Section 7.01.

                  SECTION 7.02. Expenses; Attorneys' Fees. (a) Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

                  (b) A party in breach of this Agreement shall, on demand, indemnify and hold harmless the other parties for and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other party may be entitled.

                  SECTION 7.03. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy, by e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.03):

                  (a)      if to the Company or Mr. Otten,

                           American Skiing Company
                           Sunday River Road
                           Bethel, ME  04217
                           Telecopy:  (207) 824-5110
                           Attention:  Leslie B. Otten
                                          Christopher E. Howard

 with copies (which shall not constitute notice to the Company or Mr. Otten) to:

                           Pierce Atwood
                           One Monument Square
                           Portland, ME  04101
                           Telecopy:  (207) 791-1350
                           Attention:   David J. Champoux, Esq.
                          (e-mail: dchampoux@pierceatwood.com)

                           and

                           Shearman & Sterling
                           599 Lexington Avenue
                           New York, NY  10022-6069
                           Telecopy:  (212) 848-7179
                           Attention:   Robert Evans III, Esq.
                                        (e-mail: revans@shearman.com)
                                        Peter D. Lyons, Esq.
                                        (e-mail: plyons@shearman.com)

                  (b)      if to the Stockholders,

                           Oak Hill Capital Partners, L.P.
                           201 Main Street
                           Fort Worth, Texas 76102
                           Attention: Ray Pinson

                           and

                           Oak Hill Capital Management, Inc.
                           Park Avenue Tower
                           65 East 55th Street
                           New York, NY  10022
                           Telecopy:  212-754-5685
                           Attention:  Steven B. Gruber
                                       Bradford E. Bernstein
         with a copy (which shall not constitute notice to the Stockholders) to:

                           Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, NY  10019
                           Telecopy:  (212) 373-2377
                           Attention:  Matthew Nimetz, Esq.

                  SECTION 7.04. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. No party to this Agreement shall be deemed to be the draftsman of this Agreement.

                  SECTION 7.05. Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

                  SECTION 7.06. Entire Agreement. This Agreement, together with the Voting Agreement, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof.

                  SECTION 7.07. Assignment. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, with respect to the Company, any successor corporation; provided, however, other than as contemplated by the Delaware Reincorporation or any other merger involving the Company, no party hereto shall assign or delegate any of the rights or obligations created under this Agreement without the prior written consent of the other parties, except to Affiliates of Oak Hill or to Oak Hill Securities Fund, L.P.; provided, however, that no such assignment shall release Oak Hill or any of the other Stockholders from any of their obligations hereunder. Oak Hill shall have all authority to act on behalf of the other Stockholders under this Section 7.07.

                  SECTION 7.08. No Third Party Beneficiaries. Except for the provisions of Article V relating to indemnified parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  SECTION 7.09. Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the parties hereto or (b) by a waiver in accordance with Section 7.01. Oak Hill shall have all authority to act on behalf of the other Stockholders under this
Section 7.09.

                  SECTION 7.10. Governing Law; Forum. (a) Prior to the Delaware Reincorporation, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Maine and (b) on or after the occurrence of the Delaware Reincorporation, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, in each case, as applicable to contracts executed in and to be performed entirely in that state and without regard to any applicable conflicts of law principles. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any State or federal court in Maine (if such action or proceeding is commenced prior to the Delaware Reincorporation) or in Delaware (if such action or proceeding is commenced after the Delaware Reincorporation). Each of the parties to this Agreement (a) consents to submit itself to the personal jurisdiction of any Maine or Delaware State or federal court, as the case may be, in the event that any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action in relation to this Agreement or any of the other transactions contemplated by this Agreement in any court other than any Maine or Delaware State or federal court, as the case may be.

                  SECTION  7.11.  Effect  of  Delaware   Reincorporation.   This
agreement shall continue in full force and effect notwithstanding any actions taken in connection with the Delaware Reincorporation.

                  SECTION 7.12. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  SECTION 7.13. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                      OAK HILL CAPITAL PARTNERS, L.P.


                                      By:__________________________________
                                      Name:
                                      Title:


                                      [OTHER STOCKHOLDER' NAMES TO COME]


                                      By: __________________________________
                                      Name:
                                      Title:

                                      AMERICAN SKIING COMPANY


                                      By:
                                      Name:
                                      Title:

                                      LESLIE B. OTTEN




CONSENTED TO AND ACKNOWLEDGED BY:

ING US CAPITAL LLC,
         AS PLEDGEE OF SHARES
         OF CLASS A COMMON
         STOCK AND COMMON STOCK
         BENEFICIALLY OWNED BY
         LESLIE B. OTTEN

By:      __________________________________
         Name:
         Title:

                                     ANNEX A

                                  STOCKHOLDERS


                                                       Jurisdiction and
Name                                                  Type of Organization


Oak Hill Capital Partners, L.P.                            Delaware L.P.

[Other Stockholders' names]

                                    EXHIBIT C

                        FORM OF OPINION OF PIERCE ATWOOD,
                         OUTSIDE COUNSEL TO THE COMPANY

                  Terms used herein but not defined shall have the meanings ascribed to them in the Preferred Stock Subscription Agreement.

                  (i) The Company and each Company Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and the Company has all necessary corporate power and authority to enter into each of the Preferred Stock Subscription Agreement, the Stockholders' Agreement and the Voting Agreement, to carry out its obligations thereunder and to consummate the transactions contemplated thereby.

                  (ii) The execution and delivery of each of the Preferred Stock Subscription Agreement, the Stockholders' Agreement and the Voting Agreement by the Company, the performance by the Company of its obligations thereunder and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all requisite action on the part of the Company other than the approval by the Company's stockholders of (a) the issuance of Conversion Stock, if any, pursuant to the terms of the Series B Preferred as required by the rules of the NYSE and (b) the Delaware Reincorporation.

                  (iii) Each of the Preferred Stock Subscription Agreement, the Stockholders' Agreement and the Voting Agreement has been duly executed and delivered by the Company.

                  (iv) Assuming the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in the Preferred Stock Subscription Agreement, except as may arise from facts or circumstances relating solely to the Purchasers, the execution, delivery and performance of the Preferred Stock Subscription Agreement, the Stockholders' Agreement and the Voting Agreement by the Company do not and will not (a) violate, conflict with or result in the breach of any provision of the articles of incorporation or by-laws (or similar organizational documents) of the Company or any Company Subsidiary or (b) conflict with or violate in any material respect any Law or Governmental Order applicable to the Company, any Company Subsidiary or any of their respective assets, properties or businesses.

                  (v) Upon consummation of the Closing as contemplated by the Preferred Stock Subscription Agreement, including receipt by the Company of the Aggregate Purchase Price, the Shares owned by the Purchasers will be validly issued, fully paid and nonassessable. The Conversion Stock, if and when issued in accordance with the provisions of the Preferred Stock Subscription Agreement and the Certificate of Designation, will be validly issued, fully paid and nonassessable.

                  (vi) Except as disclosed in the Preferred Stock Subscription Agreement, the execution, delivery and performance of the Preferred Stock Subscription Agreement, the Stockholders' Agreement and the Voting Agreement by the Company do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority, except (a) for the applicable requirements, if any, of the Exchange Act, state securities or "blue sky" laws, the NYSE and the HSR Act and (b) for such other consents, approvals, authorizations, orders, actions, filings or notifications which if not obtained or made would not be reasonably likely to materially delay or impair the consummation of the transactions contemplated by the Preferred Stock Subscription Agreement.

                  (vii) Assuming due authorization, execution and delivery of the Voting Agreement by, and the enforceability of the Voting Agreement against, each other party thereto, the Voting Agreement is the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy and similar laws and to the application of general equitable principles.

                  In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the State of Maine.

                                    EXHIBIT D

                     FORM OF OPINION OF SHEARMAN & STERLING,
                         SPECIAL COUNSEL TO THE COMPANY

                  Terms used herein but not defined shall have the meanings ascribed to them in the Preferred Stock Subscription Agreement.

                  (i) Assuming (a) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maine, (b) the Company has all necessary corporate power and authority to enter into, carry out its obligations under and to consummate the transactions contemplated by the Preferred Stock Subscription Agreement and the Stockholders' Agreement, (c) the execution and delivery of the Preferred Stock Subscription Agreement and the Stockholders' Agreement, the performance of its obligations thereunder, and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all requisite action on the part of the Company, (d) due execution and delivery of the Preferred Stock Subscription Agreement and the Stockholders' Agreement by the Company, (e) the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in the Preferred Stock Subscription Agreement, except as may arise from facts or circumstances relating solely to the Purchasers, and
(f) the execution, delivery and performance of the Preferred Stock Subscription Agreement and the Stockholders' Agreement by the Company do not and will not (1) violate, conflict with or result in the breach of any provision of the articles of incorporation or by-laws (or similar organizational documents) of the Company or any Company Subsidiary or (2) conflict with or violate any Law or Governmental Order applicable to the Company, any Company Subsidiary or any of their respective assets, properties or businesses, the Preferred Stock Subscription Agreement (assuming due authorization, execution and delivery by the Purchasers) constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (A) as the enforceability thereof may be limited by bankruptcy, insolvency (including all laws relating to fraudulent transfer), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and (B) as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (C) any rights to indemnity may be limited by federal and state securities laws and public policy considerations and (D) that counsel shall not be requested to express an opinion as to the enforceability of Sections 5.08, 9.02(b) and 9.10(a) of the Preferred Stock Subscription Agreement.

                  (ii) Except as disclosed in the Preferred Stock Subscription Agreement, the execution, delivery and performance of the Preferred Stock Subscription Agreement and the Stockholders' Agreement by the Company do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority, except (a) for the applicable requirements, if any, of the Exchange Act, state securities or "blue sky" laws, the NYSE and the HSR Act and (b) for such other consents, approvals, authorizations, orders, actions, filings or notifications which if not obtained or made would not be reasonably likely to result in a Material Adverse Effect or to materially delay the consummation of the transactions contemplated by the Preferred Stock Subscription Agreement.

                  In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the laws of the State of New York or the federal laws of the United States of America.

                                    EXHIBIT E

                  FORM OF OPINION OF COUNSEL TO THE PURCHASERS

                  Terms used herein but not defined shall have the meanings ascribed to them in the Preferred Stock Subscription Agreement.

                  (i) The Purchasers are limited partnerships duly organized, validly existing and in good standing under the laws of the respective states of their organization. The Purchasers have all necessary power and authority to enter into the Preferred Stock Subscription Agreement and the Stockholders' Agreement, to carry out their respective obligations thereunder and to consummate the transactions contemplated thereby.

                  (ii) The execution and delivery of each of the Preferred Stock Subscription Agreement and the Stockholders' Agreement by the Purchasers, the performance by the Purchasers of their obligations thereunder and the consummation by the Purchasers of the transactions contemplated thereby have been duly authorized by all requisite action on the part of the Purchasers.

                  (iii) Each of the Preferred Stock  Subscription  Agreement and
the Stockholders' Agreement has been duly executed and delivered by the Purchasers, and (assuming due authorization, execution and delivery by the Company) the Preferred Stock Subscription Agreement constitutes a legal, valid and binding obligation of the Purchasers enforceable against the Purchasers in accordance with its terms, except (A) as the enforceability thereof may be limited by bankruptcy, insolvency (including all laws relating to fraudulent transfer), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and (B) as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (C) any rights to indemnity may be limited by federal and state securities laws and public policy considerations and (D) that counsel shall not be requested to express an opinion as to the enforceability of Sections 5.08, 9.02(b) and 9.10(a) of the Preferred Stock Subscription Agreement. .
                  (iv)  Assuming  the  making  and  obtaining  of  all  filings, notifications, consents, approvals, authorizations and other actions referred to in the Preferred Stock Subscription Agreement, except as may result from any facts or circumstances relating solely to the Company, the execution, delivery and performance of the Preferred Stock Subscription Agreement and the
Stockholders' Agreement by the Purchasers do not and will not (a) violate, conflict with or result in the breach of any provision of any certificate of limited partnership or by-laws or similar organizational document of any of the Purchasers or (b) conflict with or violate any Law or Governmental Order applicable to any of the Purchasers which, with respect to clause (b) above, would have a material adverse effect on the ability of any Purchaser to consummate the transactions contemplated by the Preferred Stock Subscription Agreement and the Stockholders' Agreement.

                  In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the laws of the State of New York or the Revised Uniform Limited Partnership Act of the State of Delaware.

                                    EXHIBIT F



                  VOTING AGREEMENT dated as of [_______], 1999 (this "Agreement") among AMERICAN SKIING COMPANY, a Maine corporation (the "Company"), the persons and entities listed on Schedule I hereto (each a "Stockholder" and collectively the "Stockholders") and OAK HILL CAPITAL PARTNERS, L.P. ("Oak Hill"), on behalf of the Purchasers identified in the Stock Subscription Agreement (defined below). Unless otherwise defined in this Agreement, capitalized terms are used herein as defined in the Stock Subscription Agreement (defined below).

                  WHEREAS this Agreement is being executed pursuant to the provisions of Sections 615 and 617 of the Maine Business Corporation Act and in conjunction with the Preferred Stock Subscription Agreement dated July 9, 1999 by and between the Company and the Purchasers (the "Stock Subscription Agreement"), pursuant to which the Company is selling to the Purchasers, and the Purchasers are purchasing from the Company, the Company's 8.5% Series B Convertible Participating Preferred Stock, par value $.01 per share, upon the terms and subject to the conditions set forth in the Stock Subscription Agreement (the "Preferred Stock Sale").

                  WHEREAS, as of the date hereof, the Stockholders have beneficial ownership of, and own or possess voting power with respect to, the shares of Class A Common Stock, the Common Stock and the Senior Preferred Stock as set forth on Schedule I.

                  WHEREAS, as a condition to the willingness of the Purchasers to close the transaction contemplated by the Stock Subscription Agreement, Oak Hill has required that each Stockholder and the Company agree, and in order to induce the Purchasers to close such transactions, each Stockholder and the Company has agreed, to enter into this Agreement with respect to all the shares of Class A Common Stock, Common Stock and Senior Preferred Stock now owned and which may hereafter be acquired by each Stockholder (the "Shares").

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                VOTING OF SHARES

                  SECTION 1.01. Voting Agreement. Each Stockholder hereby agrees that at any meeting of the stockholders of the Company, however called, and in any action by unanimous consent of the stockholders of the Company, such Stockholder shall vote the Shares: (A) in favor of the Preferred Stock Sale and the transactions contemplated by the Stock Subscription Agreement, (B) against any Competing Transaction, (C) in favor of the Delaware Reincorporation, (D) in favor of the approval of the issuance of the Conversion Stock, if any, pursuant to the Stock Subscription Agreement and as required by the rules of the New York Stock Exchange ("NYSE Authorization") and (E) to the extent consistent with such a vote in favor of the Delaware Reincorporation or the NYSE Authorization, in such a manner as shall be necessary, with respect to any procedural matters presented at any such meeting at which any action is scheduled to be taken with respect to the Delaware Reincorporation or the NYSE Authorization.

                  SECTION 1.02. Irrevocable Proxy. In the event a Stockholder shall fail (whether willfully, negligently or inadvertently) to comply with the provisions of Section 1.01 hereof as determined by Oak Hill in its reasonable judgment (a "Defaulting Stockholder"), such Stockholder agrees that such failure shall constitute, without any further action by such Stockholder, the irrevocable appointment of Oak Hill, until termination of this Agreement, as such Stockholder's attorney and proxy pursuant to the provisions of Section 615 of the Maine Business Corporation Act, with full power of substitution, to vote, and otherwise act (by written consent or otherwise) with respect to the Shares which such Stockholder is entitled to vote at any meeting of stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting) or unanimous consent in lieu of any such meeting or otherwise, on the matters and in the manner specified in Section 1.01 hereof. THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. Each Stockholder hereby revokes all other proxies and powers of attorney with respect to the Shares which such Stockholder may have heretofore appointed or granted to the extent any such proxy conflicts with the proxy granted hereunder, and with respect to the revocation made concerning Shares beneficially owned by Mr. Otten, to the extent this Agreement requires, ING expressly acknowledges and agrees to such revocation; provided that, subject to Article III, such acknowledgment and agreement shall in no way alter any existing or future rights of ING with respect to the pledge of Class A Common Stock and Common Stock granted to it by Mr. Otten. No subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by such Stockholder with respect thereto. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of each Stockholder and any obligation of a Stockholder under this Agreement shall be binding upon the heirs, personal representatives and successors of such Stockholder. Oak Hill may effect its rights to exercise the proxy pursuant to this Section 1.02 without notice to any Defaulting Stockholder, and the Company shall accept any such proxy delivered to the Company by Oak Hill with respect to a vote or stockholder action referred to in Section 1.01 and such proxy shall override any purported vote or action by the relevant Defaulting Stockholder.


                                   ARTICLE II

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

                  Each Stockholder hereby represents and warrants to Oak Hill as follows:

                  SECTION 2.01. Authority Relative to This Agreement. (a) In the case of a Stockholder that is a corporation or a trust, such Stockholder has all necessary power and authority to execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby.

                  (b) In the case of a Stockholder who is an individual, such Stockholder is an adult, is a citizen of the United States of America and is competent to execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby.

                  (c) This Agreement has been duly executed and delivered by each Stockholder, and (assuming due authorization, execution and delivery by Oak
Hill) this Agreement constitutes a legal, valid and binding obligation of each Stockholder, enforceable against each Stockholder in accordance with its terms.

                  SECTION 2.02. No Conflict. (a) The execution, delivery and performance of this Agreement by each Stockholder does not and will not, (i) conflict with or violate any law, order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority applicable to such Stockholder or by which the Shares are bound or affected, (ii) in the case of any Stockholder that is a corporation, violate, conflict with or result in the breach of any provision of the articles of incorporation or by-laws (or similar organizational documents), (iii) in the case of any Stockholder that is a trust, violate or conflict with any term or provision of the indenture, or other governing or testamentary instrument relating to such trust, or (iv) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument, obligation or arrangement or other proxy, voting trust, stockholder agreement or similar instrument or agreement to which such Stockholder is a party or by which such Stockholder or the Shares are bound or affected, except, in the case of the foregoing, for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or unreasonably delay the performance by such Stockholder of its obligations under this Agreement.

                  (b) The execution, delivery and performance of this Agreement by each Stockholder does not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority except for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended.

                  SECTION 2.03. Title to the Shares. As of the date hereof, each Stockholder is the beneficial owner of, and owns or possesses voting power with respect to, the number of shares of Class A Common Stock, Common Stock and Senior Preferred Stock as set forth on Schedule I and such securities are all the securities of the Company owned (either of record or beneficially) by each Stockholder or over which each Stockholder owns or possesses voting power. As of the date hereof and at any meeting of the stockholders of the Company held during the term of this Agreement, each Stockholder has, and shall have, the ability to vote all of the shares of Class A Common Stock, Common Stock and Senior Preferred Stock as set forth on Schedule I in accordance with Section
1.01 this Agreement. Except as referred to in this Agreement or in the schedule hereto, each Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares.


                                   ARTICLE III

                          COVENANTS OF THE STOCKHOLDERS

                  SECTION 3.01. No Inconsistent Agreements. Each Stockholder hereby covenants and agrees that, except as contemplated by this Agreement and the Stock Subscription Agreement, such Stockholder shall not enter into any voting agreement or grant a proxy or power of attorney with respect to the Shares which is inconsistent with this Agreement.

                  SECTION 3.02. Transfer of Title. Each Stockholder and ING hereby covenants and agrees that such party shall not transfer record or beneficial ownership of, or any voting interest with respect to, any of the Shares unless Oak Hill is provided with prior notice of such transfer and the transferee agrees in writing, in form reasonably acceptable to Oak Hill, to be bound by the terms and conditions of this Agreement.

                  SECTION 3.03. Notice of Voting Intention. Each of the Stockholders and ING hereby covenants and agrees that such party shall provide Oak Hill with notice of its intention to vote for or against, or to abstain from voting on, any of the matters described in clauses (A) through (E) of Section 1.01.

                  SECTION 3.04. ING Exercise of Voting Rights. In the event that ING elects to foreclose on Shares pledged to it by Mr. Otten or to exercise voting rights with respect to such Shares, ING shall provide Oak Hill with prior notice of such intent.


                                   ARTICLE IV

                                  MISCELLANEOUS

                  SECTION 4.01. Termination. This Agreement shall terminate upon the earlier of (i) the termination of the Stock Subscription Agreement in accordance with its terms (but without regard to the survival provisions of such agreement) and (ii) the consummation of the events contemplated by Section 5.06(i) of the Stock Subscription Agreement.

                  SECTION 4.02. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms and provisions hereof, in addition to any other remedy at law or in equity.

                  SECTION 4.03. Successors and Affiliates; Assignment. (a) This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives and assigns. If any person shall acquire additional Shares from a Stockholder in any manner, whether by operation of law or otherwise, such Shares shall be held subject to all of the terms of this Agreement, and by taking and holding such Shares, such person shall be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement. Without limiting the foregoing, each Stockholder specifically agrees that the obligations of such Stockholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Stockholder or, in the case of a trust, by the death or incapacity of any trustee or the termination of such trust.

                  SECTION 4.04. Entire Agreement. This Agreement, together with the Stockholders' Agreement, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Company, Oak Hill and each Stockholder with respect to the subject matter hereof.

                  SECTION 4.05. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by the parties hereto.

                  SECTION 4.06. Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

                  SECTION 4.07. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                  SECTION 4.08. Governing Law; Forum. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maine applicable to contracts executed in and to be performed entirely in that state and without regard to any applicable conflicts of law principles. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the United States District Court for the Southern District of New York or in any state or federal court in Maine. Each of the parties to this Agreement (a) consents to submit itself to the personal jurisdiction of the United States District Court for the Southern District of New York or of any state or federal court in Maine, in the event that any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action in relation to this Agreement or any of the other transactions contemplated by this Agreement in any court other than the United States District Court for the Southern District of New York or any state or federal court in Maine.

                  SECTION 4.09. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. No party to this Agreement shall be deemed to be the draftsman of this Agreement.

                  SECTION 4.10. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, each of the Company, the Stockholders and Oak Hill have caused this Agreement to be duly executed on the date hereof.

                                   AMERICAN SKIING COMPANY



                                   By:_______________________________________
                                        Name:
                                        Title:






                                   LESLIE B. OTTEN


                                   ALBERT OTTEN TRUST
                                   F/B/O MILDRED OTTEN


                                   By:________________________________________
                                      Name: Leslie B. Otten
                                      Title:   Trustee


AGREED AND APPROVED:

ING US CAPITAL LLC,
         AS PLEDGEE OF SHARES
         OF CLASS A COMMON
         STOCK AND COMMON STOCK
         BENEFICIALLY OWNED BY
         LESLIE B. OTTEN



By:____________________________________
     Name:
     Title:

                                      [OTHER STOCKHOLDERS]



                                       By:_____________________________________
                                          Name:
                                          Title:

                                       OAK HILL CAPITAL PARTNERS, L.P.



                                       By:_____________________________________
                                          Name:
                                          Title:

                                   SCHEDULE I

              Beneficial Ownership of Capital Stock of the Company

Leslie B. Otten

14,760,530 shares of Class A Common Stock,

833,333 shares of Common Stock, and

0 shares of Senior Preferred Stock.


Albert Otten Trust f/b/o Mildred Otten

0 shares of Class A Common Stock,

30,000 shares of Common Stock, and

0 shares of Senior Preferred Stock.


Other Stockholders

[__________] shares of Class A Common Stock,

[__________] shares of Common Stock, and

[__________] shares of Senior Preferred Stock.